                                                        SEC File No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.
                 ----------------------------------------------
                 (Name of Small business issuer in its charter)

         Florida                             *                          68-0502456
------------------------------     ----------------------------    ----------------------
(State or jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification Number)

      677 North Washington Boulevard, Sarasota, Florida 34236 941/952-5874
      --------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

             677 North Washington Boulevard, Sarasota, Florida 34236
             -------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    J.. Patrick Bryan                              Copy to:
    President and Chief Executive Officer          William T. Kirtley, Esq.
    Life Investment Funding Enterprises, Inc.      William T. Kirtley, P.A.
    677 North Washington Boulevard                 1776 Ringling Boulevard
    Sarasota, Florida 34236                        Sarasota, Florida 34236
    941/952-5874                                   941/366-4222

            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: NOT APPLICABLE

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering: NOT APPLICABLE

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering: NOT APPLICABLE

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: NOT APPLICABLE

                         CALCULATION OF REGISTRATION FEE

Title of Each            Dollar           Proposed            Proposed
Class of Securities      amount to        maximum offering    maximum aggregate    Amount of
to be Registered         be registered    price per Unit      offering price       registration fee
-------------------      -------------    ----------------    -----------------    ----------------
Class B Convertible      $  87,500,000        $     25.00        $ 87,500,000        $  8,050.00
Preferred Stock, $.001
par value

Common Stock, $.001      $  90,625,000        $      6.25        $ 90,625,000           8,337.50
                                                                                     -----------

                                                                 Total Filing Fee    $ 16,387.50

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      Preliminary Prospectus - Subject to Change

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.
                             (a Nevada corporation)

    3,500,000 shares of Class B Convertible Preferred Stock, $.001 par value
               14,500,000 shares of Common Stock, $.001 par value

         Our Class B preferred and common stock are being offered in exchange for all or substantially all of the assets of 60 limited liability companies formed and existing under Nevada law. Such assets are comprised of life insurance policies acquired by such limited liability companies in life settlement (viatical) transactions.

         Upon approval of such acquisition transactions by a majority of the members of each such limited liability company, such preferred and common stock will be distributed to such members.

         We are also offering 1,000,000 shares of our common stock to the public at $6.25 per share on a best efforts, self underwritten basis, in such states where our common stock may be legally offered.

         The Class B Shares are equal in voting rights to our common stock (one vote per share) and such preferred stock is convertible into our common stock at varying ratios, depending on the time of conversion and is entitled to a liquidation preference of $25 per share subject to our outstanding Class A convertible preferred stock liquidation preference of $10.

         There is no present market for our Class B preferred stock and common stock.

         These securities involve risk. See "RISK FACTORS", page 10.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not utilize our Class B preferred stock and/or common stock in the asset purchase transactions or sell our common stock to the public for cash until the Registration Statement filed with SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                 Preliminary Prospectus dated February ___, 2003

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SUMMARY                                                                      3
RISK FACTORS                                                                10
DETERMINATION OF SHARE PRICES                                               17
         In the Asset Purchase Transactions                                 17
         Common Stock Offered for Cash                                      17
DILUTION                                                                    17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                                        18
USE OF PROCEEDS FROM COMMON STOCK SALES                                     19
PLAN OF OPERATION - BUSINESS                                                20
         Background                                                         20
         The Asset Purchase Transactions                                    21
                  General Description                                       21
                  Federal Income Tax Considerations                         26
         The Industry - Markets                                             26
         Policy Sourcing - Material Contracts                               28
         Competition                                                        29
         Regulation                                                         30
         The Justus Policies                                                31
         Certain Transactions                                               31
MANAGEMENT                                                                  32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT                                                                 37
PLAN OF DISTRIBUTION                                                        38
DESCRIPTION OF OUR SECURITIES                                               40
LITIGATION                                                                  43
LEGAL OPINIONS                                                              43
EXPERTS                                                                     43
HOW TO PURCHASE OUR COMMON STOCK                                            44
FORWARD LOOKING STATEMENTS                                                  44
ADDITIONAL INFORMATION                                                      45
REPORTS TO INVESTORS                                                        45
INDEX TO FINANCIAL STATEMENTS                                               46

INCLUDED WITH PROSPECTUS
     SUBSCRIPTION AGREEMENT TO COMMON STOCK

                                    SUMMARY

About Life Investment Funding Enterprises, Inc. ("LIFE")

         We are a Nevada corporation formed in February 2002. We have yet to commence significant operations and are in the start-up stage.

         We have been initially capitalized as a result of the private sale of 69,100 shares of our Class A convertible preferred stock at $10 per share for aggregate proceeds and subscription obligations of $691,000 and our acquisition of all of the outstanding capital stock of Viatical Capital, Inc. and Premier Investment Capital, Inc. Presently, Viatical and Premier are wholly-owned subsidiaries whose assets are comprised of an aggregate ten per cent member interest in 63 limited liability companies, 60 of which have entered into Asset Purchase Agreements with us as described below and elsewhere in this Prospectus. Viatical and Premier assisted in the formation of such limited liability companies.

         We temporarily maintain our executive and administrative offices at 677 North Washington Boulevard, Sarasota, Florida 34236. Our telephone number is 941/955-1999. Our facsimile number is 941/955-1871.

The Asset Purchase Transactions

         We have entered into Asset Purchase Agreements with 60 limited liability companies, the managing member interests of which are held by approximately 1,900 record holders.

         The terms and provisions of each Asset Purchase Agreement are substantially the same and provide that we will acquire the life insurance policy portfolios (and related premium reserves) of each limited liability company for a consideration consisting solely of our Class B convertible preferred stock and common stock, depending on member election. Each member may elect to receive Class B preferred stock or common stock or a combination thereof.

         In each policy acquisition transaction our Class B preferred stock will be valued at $25 per share and our common stock at $6.25 per share for each $1,000 of policy death benefit-face amount received by us. Presently, based on the Asset Purchase Agreements entered into, we expect to acquire life insurance policies having an approximate death benefit-face amount of $82,000,000. Accordingly, in the consummation of such acquisition transactions, we will ultimately issue to the members of the limited liability companies a maximum of 3,296,136 shares of Class B preferred stock or a maximum of 13,180,532 shares of common stock. The actual number of shares of our Class B preferred stock and common stock issued to such members will be dependent on the determination of each limited liability company member. The Asset Purchase Agreements fix the value of the assets to be acquired at June 30, 2002.

         The consummation of the asset purchase transactions is conditioned upon the majority approval of the members of each of the 60 limited liability companies. Each managing member interest is entitled to one vote. As of the date of this Preliminary Prospectus, the members of 49 of such 60 limited liability companies have affirmatively approved the Asset purchase transaction with respect to this limited liability company.

         In such life insurance policy acquisition transactions, we will acquire policies having an estimated face-death benefit amount of $13.25 million which are characterized by issuance and other irregularities making the enforceability of these policies questionable. We refer to these policies as the "Justus" policies. We will reconvey all of these "Justus" policies to family trusts controlled by Robert K. Coyne and C. Douglas York. Messrs. Coyne and York have assisted in our formation and served as our initial-interim directors and officers.

         In such reconveyance of the Justus policies, the Coyne and York Trusts will convey to us shares of our Class B preferred stock issued to such trusts at the time of our initial capitalization as described above, valued at $25 per Class B share divided into the aggregate face-death benefit amount of Justus policies conveyed by us to the Coyne and York Trusts. We estimate that 530,000 shares of Class B preferred stock will be conveyed to us in this transaction.

         The consummation of the acquisition transactions with the 60 limited liability companies is expected to be consummated, assuming requisite member approval, at a time which is 45 days from the time of the first delivery of this prospectus in final form.

         The 60 limited liability companies will not be combined with us pursuant to any business combination arrangements. The separate existence of each limited liability company will continue unless such existence is terminated by member action of the limited liability companies carried out in accordance with their organizational documents and Nevada law.

         We will utilize the life insurance policies acquired in the asset purchase transactions in carrying out our business plan which is described below and in the Prospectus section captioned "PLAN OF OPERATION - BUSINESS".

The LIFE Business Plan

         The limited liability companies which have entered into Asset Purchase Agreements acquired their life insurance policy portfolio with a view to holding same until the death of the insured or until the time the policy otherwise matures (attainment of a certain age of the insured). Such is only one element of our business plan.

         Us has been formed to engage in the acquisition, purchase, selling and dealing in life insurance policies of various types (permanent and term) pursuant to arrangements whereby we will acquire a life insurance policy or policies from the owner and/or the insured of such policy and will continue the payment of the premiums required to maintain such insurance policy in force. Our view in such acquisition activities will be to realize profit and economic gain at the time that the policy benefits are paid as a result of the death of the insured or at the time that the acquired life insurance policy otherwise matures. In addition to holding life insurance policies until such time as benefits are paid, we may resell such policies singly or as part of a group of policies sold to other entities or persons. In some instances we anticipate creating pools of such policies and issuing participations in such pools to primarily institutional investors.

         The acquisition of a life insurance policy from an insured with a view to realizing economic gain is sometimes described as a "senior settlement" or "life settlement" transaction. Such settlement transactions were initially created in order to assist persons who were suffering from AIDs and who needed funds to assist in their treatment during their remaining, shortened life spans. As medical treatment of AIDs has improved, life settlements involving AIDs patients have become more difficult to evaluate and underwrite and less certain as to profitability. We believe, accordingly, that the more attractive opportunity is to engage in the senior settlement transactions whereby we will acquire life insurance policies from insureds approaching the end of their anticipated life span and who desire to realize some of the proceeds and benefits from the acquired life insurance policy prior to death. We will also engage in transactions where we acquire life insurance policies from insureds who are not elderly but who have a life terminating illness or medical condition which can be medically confirmed.

         The policies acquired in the asset purchase transactions described above and elsewhere in this Prospectus may be retained by us with a view to realizing economic gain and profit at the death of the insured or at policy maturity or may be sold individually, as part of a group of policies sold or such policies may be subject to the pooling activities described above.

         We also expect to acquire life insurance policies directly from the insureds and owners thereof or through contractual arrangements which exist between us and Resource Funding Group, Inc. Resource Funding Group, Inc. is a Georgia corporation wholly owned by Robert K. Coyne and C. Douglas York. Under this contractual arrangement, Resource Funding Group, Inc. will act as our exclusive source of life insurance policies (other than in the asset purchase transactions) if Resource Funding Group, Inc. meets certain contractual criteria on a continuing basis. Our arrangements with Resource Funding Group, Inc. are described in the Prospectus section captioned "PLAN OF OPERATION - BUSINESS ".

Offer of 1,000,000 Shares of Common Stock

         In addition to the issuance of our shares of Class B preferred stock and common stock in the consummation of the asset purchase transactions, we are also offering a maximum of 1,000,000 shares of our common stock to the public at a cash price of $6.25 per common share. Such offering of our common stock will be conducted in those states where our common stock is qualified for sale and it may be purchased by members of the public and members of the limited liability companies. We have not established any minimum amount of shares that need to be sold with respect to the offer of our common stock.

         Presently we are offering our common stock for the cash price of $6.25 per share without the services of any underwriter and on a "best efforts, self underwritten" basis. We will endeavor to receive assistance in the sale of our common stock from SEC registered securities broker-dealers who are also registered with the various states in which they conduct their securities business activities. Such assisting securities broker-dealers must also be members of the National Association of Securities Dealers, Inc. (the "NASD"). If we receive assistance from securities broker-dealers, we will pay a selling commission to such securities broker-dealers not to exceed 10% of the proceeds we realize as a result of such assistance ($.625 per common share).

         In the offer of our common stock to the public for the cash price of $6.25 per share, we may be required to become qualified as our own issuer-dealer in the various states in which such common stock may be offered. Also, we must comply with SEC rules which relate to an issuer selling its securities on a self-underwritten basis. Our qualification in the several states as an issuer-dealer may subject us to certain issuer-dealer registration requirements, possible testing and net worth or net capital requirements.

Summary Description of our Securities

         We presently have outstanding 60,000 shares of our common stock, 69,100 shares of our Class A preferred stock and 697,300 shares of our Class B preferred stock. All of such equity securities have a par value of $.001. Our common stock and our Class A and Class B preferred stock are equal in voting rights (one vote per share). Cumulative voting is not permitted in connection with the voting of our common stock and Class A and Class B preferred stock. Certain liquidation preferences and conversion rights are attributable to our Class A and Class B preferred stock as described below. The shares of common stock and shares of Class B preferred stock issued in the asset purchase transactions described above and elsewhere in this Prospectus and which may be sold to the public (common stock) will have the same characteristics described in this paragraph and below.

                                                                    Conversion Rights
Title of Class              Liquidation Preference                  into Common Stock
--------------              ----------------------                  -----------------
Class A Convertible         A cash liquidation preference           At the option of the holder
Preferred Stock             equal to $10 per Class A pre-           thereof, the Class A preferred
                            ferred share at the time that           stock is convertible at any
                            any liquidation distributions           time into our common stock
                            are made by us, which pre-              on the basis of three shares of
                            ference is superior to the liqui-       our common stock for each
                            dation preference attributable          share of our Class A preferred
                            to our Class B preferred stock          stock; the shares of Class A
                                                                    preferred stock are manda-
                                                                    torily converted into our
                                                                    common stock at such con-
                                                                    version ration; however, at the
                                                                    time that our then outstanding
                                                                    freely tradeable common stock
                                                                    and/or freely tradeable Class
                                                                    B preferred stock are listed
                                                                    for trading pursuant to the
                                                                    NASDAQ national market
                                                                    system

Class B Convertible         Shares of Class B preferred             Our shares of Class B pre-
Preferred Stock             stock outstanding at the time           ferred stock outstanding and
                            of any liquidation distribution         to be outstanding from time
                            are entitled to a liquidation           to time are and will be con-
                            preference (subject to the              vertible into our common
                            liquidation distribution pre-           stock at various conversion
                            ference attributable to our             ratios depending upon the
                            Class A preferred stock) of             time of conversion.  The con-
                            $25 per Class B share prior             version periods are measured
                            to any distributions being made         from the completion of the
                            with respect to our then out-           consummation of the asset
                            standing common stock                   purchase transactions des-
                                                                    cribed above and subsequent-
                                                                    ly in this Prospectus subject
                                                                    to certain adjustments.  Dur-
                                                                    ing the first six months sub-
                                                                    sequent to the completion of
                                                                    the asset purchase transac-
                                                                    tions, such Class B shares of
                                                                    preferred stock may be con-

                                                                    Conversion Rights
Title of Class              Liquidation Preference                  into Common Stock
--------------              ----------------------                  -----------------
                                                                    verted into our common stock
                                                                    on the basis of three shares of
                                                                    common stock for each share
                                                                    of Class B preferred stock.;
                                                                    for the second six months
                                                                    following such asset acquisi-
                                                                    tion consummation, such con-
                                                                    version ratio reduces to two
                                                                    shares of common stock for
                                                                    each share of Class B pre-
                                                                    ferred stock and during the
                                                                    third six month period, mea-
                                                                    sured from the completion of
                                                                    the asset purchase transac-
                                                                    tion, the conversion ratio is
                                                                    one share of our common
                                                                    stock for each share of Class
                                                                    B preferred stock.  At the
                                                                    conclusion of the aggregate
                                                                    18 month conversion period,
                                                                    the Class B shares are manda-
                                                                    torily converted into our com-
                                                                    mon stock on a share for
                                                                    share conversion basis

Common Stock                None; holders of shares of              Not Applicable
                            common stock may partici-
                            pate in liquidation distribu-
                            tions on a share for share
                            basis; holders of outstanding
                            Class A and Class B pre-
                            ferred stock then outstanding
                            shall also participate on a
                            share for share basis with the
                            holders of common stock as
                            to any such liquidation dis-
                            tributions

Selected Financial Data

         Set forth below is selected financial data which reflects our financial condition at September 30, 2002 and as is adjusted on a pro forma basis to reflect our financial condition and pro forma results of operation for the periods indicated below.

                                                              As Adjusted for
                                                              Consummation
                                              At Septem-      For Asset Purchase
                                              ber 30, 2002     Transactions (1)
                                              ------------    ------------------

Balance Sheet Data
     Total Assets                             $ 3,183,373       $ 26,727,048
     Total Liabilities and Preferred Stock
       to be Issued                               168,618            377,813
     Stockholders' Equity                       3,014,755         26,349,235

(1) This financial data assumes that we complete the asset purchase transactions with the 60 limited liability companies which have entered into Asset Purchase Agreements with us.

                                 END OF SUMMARY

                                  RISK FACTORS
                                  ------------

         In acquiring our Class B preferred stock and/or common stock as a result of the consummation of the asset purchase transactions or in the cash offer of our common stock, you will assume the risk of owning securities that cannot be readily resold.

         There is no present public market for our Class B preferred stock or our common stock. We must complete a significant number of the Asset purchase transactions with the Companies in order to meet the listing requirements of the NASDAQ National Market System or the NASDAQ SmallCap Market System. With respect to the NASDAQ National Market there are various optional initial listing requirements, including net tangible assets of $6 million or $18 million or, alternatively, a market capitalization of $75 million or total assets of $75 million and total revenues of $75 million. Additional initial listing requirements are applicable for the NASDAQ National Market System, including pre-tax income of $1 million, a public float of 1.4 million shares and a market value of the public float of $8 million, $18 million or $20 million, depending upon the initial listing options chosen or applicable.

         The initial listing requirements for the NASDAQ SmallCap System are not as stringent and involve net tangible assets of $4 million or a market capitalization of $50 million or net income in the latest fiscal year or two of the last three fiscal years of $750,000. The NASDAQ SmallCap System initial listing requirements also require a public float of 1 million shares, a market value of the public float of $5 million, a minimum bid price of $4, the presence of three market makers, 300 round lot holders (holding 100 or more shares each) and an operating history of one year or a market capitalization of $50 million. Under both Systems, we will have to adhere to certain corporate governance requirements of NASDAQ. If we do not complete a sufficient number of the Asset purchase transactions with the Companies, we will not be able to meet such listing requirements on each of such Systems.

         If such is the case, a market for our Class B preferred stock and common stock may only come into being in the over-the-counter market which is known as the OTC Bulletin Board. In order to be traded on the OTC Bulletin Board, we will have to interest securities broker-dealers in our Class B preferred stock and common stock to an extent that they will publish bid and ask quotations in connection with such securities. The OTC Bulletin Board is not a stock exchange but rather a bid and ask quotation service for equity securities which are traded over the counter. The OTC Bulletin Board is regulated by the NASD.

         In order to facilitate the existence of a public market for our Class B preferred stock and common stock, we will register such securities pursuant to the provisions of the Securities Exchange Act of 1934, thereby making us a reporting company. Accomplishment of this registration procedure, however, will not assure that a market will come into being at any time.

         Also, in any trading market that comes into being, the possibility exists that, at least with respect to our common stock, such stock may trade at a price of less than $5 per share. If this occurs, our common stock could be designated as a "penny stock" under SEC Rules. Such designation will require broker-dealers interested in facilitating transactions in our common stock or acting as market makers, to make certain risk disclosures to potential investors. Additional record keeping and record retention requirements are also imposed by such Rules.

         The $6.25 per share cash price to be paid by the public investors is significantly greater than the prices paid by our present holders of our common stock and our convertible Class A preferred stock.

         We were formed under Nevada law during February 2002 and subsequent to our formation, we acquired all of the outstanding voting common stock of Viatical Capital, Inc. and Premiere Investment Capital, Inc. In such transaction, we issued 697,300 shares of our Class B preferred stock and 60,000 shares of our common stock to the C. Douglas York Trust and the Robert K. Coyne Trust. These trusts did not pay any cash consideration for such securities. Additionally, initial operating capital has been provided to us as a result of the private sale of 69,100 shares of our Class A preferred stock which has been sold to a limited number of investors at a $10 per share price. Each share of the Class A preferred stock is convertible. at the option of the holders thereof, into three shares of our common stock. Such conversion may occur at any time and shall mandatorily occur at the time, if any, when our outstanding, freely tradeable common stock and/or freely tradeable Class B preferred stock are listed for trading pursuant to the NASDAQ National Market System. If the holders of our Class A preferred stock convert their Class A preferred stock into our common stock, they will pay an effective per share price of $3.33 per share of common stock. This compares to the $6.25 per share price with respect to our common stock being offered to the public.

         The attributed value of our Class B preferred stock and our common stock for purposes of the asset purchase transactions has been arbitrarily determined by our management and has no basis or relationship to book value or earnings. We have not obtained any independent valuation of the insurance policy portfolios which we anticipate acquiring. Our valuation method may not be fair to the members of the limited liability companies with which we consummation asset purchase transactions.

         If we consummate all of the asset purchase transactions with the 60 Companies, we estimate that we will acquire life insurance policies having an approximate aggregate face value - death benefit of $82 million. We estimated that $13.5 million will be "Justus" policies which will be reconveyed by us as described elsewhere in this Prospectus. Accordingly, we anticipate netting life insurance policies having a face amount - death benefit of $68.5 million. In these asset purchase transactions, we will issue our Class B preferred stock valued at $25 per share and/or our common stock valued at $6.25 per share.

         The historic cost of such life insurance policies to the limited liability companies was approximately $38 million. We have no information, nor have we attempted to obtain information, as to what the fair market value of such life insurance policies is. The possibility exists, however, that the fair market value of such life insurance policies which we will acquire significantly exceeds the attributed value of our Class B preferred stock and common stock used as the currency for the acquisitions and the historical costs of such life insurance policies incurred by the limited liability companies.

         We presently have outstanding 766,400 shares of our Class A and B preferred stock and 60,000 shares of our common stock. The preferred stock is convertible into a maximum 2,299,200 shares of common stock resulting in aggregate 2,359,200 shares of common stock. Such shares will become eligible for sale into any market which exists for our common stock and as such, represents a "market overhang" which could depress the market price of our common stock.

         Subject to SEC Rules relating to the sale of securities by control persons, our Class B preferred stock and common stock presently outstanding may become eligible for sale in any market existing therefor during February 2004. Shares of our common stock issued upon the conversion of such Class B preferred stock and our outstanding Class A preferred stock would become eligible for resale into any market existing at a time which is two years from the date of such conversion. The possibility that these securities may be sold into any market existing for our securities may create a depressing effect on the market price of our Class B preferred stock and/or common stock, even though our business is doing well.

         We also have outstanding stock options and warrants providing for, upon full exercise thereof, the issuance of 1,500,000 shares of our common stock. Also subject to the limitations on the sale of control shares, the common stock issued upon the exercise of such stock options and warrants will be eligible for sale into any market existing for our common stock on a date which is two years from the date of exercise of such stock options and warrants and the issuance by us of the underlying common stock.

         Members of the limited liability companies who have entered into asset purchase agreements with us are entitled to vote for or against the approval of the transaction and the transaction will be approved upon majority vote of the members. Members choosing to vote against the transaction, however, will not be afforded rights of dissent or appraisal under Nevada law. The absence of such rights means that members voting against the transaction will be bound by the vote of a majority of the members and will have no viable alternative but to accept our Class B preferred stock or common stock.

         Nevada statutes, which is the jurisdiction under which all of the limited liability companies have been formed, does not afford dissenter's or appraisal rights to members who desire to vote against and dissent from transactions involving the sale of all or substantially all of the assets of the limited liability company of which they are a member. Rights of dissent and appraisal, when available under state statutes, permit the member or shareholder of a limited liability company to vote against a transaction involving the sale of all or substantially all of the assets of the entity and to dissent therefrom by following certain procedures. Such rights of dissent usually provide that dissenting members of shareholders may require that a determination be made of the fair value of their interests or shares in the limited liability company or the corporation and such dissenting shareholders may demand such fair value for their interest or shares. Members of the limited liability companies who are parties to asset purchase agreements with us will not have these rights.

         While the existence of each limited liability company will continue subsequent to the asset purchase transactions, it is not anticipated that such limited liability companies will have significant remaining assets or any meaningful business activity to conduct.

         Members of the limited liability companies receiving our Class B preferred stock and/or common stock could sustain adverse Federal income tax consequences. The Internal Revenue Service could successfully assert that a member has experienced income subject to income tax in an amount equal to the difference between the member's contribution to his or her limited liability company and the value of the Class B preferred and/or common stock received, which income is subject to taxation at ordinary or applicable capital gains tax rates under the Internal Revenue Code.

         In connection with the consummation of the asset purchase transactions, we have received an opinion of counsel to the effect that the members will not experience a taxable event upon the consummation of the transaction and the members' receipt of the number of shares of our Class B preferred stock and/or common stock to which the member is entitled. The opinion necessarily assumes certain facts which may not be applicable to all members of limited liability companies consummating assert acquisition transactions with us. Each member, therefore, should consult with his or her own tax advisor.

         The effect of the opinion is that a member receiving our Class B preferred or common stock will not experience a taxable event until such securities are sold at a price which constitutes a gain over the cost (basis) of the member's contribution to the capital of his or her limited liability company. The opinion does not provide any information with respect to the manner in which any such gain would be taxed (at ordinary income or capital gain rates).

         The opinion of counsel dealing with Federal income tax matters also does not address any state income tax consequences which members may experience as a result of the consummation of an asset purchase transaction by their limited liability company. Also, the opinion of counsel with respect to present income tax matters has absolutely no binding effect on the Internal Revenue Service.

         Our business plan is based on our ability to consummate a significant number of the asset purchase transactions. If this does not happen and we only consummate a relatively small number of transactions, we will not be able to implement and carry out certain key elements of our business plan because:

         . we will not have sufficient numbers of life insurance policies to engage in policy pooling and policy resale activities;

         .        our cash flow from policies will be reduced significantly; and

         . we will be unable to accomplish the listing of our Class B preferred and common stock pursuant to the NASDAQ National Market System or Small Cap System.

         Such described circumstances will have the effect of reducing our revenues and profits and will mean that our Class B preferred and/or common stock held by members will continue to be an illiquid investment since the only ability to sell such securities will be in the over-the-counter market (the OTC Bulletin Board).

         These circumstances will also make us even more significantly dependent on the sale of our 1,000,000 shares of common stock at the per share cash price of $6.25. Since we are offering such common stock without the services of any underwriter and on a best efforts, self underwritten basis, we may not be able to sell any significant number of our shares of common stock for cash or any shares at all.

         These circumstances also most likely would require that we seek additional sources of working capital on an immediate basis. Such alternative sources of working capital may not be available to us because of our relatively weak financial condition or may only be available to us upon terms which are extremely expensive and which operate in a detrimental way to the holders of our outstanding securities.

         The Robert K. Coyne and C. Douglas York Trusts presently own of record 776,300 shares of our outstanding voting securities, which constitutes 93.6% of such outstanding securities. If such Trusts vote in unison, they will be able to determine all matters submitted to a vote of our stockholders and the other holders of our presently outstanding voting securities will not be able to influence or determine the outcome of any such vote.

         Presently, we have outstanding 826,400 shares of our voting securities consisting of our Class A and Class B preferred stock and our common stock. The Coyne Trust and the York Trust each own of record and beneficially 348,650 shares of our Class B preferred stock and 30,000 shares of our common stock for an aggregate total of 757,300 voting shares. Such Trusts and C. Douglas York (individually) also own of record 19,000 shares of Class A preferred stock, brining such total ownership to 776,300 shares. Robert K. Coyne and C. Douglas York are the grantors and trustees of such Trusts and provided promotional services to us and served as our initial directors and officers.

         Until such time as we issue additional Class B preferred and/or common stock in the asset purchase transactions or sell a significant number of shares of our common stock for cash in the public offering thereof, such voting control vested in these Trusts will continue, assuming that such Trusts vote in unison, which is expected.

         Our present executive management is comprised of J. Patrick Bryan who serves as our President and Chief Executive Officer and Richard W. Champlan who serves as our Treasurer and Chief Financial Officer. If the services of either Messrs. Bryan or Champlan become unavailable to us, our ability to conduct our intended business will be impaired. If the services of both Messrs. Bryan and Champlan become unavailable to us, our ability to conduct our intended business will be severely hampered.

         The continuing services of Messrs. Bryan and Champlan is critical to our ability to consummate the asset purchase transactions with the limited liability companies and with respect to the implementation of our business plan as described earlier and elsewhere in this Prospectus. While we have the services of administrative and clerical personnel available to us and the consulting arrangements existing between us and companies owned by Robert K. Coyne and C. Douglas York, such is not expected to be adequate to replace the services of either Mr. Bryan or Mr. Champlan.

         If the services of both Messrs. Bryan and Champlan are lost to us at the same time and over an extended period of time, our ability to implement and consummate the asset purchase transactions most likely will be severely impaired, as will our ability to implement our business plan. We most likely would have to suspend such activities while we recruit replacement executive management personnel. In such replacement activities, we may be hampered because we do not have adequate liquid working capital. Also, Mr. Champlan is serving as our Treasurer and Chief Financial Officer on an interim basis and such position is expected to be filled on a permanent basis by personnel unknown as of the present time.

         Since we are a start-up company, we have not developed any managerial plan of succession nor have we obtained key man life insurance policies insuring the lives of either Mr. Bryan or Mr. Champlan.

         In addition to the life insurance policy source represented by the asset purchase transactions, we are dependent in our life insurance policy acquisition on the exclusive contractual arrangements existing between us and Resource Funding Group, Inc. If Resource Funding Group fails in its obligation to make appropriate policies available to us for purchase, our ability to carry out our business plan will be materially hampered because our portfolio of life insurance policies will be inadequate.

         We have entered into a written agreement with Resource Funding Group, Inc which provides that Resource Funding will act as our exclusive source of life insurance policy supply other than the policies that we acquire as a result of the asset purchase transactions. Resource Funding is a Georgia corporation wholly-owned by Robert K. Coyne and C. Douglas York. Messrs. Coyne and York provided promotional services to us.

         The exclusivity of the contract remains in force so long as Resource Funding provides us with an adequate supply of life insurance policies for our business and for each policy acquired by us from Resource Funding, we will pay an acquisition fee equal to 9% of the face amount - death benefit amount of each life insurance policy acquired, subject to adjustment for certain market purposes.

         The initial term of the agreement is for five years ending February 28, 2007 with automatic additional renewal terms occurring unless the agreement is affirmatively terminated by us or Resource Funding.

         If disputes arise under the agreement, including our assertion that the supply of life insurance policies to us is inadequate or unsuitable, binding arbitration procedures may be utilized.

         We are a start-up company and we have not experienced any revenue or earnings since our formation in February 2002. Even if we complete a significant number of the asset purchase transactions, we cannot assure that we will be able to generate revenue which is sufficient to create net income initially or on a sustained basis.

         In order to achieve significant revenues, we will be required to realize cash proceeds on the life insurance policies which we own from time to time, including those that we obtain as a result of the consummation of the asset purchase transactions. Such cash realization can only occur upon the death of the policy insured or upon our resale of a life insurance policy or a group of life insurance policies. The occurrence of such revenues from such sources will not assure that we will experience net income initially or at any time. The absence of net income most likely will have a depressive effect on any after market price existing for our Class B preferred and common stock.

         The life settlement business is an outgrowth of the viatical settlement activity occurring with respect primarily to AIDs sufferers. As such, it represents a relatively new industry and there are many uncertainties as to how such industry will develop over the near and mid term. An important industry characteristic which has only recently begun to develop is the existence of a liquid market for life insurance policies. We can't assure or predict whether such liquid market will grow, remain approximately the same or, in fact, contract. This factor and other unknown factors create considerable uncertainly as to whether we will be able to initiate and conduct our business plan on a viable and profitable basis.

                          DETERMINATION OF SHARE PRICES
                          -----------------------------

In the Asset Purchase Transactions

         In the asset purchase transactions, our Class B preferred stock will be valued at $25 per share and our common stock will be valued at $6.25 per share. These attributed share prices will be utilized as the currency in the asset purchase prices and the number of shares of our Class B preferred stock and/or common stock to be issued in the asset purchase transactions will be determined by dividing such attributed values of $25 and $6.25 per Class B share and common share, respectively, into each $1,000 of limited liability company assets, which assets are primarily constituted by life insurance policies.

         These attributed values have been determined by our management and do not relate to earnings, book value or other recognized criteria of valuation. In this regard, we are a start-up company.

Common Stock Offered for Cash

         Solely by means of this Prospectus we are also offering to the public a maximum of 1,000,000 shares of our common stock at a per share price of $6.25. The $6.25 per share offering price is being utilized since it is the attributed value of our common stock for the asset purchase transactions. We will offer such common stock for cash in those states in which we may legally do so. In addition to receiving shares of our common stock as a result of the consummation of the asset purchase transactions, members of the limited liability companies may also purchase our common stock for the $6.25 per share cash price if they so desire.

                                    DILUTION
                                    --------

         Members of limited liability companies acquiring our Class B preferred stock or our common stock and purchasers of our common stock for cash at a share price of $6.25 will sustain dilution from the attributed values of $25 per Class B preferred share and $6.25 per common share. The $25 and $6.25 per share amounts will be the effective price paid by the members of the limited liability companies participating in asset purchase transactions and purchasers of our common stock for cash in the public offering thereof.

         At September 30, 2002, we had outstanding an aggregate 812,400 shares of our Class A and B preferred stock and common stock. The Class A and Class B preferred stock was and is convertible into a maximum of 2,227,200 shares of our common stock.

         At September 30, 2002, we reflected a stockholders' equity of $3,014,755. Accordingly, assuming full conversion of our presently outstanding Class A and Class B preferred stock into

2,227,200 shares of our common stock, there would have been outstanding on a pro forma basis at September 30, 2002, 2,227,200 shares which shares would have had a net tangible book value of $1.32 per share.

         The table presented below reflects the pro forma dilution that members of the limited liability companies and purchasers for cash in the public offering would have sustained at September 30, 2002 if we had issued only Class B preferred stock in the asset purchase transactions and such preferred stock was fully converted at the maximum rate into our common stock at the maximum conversion rate and we had sold the maximum 1,000,000 shares of our common stock being offered for cash at the per share price of $6.25.

         Accordingly, the table presented below assumes:

         . that we sold 1,000,000 shares of our common stock for cash in the aggregate amount of $6,250,000 ($6.25 per share);

         . that there are outstanding, on a pro forma basis on September 30, 2002, 13,172,608 shares of our common stock; and

         . that our pro forma stockholders' equity at September 30, 2002 was $27,349,235 which results in the dilution to members and cash purchasers as reflected below:

                                                           At                 Pro Forma at
                                                    September 30, 2002     September 30, 2002
                                                    ------------------     ------------------
Net tangible book value per share                       $ 1.32                   $ 2.07

Dilution from $6.25 per share offering price                --                     4.18

Increase in net tangible book value experienced
  by present shareholders                                  .75                       --

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     ---------------------------------------
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

         We were formed under Nevada corporate law in February 2002 and have been initially capitalized September 30, 2002 as a result of the private sale of 55,100 shares of our Class A preferred stock for a per share cash price of $10. An additional 14,000 shares of Class A preferred stock were subscribed to subsequent to September 30, 2002. We also acquired all of the outstanding common stock of Viatical and Premiere which own a 10% managing member interest in 63 limited liability companies, 60 of which have become parties to Asset Purchase Agreements with us.

         We are a company which is in the start-up stage and we have not experienced any earnings during the period commencing with our inception (February 5, 2002) and ending September 30, 2002.

         From the period of our inception to September 30, 2002, the sale of our Class A preferred stock was our sole source of working capital and liquidity. If we are successful in consummating asset purchase transactions with all 60 limited liability companies that have entered into Asset Purchase Agreements with us, our liquidity will be improved by virtue of our receipt of cash and cash equivalents from such limited liability companies. As indicated in the pro forma financial statements included with this Prospectus, cash made available to us as a result of such asset purchase transactions could exceed $2,000,000. We do not believe that our present cash resources and those cash resources which we may receive as a result of the completion of the asset purchase transactions will be sufficient to support our intended operations over any extended period of time. We will be required to seek additional cash working capital and we intend to do this through our life insurance policy pooling activities which are described in the Prospectus section captioned "PLAN OF OPERATION - BUSINESS". These activities are prospective, however, and we may not be successful in carrying out such activities to any meaningful degree.

         As indicated in the Prospectus section captioned "RISK FACTORS", the life settlement industry is a newly emerging industry which, in our opinion, is receiving greater attention in the nation's financial community and financial markets. Trends identified by us indicate that life settlement transactions will increase over the next approximate five years and that life insurance policies will represent a source of meaningful liquidity as a result of the ability to be able to sell same in pools or otherwise, thereby precluding the necessity of waiting for policy maturity occurring at the insured's death or upon the actual policy maturity because of the long life of the insured.

         We have not made any material commitments for capital expenditures and will not do so until we complete a substantial portion of the asset purchase transactions with the limited liability companies and realize additional sources of capital as a result of the successful completion of the public offering of our common stock for cash.

                     USE OF PROCEEDS FROM COMMON STOCK SALES
                     ---------------------------------------

         Contemporaneous with the offer of our Class B preferred stock and our common stock to the members of the limited liability companies participating in asset purchase transactions, we are offering for cash a maximum 1,000,000 shares of our common stock at a per share price of $6.25.

         We are offering our common stock on a "best efforts" self-underwritten basis and there can be no assurance that we will be successful in selling any significant number of shares of our common stock for cash to the public. Accordingly, the proceeds that we realize from this offering may range from zero to a maximum of $6,250,000.

         As explained in the Prospectus section captioned "PLAN OF DISTRIBUTION", we are authorized to receive assistance from securities broker-dealers in the sale of our common stock to the public. As of the date of this Prospectus, however, no arrangements have been made with any securities broker-dealer with respect to the providing of such assistance.

         Any and all proceeds that we receive as a result of the sale of our common stock to the public will be utilized by us primarily as general working capital to defray operational and administrative costs, including the compensation paid to our executive officers and other employees. Such administrative and operating costs include sums expended as a result of our efforts to acquire additional life insurance policies from sources other than the limited liability companies and, with respect to our efforts, to pool life insurance policies held in our portfolio from time to time for resale, primarily to institutional investors.

         To the extent that we receive assistance from securities broker-dealers, we will pay selling commissions not to exceed 10% of the proceeds realized as a result of such assistance ($.625 per share). The payment of such selling commissions will reduce the amount of proceeds available to us for the purposes indicated.

                          PLAN OF OPERATION - BUSINESS
                          ----------------------------

Background
----------


         We are a Nevada corporation formed in February 2002. We have not commenced any significant business activity and have been in the process of completing our initial capitalization, finalizing the asset purchase transactions with the limited liability companies and implementing our business plan as such plan is subsequently described herein.

         We have been formed for the specific purpose of consummating the asset purchase transactions with the limited liability companies and to carry out our business plan. We were initially capitalized on September 25, 2002 as a result of the private and limited sale of 55,100 shares of our Class A preferred stock which was sold to suitable and accredited investors at a per share price of $10.

         In such capitalization process, we have also acquired all of the outstanding capital stock of Viatical and Premiere. Presently Viatical and Premiere are held as wholly-owned subsidiaries and the assets of Viatical and Premiere are comprised of an aggregate 10% member interest in 63 limited liability companies, 60 of which have entered into Agreements with us as described herein. Viatical and Premiere assisted in the formation of such limited liability companies and were previously owned by Robert K. Coyne and C. Douglas York. Messrs. Coyne and York have also provided organizational services to us and to the limited liability companies. Messrs. Coyne and York are also principals of the Life Settlement Network. The Life Settlement Network is an assumed business name utilized by several corporations substantially controlled by Messrs. Coyne and York. The Network engages in various aspects of the life settlement business, including policy sourcing.

The Asset Purchase Transactions
-------------------------------

         General Description. We have entered into Asset Purchase Agreements
         -------------------
with 60 limited liability companies. Each of such limited liability companies has been privately capitalized over the past approximate six years and the managing member interests of such limited liability companies are held by an approximate 1,900 holders. Each of the limited liability companies were capitalized by virtue of the cash contributions of such holders and the initial capitalizations of the limited liability companies varied from a low of $535,000 to a high of $1,390,000.

         Each of the limited liability companies is governed by a member executive committee which is elected by the vote of the holders of the managing member interests. The committees function in a manner similar to a board of directors of a corporation organized for profit.

         With respect to the proposed asset purchase transactions, such must be approved by the majority vote of the holders of each of the managing member interests of each of the limited liability companies. The action of the holders of each of the limited liability companies will be independent of the action of the holders of other limited liability companies. However, completion of the asset purchase transactions with the limited liability companies is conditioned upon substantially all of such companies consummating such asset purchase transactions with us.

         If the asset purchase transactions are approved by the members of substantially all of the limited liability companies, consummation of such asset purchase transactions may not occur and our Class B preferred stock and our common stock may not be issued to the holders of such approving limited liability companies until such time as the Registration Statement relating to the asset purchase transactions and the issuance of the Class B preferred and common stock to such holders has become effective under the Securities Act of 1933, as amended. This Prospectus is a part of such Registration Statement.

         The limited liability companies who have entered into Asset Purchase Agreements with us are sometimes referred to in this Prospectus as the "Companies". The executive committees of such Companies are sometimes referred to in this Prospectus as the "Committees". The holders of the managing member interests in such Companies are sometimes referred to in this Prospectus as the "Holders". The managing member interests held by each member are sometimes referred to in this Prospectus as the "Interests".

         Since formation, the limited liability companies, through the action of their Committees and with the assistance of the Network have engaged in life settlement or viatical settlement transactions whereby the Companies have acquired life insurance policies from the insureds or owners of such policies with a view to realizing economic gain. At June 30, 2002, the Companies are estimated to have life insurance policy portfolios having an approximate aggregate death benefit - face amount of $82 million.

         The limited liability companies have acquired such life insurance policies in anticipation of the death of the insured and the receipt of the death benefit proceeds of the policies by the limited liability companies for distribution to the Holders. The Interests, which represent the initial capital contributions made by the Holders, are an illiquid investment and the terms of the organizational documents of each of the Companies prohibit the sale or transfer of such any of such Interests unless such sale or transfer is approved by a vote of all of the members of the Company in which the Interest is held.

         Each of the Committees have affirmatively approved the asset purchase transaction as governed by the Asset Purchase Agreement. In order for the asset purchase transactions to be consummated, however, the organizational documents of each of the Companies require that the asset purchase transaction be approved by a majority vote of the Holders of the Interests. Each Interest is entitled to one vote per unit of Interest with respect to such approval process.

         In order to assist the Members in the conduct of the vote with respect to the asset purchase transactions, we provided an Information Statement dated December 20, 2002 pursuant to SEC Rule 165. The Information Statement contained information about us, the asset purchase transactions and other information deemed important in connection with vote determination. This document and other related documents that accompanied the Information Statement may be examined at the SEC web site which is www.sec.gov.
                          -----------

         The members of each of the Committees of the Companies and our management believe that consummation of the asset purchase transactions is appropriate and of potential benefit to the Members in that the Members, upon receipt of our Class B preferred and/or common stock will then hold a registered security which is freely tradeable from the standpoint of the Federal securities laws compared to the lack of liquidity attendant to their Interest in one of the Companies. Also, as described in this Prospectus, we have adopted and are implementing a business plan with respect to life settlement transactions and the assembly of life insurance policy portfolios and dealing in such policies. Such business plan is more encompassing than the method of operation of the Companies. As one of our stockholders, each of the Holders will be a participant in what is anticipated to be a larger enterprise with greater profit potential than that represented by each of the Companies past and present operations. As explained subsequently herein, an essential element of our business plan relates to the sale of life insurance policies from our portfolio prior to policy maturity (by reason of death of the insured or other maturity). We have also assembled a full time management team.

         Each of the asset purchase transactions which are intended to be consummated between us and the Companies are governed by the Agreement (with First Addendum), a copy of which we included with the Information Statement and the other materials delivered to Holders. The Agreement is essentially the same for each of the asset purchase transactions intended to be consummated between us and the several Companies.

         The Agreement with the Addendum provides that we will acquire all or substantially all of the assets of each of the Companies for a consideration consisting of our registered Class B preferred and/or common stock. The determination as to whether the consideration will consist of Class B preferred and/or common stock will be made by each Holder, depending on each Holder's desires. In that regard, a Holder can elect to receive only Class B preferred stock, only common stock or a combination of Class B preferred and common stock. Such determination will be made by such Holder at the time that the Registration Statement relating to the asset purchase transactions and our Class B preferred and common stock becomes effective with the SEC. This Prospectus is a part of such Registration Statement.

         Under the Agreement, the life insurance portfolios of the Companies will be valued on the basis of the face amount - death benefit of each policy as such existed on June 30, 2002. Cash and cash equivalents will be valued at actual amount. No adjustments are expected to be made to such valuations subsequent to June 30, 2002 unless mutually agreed to by us and a particular Company. We will issue to each of the Companies for distribution to the Holders our shares of Class B preferred and/or common stock. For purposes of the asset purchase transactions, we will issue our Class B preferred stock on the basis of one share of such Class B preferred stock for each $25 of Asset value and/or on the basis of one share of our common stock for each $6.25 of asset value.

         The table presented below reflects the identity of each of the Companies who are parties to an Agreement with us, the estimated face amount - death benefit of each of such Company's life insurance policy portfolio at June 30, 2002, the aggregate number of units of Interests of each of such Companies which are outstanding and the maximum number of our shares of the Class B preferred stock and/or common stock which will be issued upon consummation of the asset purchase transaction with each of such Companies.

                                                     Estimated Maximum Number
                                                     of Shares of Class B Pre-
                                                        ferred Stock and/or
                        Estimated       Aggregate    Common Stock to be Issued
                         Agreement       Number      --------------------------
                        Asset Value     of Units     Class B Pre-
Identity of Company  at June 30, 2002  Outstanding   ferred Stock  Common Stock
-------------------  ----------------  -----------   ------------  ------------

      LLC-01            $ 1,705,620        222         68,225        272,899
      LLC-02              1,605,998        206         64,240        256,960
      LLC-03              1,047,319        224         41,893        167,571
      LLC-04              1,406,600        222         56,264        225,056

                                                     Estimated Maximum Number
                                                     of Shares of Class B Pre-
                                                        ferred Stock and/or
                        Estimated       Aggregate    Common Stock to be Issued
                         Agreement       Number      --------------------------
                        Asset Value     of Units     Class B Pre-
Identity of Company  at June 30, 2002  Outstanding   ferred Stock  Common Stock
-------------------  ----------------  -----------   ------------  ------------

      LLC-05              1,421,092        217         56,844        227,375
      LLC-06              1,398,648        216         55,946        223,784
      LLC-08              1,532,691        222         61,308        245,231
      LLC-09                752,404        138         30,096        120,385
      LLC-11                867,969        119         34,719        138,875
      LLC-12              1,153,848        157         46,154        184,616
      LLC-14              1,272,667        222         50,907        203,627
      LLC-16              1,605,943        216         64,238        256,951
      LLC-18              1,564,099        217         62,564        250,256
      LLC-20              1,664,952        207         66,598        266,392
      LLC-22              1,669,590        223         66,784        267,134
      LLC-24              1,038,058        173         41,522        166,089
      LLC-25              1,019,473        142         40,779        163,116
      LLC-GC              1,522,340        210         60,894        243,574
     LLC-GC-02            1,462,641        220         58,506        234,023
     LLC-GC-03            1,673,372        219         66,935        267,740
     LLC-GC-04            1,641,617        222         65,665        262,659
     LLC-GC-05            1,573,785        222         62,951        251,806
     LLC-GC-06            1,245,237        222         49,809        199,238
     LLC-GC-07            1,636,538        220         65,462        261,846
     LLC-GC-08            1,104,376        151         44,175        176,700
     LLC-GC-09            1,354,571        194         54,183        216,731
     LLC-GC-10            1,835,059        222         73,402        293,609
     LLC-GC-11            1,595,871        222         63,835        255,339
     LLC-GC-12            1,810,357     212.86         72,414        289,657
     LLC-GC-14            1,074,167        141         42,967        171,867
     LLC-GC-15            1,139,236        164         45,569        182,278
     LLC-GC-16            1,451,438        221         58,058        232,230
     LLC-GC-17              895,511        139         35,820        143,282
     LLC-HY-18            1,545,541        222         61,822        247,287
     LLC-HY-19            1,924,606        219         76,984        307,937
     LLC-HY-20            1,541,884        209         61,675        246,702
     LLC-HY-21            1,374,505        210         54,980        219,921
     LLC-HY-22            1,339,699        223         53,588        214,352
     LLC-HY-23            1,953,042        216         78,122        312,487
     LLC-HY-24            1,597,209        220         63,888        255,553

                                                     Estimated Maximum Number
                                                     of Shares of Class B Pre-
                                                        ferred Stock and/or
                        Estimated       Aggregate    Common Stock to be Issued
                         Agreement       Number      --------------------------
                        Asset Value     of Units     Class B Pre-
Identity of Company  at June 30, 2002  Outstanding   ferred Stock  Common Stock
-------------------  ----------------  -----------   ------------  ------------

  LLC-HY-25               1,532,225        207         61,289        245,156
  LLC-HY-26               1,625,806        212         65,032        260,129
    LLC-IG                1,709,515        192         68,381        273,522
   LLC-IG-2               1,316,806        200         52,672        210,689
    LLC-IN                1,220,920        217         48,837        195,347
  LLC-IN-114                720,047        171         28,802        115,208
  LLC-IN-17A                902,018        223         36,081        144,323
  LLC-IN-02               1,039,381        224         41,575        166,301
  LLC-IN-03                 913,694        219         36,548        146,191
  LLC-IN-04               1,287,077        222         51,483        205,932
  LLC-IN-05               1,199,878        217         47,995        191,980
  LLC-IN-06               1,321,294        221         52,852        211,407
  LLC-IN-07               1,000,815        222         40,033        160,130
  LLC-IN-08               1,144,810        221         45,792        183,170
  LLC-IN-09               1,326,202        219         53,048        212,192
  LLC-IN-11               1,128,491        168         45,140        180,559
  LLC-IN-12                 820,456        132         32,818        131,273
  LLC-IN-15               1,540,293        216         61,612        246,447
  LLC-IN-16               1,921,841        309         76,874        307,495
    LLC-10                1,687,165        223         67,487        269,946
                       ------------  ---------      ---------     ----------

TOTALS:                $ 82,378,307  12,298.86      3,295,136     13,180,532

To the extent that all of such reflected Companies do not obtain the requisite Member approval, the number of shares of our Class B preferred stock and/or common stock will be reduced in the asset purchase transactions. Also, since Viatical and Premiere own an aggregate 10% interest in all of such 60 Companies, we do not expect to issue shares of our Class B preferred stock or common stock representing such 10% interest.

         The Agreements existing between us and each of the Companies contain representations and warranties extended by us and each of the Companies customary to asset purchase transactions. Such representations and warranties relate to the validity of our formation and existence and of each of the Companies; matters dealing with requisite authority; good standing of each of the Companies pursuant to the laws of the State of Nevada; condition of the assets; and other matters.

         The Agreements also provide for certain conditions precedent relating to the ability on our part and the Companies to consummate the asset purchase transactions. These conditions precedent relate to accounting and auditing matters, opinions to be provided by our counsel, and most importantly, the accomplishment of the filing of the Registration Statement with the SEC relating to the asset purchase transaction and our Class B preferred and common stock and the effectiveness of such Registration Statement.

         All expenses and costs incidental to the asset purchase transactions, including, without limitation, legal and accounting fees, printing costs, filing fees and other transactional costs and expenses, will be paid by us.

         Federal Income Tax Considerations. We have been advised by legal
         ---------------------------------
counsel that the consummation of the asset purchase transactions between us and the Companies and the distribution of our registered Class B preferred and/or common stock to the Members will not be a taxable event subjecting any Member to income tax consequences under the Internal Revenue Code of 1986, as amended. We will receive a written opinion from legal counsel to such effect prior to the consummation of the asset purchase transactions and a copy of such opinion will be included as an Exhibit to the Registration Statement as filed with the SEC. Copies of such opinion will also be available to any Member upon request.

         The anticipated Federal income tax treatment of the transaction is such that each Member's basis in our registered Class B preferred and/or common stock received by such Member in the consummation of the asset purchase transactions will be a basis equal to the balance of each Member's capital account at a time contemporaneous to the consummation of the asset purchase transactions. Upon the disposition of the registered Class B preferred and/or common stock by any Member, any gain represented by the excess of the sale price amount over such basis will be subject to Federal income tax at then applicable ordinary income or capital gain rates, depending upon the period of time that each Member holds such Class B preferred stock or common stock. Each Member may wish to counsel with his or her tax advisor with respect to this matter, however. Counsel's tax opinion will not deal with state income tax matters or consequences and will not be binding on the Internal Revenue Service.

The Industry - Markets
----------------------

         The life settlement industry had its beginning in the late 1980's and was principally driven by the increase in the number of persons suffering from AIDs. Simply explained, a life settlement is the sale of an existing life insurance policy by an insured policy owner whose life expectancy has been significantly reduced due to illness or a person who is elderly and in the last several years of his anticipated life span. The transaction involves the sale of the death benefit proceeds of the life insurance policy by the insured to one or more investors who acquire the policy, pay the premiums relating thereto in order to keep the policy in force, and anticipate realizing economic gain upon the payment of the death benefits of the policy. In most life settlements, the policy premiums are paid by the acquiror, although such is not always the case.

         As indicated, the initial concentration of the life settlement industry related to AIDs patients. As the medical treatment of AIDs patients improved and the life expectancies of AIDs sufferers were extended, persons and entities engaged in the life settlement industry looked to other sources of life insurance policies. These sources are now represented primarily by persons owning life insurance policies who have developed a life terminating illness or condition or elderly persons who are in the last years of their anticipated life span and who wish to realize cash from their life insurance policies during their remaining lifetimes.

         Any type of life insurance policy is suitable for a life settlement transaction, whether it be whole life, term or universal life. Also, the issuing company is not important, so long as the policy issuing company is recognized in the life insurance industry as being financially sound.

         In a typical life settlement, a life insurance policy holder who can demonstrate that he or she has been diagnosed with a terminal illness endeavors to sell the policy to a life settlement company for a percentage amount of the face value or death benefit of the subject policy. The percentage of policy face value provided in the life settlement depends upon life expectancy. In some instances, the life settlement entity will solicit investors who will fund the life settlement transaction and who will participate in the death benefit when received and in most cases, the life settlement transaction will involve the payment of the required premiums in order to keep the purchased policy in force by the acquiror, although in some instances the insured is required to pay such premiums. As indicated, in addition to terminally ill policy holders, the elderly may now realize proceeds during their life time by entering into one or more senior settlement transactions dealing with their life insurance policies maintained over their lifetimes.

         We believe that the life settlement industry presently relates to three principal areas. The first area in which life settlements occur relates to AIDs patients who are usually persons between ages 25 and 44 and whose life expectancies have been significantly shortened by the onset of the condition, even in the light of the improved medical treatment of AIDs. The second category in which life settlements are occurring relate to those insureds who have contracted terminal illnesses or other terminal medical circumstances and who are usually between the ages of 45 and 64. Finally, there are the group of elderly policy holders desiring to realize some cash proceeds from their life insurance policies prior to their deaths. This last group usually involves policy holders age 65 and older. We estimate that these several categories at the present time constitute an aggregate face amount or death benefit amount of approximately $535 billion. Not every policy holder who is a candidate for life or senior settlement is inclined to enter into such a transaction. We estimate that of such estimated $535 billion face amount presently in force, policy holders involving approximately 25% of such amount may be actual candidates for a life or senior settlement. This number could increase as the population of the United States continues to age with a larger percentage of the nation's population being 65 years or older and with the possible elimination or significant reduction in estate and inheritance taxes as imposed by Federal and state governments which has been on the political horizon for a number of years.

         We have been formed to consummated the asset purchase transactions and to engage in the acquisition, purchase, selling and dealing in life insurance policies of various types (permanent and term) pursuant to arrangements whereby we will acquire a life insurance policy or policies from the owner and/or the insured of such policy and will continue the payment of the premiums required to maintain such insurance policy in force. In addition to holding life insurance policies until such time as benefits are paid pursuant to a policy, we intend to resell such policies singly or as part of a group of policies to other entities or persons. In some instances we anticipate creating pools of such policies and issuing participations in such pools to primarily institutional investors.

         The policies acquired by us in the asset purchase transactions herein described may be retained by us with a view to realizing economic gain and profit at the death of the insured or at policy maturity or may be sold individually, as part of a group of policies sold or such policies may be subject to the pooling activities described above.

Policy Sourcing - Material Contracts
------------------------------------

         In addition to policies acquired in the asset purchase transactions, we expect to acquire life insurance policies directly from the insureds and owners thereof through contractual arrangements which exist between us and Resource Funding Group, Inc. ("Resource"), a Georgia corporation substantially owned by the Coyne and York Family Trusts identified elsewhere herein. Under this contractual arrangement, Resource will act as our exclusive source of acquisition of life insurance policies (other than in the asset purchase transactions) if Resource meets certain contractual criteria on a continuing basis.

         Under the agreement, Resource is appointed as the exclusive source for our acquisition of life insurance policies other than those policies acquired as a result of the consummation of the asset purchase transactions. Such policies will be acquired through Resource in accordance with policy standards established as a result of the mutual determinations made by us and Resource. Under the Resource agreement, we will pay to Resource acquisition fees ranging from 2% to a maximum of 9% of the face amount - death benefit amount of life insurance policies acquired (subject to market conditions) and which have been made or are being made the subject of life settlement agreements. The average fee amount has been approximately 4%. The face amount - death benefit will be determined at the time of the acquisition of such policies by us. Upon our sale of a life insurance policy acquired through Resource, Resource will be entitled to receive a 2% sales fee also calculated on the then existing face amount - death benefit of the life insurance policy sold if the policy is sold by Resource. Resource is not the exclusive agent for the disposition of life insurance policies by us, however.

         The agreement with Resource acknowledges that the acquisition and sales fees provided in the agreement will be commercially reasonable and will fairly relate to fees and charges which could be obtained by us in the marketplace from sources other than Resource. If, however, during the initial or any renewal term of the agreement we determine, acting in good faith, that such level of fees are no longer commercially reasonable and that such fees do not fairly relate to fees and charges possibly obtainable by us in the marketplace, we and Resource will conduct good faith negotiations in order to provide appropriate adjustments to such fees. If such good faith negotiations do not result in agreement as to any appropriate fee adjustment perceived by us or Resource as necessary, then we or Resource, as the case may be, may institute arbitration procedures as provided for in the agreement.

         We or Resource under the terms of the agreement may determine that the other party has engaged in conduct which constitutes a breach of the terms of the agreement as to Resource or us, as the case may be, In the event that the party identified as breaching the terms of the agreement agrees that a breach has occurred, such party has a period of thirty (30) days in which to carry out action to cure the breach and if such action has not been cured at the elapse of such 30 day period, additional time is provided for such curative action. In the event that we or Resource, as the case may be, disputes that an event constituting a breach of the agreement has occurred, the matter shall be submitted to binding arbitration. In connection with such arbitration procedure, we will appoint one arbitrator, Resource will appoint a second arbitrator and the two appointed arbitrators will appoint a third arbitrator. The arbitration procedure will be carried out in accordance with the rules of the American Arbitration Association and the arbitration shall be conducted in Sarasota County, Florida. The decision of the arbitrators will be final subject to any proper appeal taken from such decision. During the pendency of the arbitration, the arbitrators may issue such interim orders as are deemed appropriate, including orders affecting the exclusivity provisions of the agreement.

         The final decision rendered by the arbitrators may determine such matters as whether an identified breach has in fact occurred, the amount of damages to which the injured party is entitled and whether the agreement shall continue to the conclusion of its then present term in accordance with its then current provisions or be continued with modified provisions for the duration of the agreement's then current term or terminated on a date specified by the arbitrators in their final decision.

         In selecting life insurance policies which have been or will be made the subject of life settlements and which will be submitted to us for acquisition, Resource will utilize a strict acquisition criteria. Such acquisition criteria utilizes several factors when considering the purchase of a life insurance policy or a group of policies, which include the requirement that the life insurance policy typically have a minimum face value or death benefit of $100,000. Resource will also take into consideration such factors as the age of the policy insured, health factors affecting the policy insured, length of time that the policy has been in force, the amount of premium payments required to keep the policy in force and the cash value amount, if any, of the policy under consideration.

Competition
-----------

         We believe that the life and senior settlement industry is highly fragmented. Recently, however, several industry leaders have been identified, including Legacy, Mutual Benefits, Living Benefits Financial Services, Life Partners, Life Equity and Coventry. A number of smaller entrants into the life settlement industry have also been identified by us. We believe, however, that no one entity or group of entities has attained a dominant position in the life or senior settlement industry.

The entry requirements for the life or senior settlement industry are believed by us to be significant from the standpoint of identifying appropriate sources of life insurance policies which can be made the subject of economically viable life or senior settlement transactions and the capital that is required to engage in life or senior settlement transactions.

         We also believe that the life or senior settlement business is somewhat of an imprecise science and may be directly affected by the adequacy of the underwriting and due diligence processes that are utilized by life or senior settlement entities in determining what available settlement transactions are appropriate.

         Our management believes that it will have a competitive advantage as a result of the sourcing resources of the Network and Resource and the experience of the Companies, as such relates to their life insurance policy portfolios which will be acquired by us in the asset purchase transactions.

Regulation
----------

         State regulatory agencies have long exercised comprehensive regulation over the life insurance business and related products. Such regulation is primarily intended to assure that life insurance policies are issued by companies having sufficient financial resources to meet the obligations of policies sold and that sales practices utilized by life insurance companies vis-a-vis the consumer are fair and not characterized by improper inducements or fraudulent practices.

         The life or senior settlement industry is not extensively regulated currently by any governmental authority, although some states are now requiring that life or senior settlement companies obtain a license or enabling permit in order to engage in such activity. We will comply with all of such state regulation on an initial and continuing basis. State regulation has also related to the capitalization activities of life or senior settlement entities. In some instances, state regulatory authorities have taken the position that life or senior settlement transactions are securities subject to the registration and anti-fraud provisions of a particular state's securities laws.

         We may encounter future regulation in connection with its anticipated pooling activity relating to life insurance policies and the sale to investors of participations or debt securities backed by such pooled life insurance policies. Such participations and debt securities most likely will be viewed as securities under Federal and state securities laws and, as a result, depending on the manner of the offering thereof, may be subject to the registration requirements of the Securities Act of 1933, as amended and the state securities statutes of states in which such securities are offered. Additionally, we could be deemed to be functioning as a securities broker-dealer under the Securities Exchange Act of 1934, as amended. As a result of any such determination, we or a subsidiary or affiliate thereof, may be required to register as a securities broker-dealer under the Securities Exchange Act of 1934, as amended, and applicable state securities statutes. We may also be required to be a member of the National Association of Securities Dealers, Inc. (an industry self-regulating body). Securities broker-dealers are subject to comprehensive regulation by the SEC, the National Association of Securities Dealers, Inc. and the several states. Such regulation is intended to assure the adequacy of the financial resources of securities broker-dealers and the manner in which such securities broker-dealer deal with the public.

The Justus Policies
-------------------

         During the course of their existence, some of the Companies have acquired life insurance policies for their portfolios which are characterized by certain issuance irregularities bringing into question the enforceability of such policies from the standpoint of receiving the policy death benefit. These life insurance policies are sometimes referred to as the "Justus" policies. Such reference relates to the source of such acquired policies.

         For purposes of the asset purchase transactions, the Justus policies will be valued at face - death benefit amount. The Companies and the Members thereof will not suffer any diminishment in the amount of our Class B preferred stock or common stock receivable in the asset purchase transactions as a result of the Justus policies sale-purchase transaction described below. Any potential loss will be absorbed by the family trusts established by Messrs. Coyne and York.

         The Justus policies have an estimated face amount or death benefit of approximately $13,250,000. The Justus policies will be acquired by us in the asset purchase transactions. Subsequent to such acquisition, however, the Justus policies will be acquired from us by family trusts established by Robert K. Coyne and C. Douglas York or designees thereof. In such acquisition transactions involving all of the Justus life insurance policies, the Coyne Trust and the York Trust will surrender to us an estimated 530,078 Class B Shares held by such Trusts. With respect to the Class B shares surrendered, a per share value of $25 divided into the aggregate face amount of the Justus policies will be utilized. The Justus acquisition transaction will occur immediately subsequent to the completion of the asset purchase transactions between us and the Companies. Class B shares surrendered will be restored to the status of authorized but unissued capital stock.

Certain Transactions
--------------------

         The Coyne and York Trusts have subscribed to an aggregate 55,900 shares of our Class A preferred stock at the $10 per share subscription price for an aggregate subscription obligation of $559,000. This is a several obligation and not joint. We have received an aggregate $160,000 from the Coyne Trust and the York Trust in payment of a portion of such subscription obligation. Such portion of the subscription obligation was effected by the elimination of debt owing by us to the Life Settlement Network, of which Messrs. Coyne and York are principals. Such debt had been incurred by us in connection with our organization, initial capitalization, the formulation of our business plan and the development and documentation of the asset purchase transactions. The balance of such subscription obligation is due and payable at a time which is 12 months from the time that we complete the asset purchase transactions involving the 60 Companies. To the extent that additional shares of Class A preferred stock have been privately sold or subscribed to subsequent to the transaction described, such subscription obligation of the Coyne and York Trusts will be reduced on a Class A share for share basis.

                                   MANAGEMENT
                                   ----------

         The conduct of our business and the maintenance of our assets and properties will be carried out under the general supervision of our Board of Directors which is presently comprised of five members who are identified below. Our day-to-day operations will be carried out under the direction of our executive officers who are J. Patrick Bryan and Richard W. Champlin. Mr. Bryan serves as our President and Chief Executive Officer and Mr. Champlin serves as Vice President and Chief Financial Officer. Messrs. Bryan and Champlin also serve as members of our Board of Directors. The service of Mr. Champlin is expected to be temporary and a full time Chief Financial Officer for Us will be employed during the immediate future time.

         The table set forth below identifies the present members of our Board of Directors and provides information concerning such persons:

Name and Age of Director         Positions Held with the Company
------------------------         -------------------------------

J. Patrick Bryan, age 53         Director,  Chairman of the Board of  Directors,
                                 President and Chief Executive Officer

Richard W. Champlin, age 57      Director, Secretary, Treasurer and Chief
                                 Financial Officer

William L. Byers, age 48         Director

Robert E. Windom, M.D., age 71   Director

Stephen R. Jonsson, age 51       Director

Information Concerning Directors and Officers
---------------------------------------------

         J. Patrick Bryan has recently relocated from Detroit, Michigan to the greater Sarasota, Florida area and is spending substantially all of his business time with us. During the period 1991 to 1997, Mr. Bryant served as President and Chief Executive Officer of Global Reinsurance, Inc. of Michigan. Global Reinsurance, Inc. of Michigan was sold to a public company in 1997. The principal business activity of Global Reinsurance, Inc. of Michigan was and is constituted by medical reinsurance. During the period 1989 to 1991, Mr. Bryan served as Chief Operating Officer of the Reinsurance Division of First Security Under Writing Services, Inc., which conducted a reinsurance business from its principal offices located at Detroit, Michigan. During the period 1984 to 1987, Mr. Bryan served as an executive officer, including service as President, of The Ohio Division of Blue Cross and Blue Shield. In such capacity, Mr. Bryan exercised managerial supervision over approximately 2,000 employees and engaged in marketing activities where product production was determined to be weak and in requirement of strengthening. During the period 1981 to 1984, Mr. Bryan served as Vice President of one of the five insurance divisions of General Electric Company. In such capacity, Mr. Bryan has responsibility for managing a network of approximately 50,000 independent insurance agents through which General Electric Company marketed certain insurance products. During the period 1971 to 1975, Mr. Bryan served in the United States Army and was discharged with the rank of First Lieutenant. During such service, Mr. Bryan attended the Department of Defense Computer Systems School and was assigned as Chief of Software Development and Maintenance for the United States Army's Parts Inventory System.

         Richard W. Champlin resides in Sarasota, Florida and presently serves as Accounting Manager for the Network. In his capacity as Accounting Manager for the Network, Mr. Champlin has been responsible for the accounting records of the Companies, as well as several other operating entities controlled by C. Douglas York and Robert K. Coyne. Mr. Champlin has served in this capacity since 2001. Prior to his affiliation with the Network, Mr. Champlin was the Accounting Manager for Cavanaugh & Co., a firm of certified public accountants having their principal office in Sarasota, Florida. In such capacity, Mr. Champlin was responsible for managing a staff responsible for more than 200 clients served by such firm. Mr. Champlin was associated with Cavanaugh & Co. for approximately eight years. Prior to his association with Cavanaugh & Co., Mr. Champlin was employed by certified public accounting firms in California, Oregon and Florida. Mr. Champlin holds a Bachelors degree in electrical engineering awarded by the General Motors Institute (now Kettering University) and received his accounting training in a Masters Program at California State University - Los Angeles and holds a MBA in Accounting awarded by Almeda University. Mr. Champlin also served a four year tour of duty with the United States Air Force and during such service served as Project Engineer on a task force organized to minimize contract overruns as such related to several $100 million procurement contracts existing between the U. S. Air Force and the aerospace industry.

         William L. Byers resides in Sarasota, Florida but is relocating to the greater Miami, Florida area. During the period 1992 to 2001, Mr. Byers served as Vice President - Financial and Business Systems for Tropicana Products, Inc. headquartered in Bradenton, Florida. Tropicana Products, Inc. is one of the world's largest manufacturer of citrus and related products. In such position, Mr. Byers headed a team charged with the responsibility of redesigning the North American business planning processes with a view to implementing new systems for customer relationship management and strategic and financial planning. During the period 2000 to 2001, Mr. Byers served as Vice President - Finance of Tropicana Products, Inc. for such company's North American commercial operations. In such position, Mr. Byers, working with other executive officers of the company, developed strategic plans and annual business plans for all trade areas of Tropicana Products, Inc. as conducted in North America. During the period 1993 to 1998, Mr. Byers also held numerous officer or managerial positions with Tropicana Products, Inc., including Vice President - Finance/North American Grocery Division (1998 - 2000); Vice President - Financial and Cost Accounting - North American Division (1997 to 1998); Vice President - Finance/Controller - International Division (1995 to 1997 requiring service in Brussels, Belgium); and Director of Cost Accounting (1993 to

1995). Prior to his association with Tropicana Products, Inc., Mr. Byers was employed by the Pillsbury Company of Minneapolis, Minnesota and the Beatrice Companies, Inc. Mr. Byers is a graduate of Northern Illinois University, Dekalb, Illinois and holds a Bachelor of Science in Accounting from that institution. Mr. Byers also holds a Master of Science in Accounting from Roosevelt University, Chicago, Illinois.

         Robert E. Windom, M.D. is a medical doctor who resides in Sarasota, Florida. Dr. Windom has had a long and distinguished career in medicine and public service, beginning with his graduation from Duke University where he received a Medical Doctor degree in 1956. Dr. Windom performed his internal medicine residency at Parkland Hospital in Dallas, Texas in 1960. During the period 1960 to 1986, Dr. Windom engaged in the private practice of internal medicine and cardiology in Sarasota, Florida. In 1986, Dr. Windom was appointed by President Reagan as Assistant Secretary for Health, Department of Health and Human Services, an agency of the Federal government. In such position, Dr. Windom headed the U.S. Public Health Service and administered an annual budget of $13 billion and approximately 60,000 employees. Dr. Windom performed his service as Assistant Secretary for Health during the period 1986 to 1989. During the period of time that Dr. Windom served as Assistant Secretary for Health, he established a National AIDs Program Office in the Public Health Service. He also convened the Second PHS AIDs Prevention and Control Conference. Dr. Windom was also instrumental in establishing the Federal Coordinating Committee on the HIV Epidemic and convened a U. S. Health Summit on HIV Infection. Dr. Windom implemented the multi-media National Information Campaign, "America Responds to AIDS". Also, while Assistant Secretary, Dr. Windom enhanced the Indian Health Service to an agency within the Department of Health and Human Services and elevated the Department Division of Maternal and Child Health to Bureau status. While Assistant Secretary, Dr. Windom also participated in numerous international conferences relating to HIV and AIDs, including conferences held in Paris, Beijing, Geneva, London, Stockholm, Tokyo, Moscow, Manilla, Bangkok, New Delhi and Kiev. Since 1989 Dr. Windom has served as a health care consultant with respect to domestic and international health issues and subject matters. Currently, Dr. Windom serves as a Clinical Professor, Voluntary Faculty, with the Department of Internal Medicine at the University of South Florida located in Tampa, Florida. Dr. Windom also serves as a Courtesy Professor with respect to the College of Public Health at that institution. Past activities have also included acting as a Clinical Professor of Internal Medicine at the University of South Florida School of Medicine and a similar position with the University of Miami School of Medicine. Dr. Windom has also served as Chief of Staff of both Sarasota Memorial Hospital and Doctors Hospital, which are large hospital facilities located in Sarasota, Florida. Dr. Windom has also served as the President of the Florida Medical Association and the Sarasota County Medical Society, the Florida Heart Association, the West Coast Academy of Medicine and served as President and a Founder of the French-American AIDs Foundation. In the non-medical sector, Dr. Windom is a Past President of the Sarasota County Chamber of Commerce; and has served as a member of the Advisory Board of SunBank Gulf Coast, Sarasota, Florida; as a member of the Board of Directors of BESTech, Inc. of Sarasota, Florida; as a member of the Board of Directors of Power Brands, Inc. of Cleveland, Ohio; as a director of Coast Bank, Sarasota, Florida (now a part of SunTrust); and as a director of First Presidential Savings and Loan, Sarasota, Florida. Dr. Windom has received numerous awards and honors, including that of

Distinguished Alumnus of the Duke University Medical Center, Distinguished Internist of the Year designated by the American Society of Internal Medicine; the Helen Hayes Award relating to the "Fight Against AIDs" and an award for distinguished leadership of the U. S. Public Health Service. Dr. Windom is a member of numerous medical societies and has published a number of papers, primarily on medical subject matters. Dr. Windom is a frequent speaker on health subjects.

         Stephen R. Jonsson resides in Bradenton, Florida and has had a long career in banking and finance. During the period 1998 to the present time, Mr. Jonsson has served as President and Chief Executive Officer of Flagship National Bank, Bradenton, Florida. Mr. Jonsson was an organizer of such bank and presently serves as a member of its Board of Directors. During the period 1987 to 1998, Mr. Jonsson served as the President and Chief Executive Officer of Liberty National Bank, Bradenton, Florida. Mr. Jonsson was also an original organizer and member of the Board of Directors of Liberty National Bank. While serving as the President and Chief Executive Officer of Liberty National Bank, such financial institution attained assets of $210 million and its common stock was listed in accordance with the NASDAQ Small Cap System. Liberty National Bank was sold in 1998 to Regions Financial. Mr. Jonsson is a 1973 graduate of Lehigh University, Bethlehem, Pennsylvania and holds a Bachelor of Science in Business Administration and Economics from that institution. Mr. Jonsson also engaged in graduate studies at the University of Florida.

         It is expected that committees comprised of members of the Board of Directors will be formed, which committees will include an audit committee. Mr. Champlin will temporarily Chair such audit committee whose principal responsibility will be to liaison with our independent certified public accountants. Presently Bobbitt Pittenger & Company, P.A., Sarasota, Florida act as our independent certified public accountants.

Compensation
------------

         Mr. Bryan is compensated pursuant to a written employment agreement existing between Mr. Bryan and Us. The employment agreement calls for an initial term concluding December 31, 2006. Thereafter, additional terms may be created upon the mutual agreement of us and Mr. Bryan. In his capacity as our Chairman, President and Chief Executive Officer, Mr. Bryan will be compensated at the annual rate of $180,000 payable in such monthly or more frequent installments as may mutually be agreed to. If we achieve net income projections for fiscal years ended December 31, 2003, 2004, 2005 and 2006, such annual salary will be increased 20% for each such year. Mr. Bryan will also be entitled to receive such employee benefits as are provided by us, including without limitation, life and health insurance, automobile allowance ($700 per month) and appropriate travel, educational and entertainment expense reimbursement or allowances. Mr. Bryan is entitled to receive a moving allowance relating to his move from the greater Detroit, Michigan area to the greater Sarasota, Florida area of $10,000. Mr. Bryan's compensation at the indicated rate has commenced. Mr. Bryan is also entitled to receive bonus compensation commencing with our fiscal year ending December 31, 2003. Such bonus is tied to the projections of our net income after provision for taxes and provides that, assuming that we achieve our net income after provisions for taxes projections for the fiscal years ending December 31, 2003, 2004, 2005 and 2006 at least in an amount equal to 40% thereof, Mr. Bryan will be entitled to a bonus payable 50% in cash and 50% in our common stock equal to 10% of such net income after provision for taxes actually earned for the indicated fiscal years. The cash portion of the bonus will be paid over a period of eight consecutive months following the month of bonus calculation based on determined net income after provision for taxes. The receipt of such bonus is conditioned upon our achieving at least 40% of such income after provision for taxes projections for such fiscal years. To the extent that such 40% amount is achieved but the entire projected amount is not achieved, the bonus payable to Mr. Bryan will be proportionately reduced. The common stock utilized for purposes of such bonus compensation will be valued at the average between the mean and the asked thereof less a 15% discount. From time to time Mr. Bryan may request that we register not more than 50% of such common stock received by him as bonus compensation with the SEC for sale to the public.

         Mr. Champlin is compensated partially by us and partially by the Life Settlement Network.

         All members of our Board of Directors, including executive officers who serve as directors, are entitled to compensation pursuant to a Director Compensation Agreement. Under such agreement, each Director is entitled to receive a cash attendance fee for each annual or special meeting of the Board of Directors that he attends. Such attendance fee has been initially established in the amount of $500 per meeting attended. In addition to the attendance fee, each director shall be entitled to receive common stock purchase options under a Director Stock Option Plan which has been adopted. Under such Plan, each director will be granted options providing upon the full exercise thereof for shares of our common stock having, on the date of option grant, a value presently established at $75,000. Each member of our Board of Directors is entitled to receive an option grant having such value during the first 24 month period of director service by each such director. For purposes of determining such $75,000 value, the higher of the book value per share of our common stock or the mean between the bid and asked price (less 15%) of our common stock in any then existing public market shall be utilized.

         In addition to the director fees and the grant of stock purchase options, each of the above members of our Board of Directors will be entitled to receive shares of our common stock having a value of $75,000 for each 12 month period of service for the initial 24 month period of service for each such director. The value determination method is the same as that to be used for the Director Stock Option Plan.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    ----------------------------------------
                              OWNERS AND MANAGEMENT
                              ---------------------

         As of the date of this Preliminary Prospectus, we have outstanding 69,100 shares of Class A preferred stock, 697,300 shares of Class B preferred stock and 60,000 shares of common stock. The table presented below presents the record and beneficial ownership of such common stock and Class A and Class B preferred stock of the present members of our Board of Directors and executive officers (individually and as a group) and any person or group of persons known by us to own 5% or more of such outstanding common stock, Class A and Class B preferred stock.

                                            Number of Shares Owned of Record
                                                    And Beneficially           Percentage
                                            --------------------------------   Of Outstand-
                                            Class A      Class B               Ing Shares
                                            Preferred    Preferred   Common    Beneficially
Name and Address of Director and Officer      Stock        Stock     Stock       Owned (1)
----------------------------------------    ---------    ---------   ------    ------------
J. Patrick Bryan, Director, Chairman of       3,000                                .36%
   the Board of Directors, President and
   Chief Executive Officer
1697 Pine Harrier Circle
Sarasota, Florida 34231

William L. Byers, Director                    3,000                                .36
7434 Albert Tillinghast Drive
Sarasota, Florida 34240

Richard W. Champlin, Director and                -0-                               ---
   Chief Financial Officer
5863 Briarwood Avenue
Sarasota, Florida 34231

Robert E. Windom, M.D., Director                 -0-                               ---
5450 Eagles Point Circle, #403
Sarasota, Florida 34231

Stephen R. Jonsson, Director                  6,000                                .72%
3904 Pinar Drive
Bradenton, Florida 34210

All officers and directors as a group        12,000                               1.42

                                            Number of Shares Owned of Record
                                                    And Beneficially           Percentage
                                            --------------------------------   Of Outstand-
                                            Class A      Class B               Ing Shares
                                            Preferred    Preferred   Common    Beneficially
Name and Address of Director and Officer      Stock        Stock     Stock       Owned (1)
----------------------------------------    ---------    ---------   ------    ------------
Robert K. Coyne Trust                         8,000       348,650    30,000      46.78
Post Office Box 25415
Sarasota, Florida 34277

C. Douglas York Trust                         8,000       348,650    30,000      46.78
4789 Sonada Court
Sarasota, Florida 34231

C. Douglas York                               3,000            -0-       -0-       .36
4789 Sonada Court
Sarasota, Florida 34231

-------------

(1)      Based upon an aggregate 826,400 shares outstanding.

The share amounts reflected as being beneficially owned or owned of record by the Robert K. Coyne Trust and the C. Douglas York Trust have not been adjusted for the reconveyance of Class B shares of preferred stock as a result of the consummation of the Justus policies transaction described herein. Robert K. Coyne and C. Douglas York beneficially own, with members of their families, the number of shares indicated in the table above.

         We have also granted stock purchase warrants to the Coyne and the York Trusts which permit those Trusts to each acquire 750,000 shares of our common stock for a period of five years commencing April 9, 2002 at an exercise price of $5 per share of common stock. The terms of such warrants contain customary anti-dilutive provisions and piggyback registration rights.

         We have also adopted a stock option plan for our directors as described elsewhere herein.

                              PLAN OF DISTRIBUTION
                              --------------------

         We are offering our Class B preferred stock and common stock to Members of Companies that have entered into Asset Purchase Agreements with us and whose members have approved the asset purchase transactions by majority vote. This Prospectus will be delivered to all members in connection with the consummation of such asset purchase transactions but the asset purchase transactions will not be consummated until the Registration Statement, of which this Prospectus is a part, becomes effective under the Federal securities laws.

         Each Member of a Company that is participating in an asset purchase transaction will make an election as to whether such member wishes to receive our Class B preferred stock or common stock or a combination thereof. We are registering a sufficient number of shares of our Class B preferred stock and common stock in order to accommodate such selection process.

         When such selections have been made, we will deliver certificates evidencing ownership of the requisite number of shares of Class B preferred stock and our common stock to the Committees of the Companies for distribution to the Members. In carrying out this function, the Companies may be deemed "underwriters" as that term is utilized in the Federal securities laws.

         Contemporaneous with the consummation of the asset purchase transactions and the issuance of our Class B preferred stock and our common stock, we will offer to the public on a self-underwritten, best efforts basis a maximum of 1,000,000 shares of our common stock at a per share price of $6.25. It is expected that the public offering of our common stock for cash will be carried out under the direction of our President and Chief Executive Officer, J. Patrick Bryan.

         We will not register as a securities broker-dealer under the Securities Exchange Act of 1934, as amended, in reliance upon SEC Rule 3a-4. In summary, such Rule permits an associated person of an issuer, such as Mr. Bryan, to be deemed not a broker solely by reason of his participation in the sale of securities of an issuer if the associated person meets certain qualifications which are set forth in the Rule. We believe that functioning as our own issuer-dealer and Mr. Bryan's activities in connection with such activity meet all of the requirements and qualifications of SEC Rule 3a-4.

         We may receive assistance in connection with the sale of our common stock to the public for cash from securities broker-dealers who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and who are duly licensed as such in states in which our common stock may be qualified for sale.

         We have been advised that in order to receive such assistance, we will have to file with the NASD (with a required fee) information concerning the manner and amount pursuant to which we will compensate any assisting securities broker-dealers. The purpose of such submission is to permit the NASD to review the "fairness" of such intended compensation arrangements between us and any assisting securities broker-dealer. If we enter into arrangements to receive such assistance from a securities broker-dealer, we will also be required to file a post-effective amendment to the registration statement which relates to our Class B preferred stock and common stock. This Prospectus is a part of such registration statement. As of the date of this Prospectus, we have not had any conversations with any securities broker-dealer and have not identified any securities broker-dealer which we might approach with a view to obtaining sales assistance. We do not expect to receive any significant assistance in the sale of our Class B preferred and common stock from securities broker-dealers.

         If, however, we do receive such assistance from one or more securities broker-dealers, the contractual arrangements which may come into being between us and such securities broker-dealers may provide for mutual indemnification between us and such securities broker-dealers.

         To the extent that we receive any meaningful assistance from securities broker-dealers, the amount of common stock proceeds received by us as a result of common stock sold by such securities broker-dealers will be reduced by any selling commission paid. We will not pay a selling commission in excess of 10% of common stock proceeds which we receive as a result of securities broker-dealer assistance. We may, on a case by case basis, reimburse any assisting securities broker-dealer with respect to reasonable due diligence fees incurred by such securities broker-dealers. The term "due diligence" refers to the investigatory process which any securities broker-dealer would be required to undertake and complete before assisting us in the public offer and sale of our common stock.

         Certain states, including Florida, may require that we register with state securities regulatory authorities as an issuer-dealer. Florida, for example, will permit a self-underwritten best efforts offering only under circumstances where the issuer has registered as an "issuer-dealer" pursuant to the provisions of the Florida Securities and Investor Protection Act ("FIPA") and rules promulgated thereunder. The processes involved are essentially the same as effecting registration as a securities broker-dealer under FIPA except the testing requirement is waived. These requirements include, however, the filing of comprehensive information with respect to an issuer, its executive officers, the persons who will be deemed in a supervisory capacity with respect to the offering and information which demonstrates that the issuer intending to act as its own issuer-dealer meets the "net capital" requirement of FIPA and rules thereunder. We have not commenced such process but may do so prior to the time that we commence the public offering of our common stock for cash.

                          DESCRIPTION OF OUR SECURITIES
                          -----------------------------

         We presently have outstanding common stock and Class A and Class B preferred stock. All of such equity securities have a par value of $.001. Our common stock and Class A and Class B preferred stock are equal in voting rights (one vote per share). Cumulative voting is not permitted in connection with the voting of our common stock and Class A and Class B preferred stock. Certain liquidation preferences and conversion rights are attributable to our Class A and Class B preferred stock as described below. The shares of common stock and Class B preferred stock issued in the asset purchase transactions described above and elsewhere in this Prospectus and which may be sold to the public (common stock) will have the same characteristics described in this paragraph and below.

                                                                    Conversion Rights
Title of Class              Liquidation Preference                  into Common Stock
--------------              ----------------------                  -----------------
Class A Convertible         A cash liquidation preference           At the option of the holder
Preferred Stock             equal to $10 per Class A pre-           thereof, the Class A preferred
                            ferred share at the time that           stock is convertible at any
                            any liquidation distributions           time into common stock on
                            are made by us, which pre-              on the basis of three shares
                            ference is superior to the              of common stock for each
                            liquidation preference attri-           share of Class A preferred
                            butable to the Class B pre-             stock; the shares of Class A
                            ferred stock                            preferred stock are manda-
                                                                    torily converted into common
                                                                    Stock at such conversion
                                                                    ratio, however, at the time
                                                                    that our then outstanding
                                                                    freely tradeable common
                                                                    stock and/or freely tradeable
                                                                    Class B preferred stock are
                                                                    listed for trading pursuant to
                                                                    the NASDAQ National Market
                                                                    System

Class B Convertible         Shares of Class B preferred             Shares of Class B preferred
Preferred Stock             stock outstanding at the time           stock outstanding and to be
                            of any liquidation distribution         outstanding from time to time
                            are entitled to a liquidation           are and will be convertible
                            preference (subject to the li-          into common stock at various
                            quidation distribution prefer-          conversion ratios depending
                            ence attributable to our                upon the time of conversion.
                            Class A preferred stock) of             The conversion periods are
                            $25 per Class B share prior             measured from the comple-
                            to any distributions being              tion of the consummation
                            made with respect to our                of the asset purchase transac-
                            then outstanding common                 tions described above in this
                            Stock                                   Prospectus subject to certain
                                                                    adjustments.  During the
                                                                    first six months subsequent
                                                                    to the completion of the
                                                                    Asset purchase transactions,
                                                                    such Class B shares of pre-
                                                                    ferred stock may be converted
                                                                    into common stock on the

                                                                    Conversion Rights
Title of Class              Liquidation Preference                  into Common Stock
--------------              ----------------------                  -----------------
                                                                    basis of three shares of com-
                                                                    mon stock for each share of
                                                                    Class B preferred stock; for
                                                                    the second six months follow-
                                                                    ing such asset purchase trans-
                                                                    actions, such conversion ratio
                                                                    reduces to two shares of com-
                                                                    mon stock for each share of
                                                                    Class B preferred stock; and
                                                                    during the third six month
                                                                    period measured from the
                                                                    completion of the asset pur-
                                                                    chase transactions, the con-
                                                                    version ratio is one share
                                                                    of common stock for each
                                                                    share of Class B preferred
                                                                    Stock.  At the conclusion of
                                                                    the aggregate 18 month con-
                                                                    version period, the Class B
                                                                    shares are mandatorily con-
                                                                    verted into common stock
                                                                    on a share for share basis

Common Stock                None; holders of shares of              Not Applicable
                            common stock may partici-
                            pate in liquidation distribu-
                            tions on a share for share
                            basis; holders of outstanding
                            Class A and Class B preferred
                            Stock then outstanding shall
                            also participate on a share for
                            share basis with the holders
                            of common stock as to any
                            such liquidation distributions

         Subsequent to the date of the Private Offering Memorandum pursuant to which such Class A preferred stock was privately offered and sold, the terms of issuance of such Class A preferred stock were modified. The modified terms provide that we will undertake the registration of our common stock issued upon the conversion of all of the Class A preferred stock into common stock. The filing of such Registration Statement, however, will not be accomplished until all of the asset purchase transactions have been consummated. The registration of the underlying common stock issuable upon conversion of all of the Class A preferred stock is a separate Registration Statement and not a part of the Registration Statement of which this Prospectus is a part. The purpose of this undertaking is to eliminate the restrictive security status otherwise attributable to the common stock issued upon conversion of the Class A preferred stock. Also, the holders of the Class A preferred stock will be entitled to an annual 10% cumulative dividend in the amount of $1 per Class A share outstanding, which dividend entitlement will accrue at the time that we have attained the sale of the minimum amount of shares of Class A preferred stock which was 100,000 shares. Such dividend entitlement, however, is conditional and will not be required to be paid by us in the event that the common stock issuable upon the conversion of such Class A preferred stock is listed for trading on the NASDAQ National System on a date which is 30 months from the date of the filing of the Registration Statement relating to the asset purchase transactions described herein and the issuance to Members of the Class B preferred and/or common stock by us to such Members. If such listing timely occurs, the dividend entitlement will extinguish.

                                   LITIGATION
                                   ----------

         We are not presently involved in any material litigation. Viatical and Resource, which are our wholly-owned subsidiaries are parties to ceratin items of litigation which are not expected to have any material affect on us.

                                 LEGAL OPINIONS
                                 --------------

         William T. Kirtley, P.A., Sarasota, Florida has rendered its opinion as to certain matters relating to our Class B preferred stock and common stock as offered by this Prospectus. Such firm has also reviewed the statements made in the Prospectus section "PLAN OF OPERATION - BUSINESS" which relate to Federal income tax considerations and has rendered its opinion concerning certain Federal income tax matters.

                                     EXPERTS
                                     -------

         Included with this Prospectus are certain audited financial statements reflecting the financial condition, income, statement of changes in stockholders' equity and statements of cash flows for the period commencing February 5, 2002 (our inception) to and including September 30, 2002, which financial statements have been examined by Bobbitt, Pittenger & Co., P.A., Sarasota, Florida, independent certified public accountants, whose report thereon is incorporated herein in reliance upon the authority of that firm as experts in accounting and in giving such reports.

         Also included as a part of this Prospectus and delivered herewith (as a separate booklet) are the audited financial statements of the 60 limited liability companies which have entered into Asset Purchase Agreements with us. Such audited financial statements of such limited liability companies reflect each such limited liability company's financial condition, income and members' equity and cash flows at and for the periods indicated therein. Such limited liability company financial statements have also been examined by Bobbitt, Pittenger & Co., P. A., Sarasota, Florida, independent certified public accountants, whose reports thereon are incorporated herein in reliance upon the authority of that firm as experts in accounting and in giving such reports.

         Also included in the limited liability company financial statements described in the immediately preceding paragraph are the unaudited financial statements of each such limited liability company reflecting financial condition, income, members' equity and cash flows at and for the period ended September 30, 2002. These financial statements are unaudited.

                        HOW TO PURCHASE OUR COMMON STOCK
                        --------------------------------

         An interested investor may purchase our common stock or secured notes by completing the appropriate portions of the Subscription Agreement which is delivered with this Prospectus in counterpart. Investors should carefully complete all of the information required by such Subscription Agreement and when completed, should either deliver or direct it to us, together with the investor's covering check (at the rate of $6.25 per share of common stock subscribed) at our address which is Life Investment Funding Enterprises, Inc., 677 North Washington Boulevard,, Sarasota, Florida 34236, Attention J. Patrick Bryan, President.

         Upon receipt of a common stock Subscription Agreement in duplicate, duly completed and executed by the investor, we will make such investor suitability determinations as we deem appropriate, which may include but not be limited to telephone inquiries to the investor and upon satisfactory completion of such process, the Subscription Agreement will be accepted or rejected. The common stock subscribed will be promptly issued upon completion of the subscription process and bank clearance of the investor's check.

                           FORWARD LOOKING STATEMENTS
                           --------------------------

         Some of the information in this Prospectus may contain what are known as forward looking statements. These statements can be identified by the use of forward looking phrases such as "will likely", "may", "are expected to", "is anticipated", "projected", "estimated", "intends to" or similar words. These forward looking statements are subject to certain risks and uncertainties, including those described in the Prospectus section captioned "RISK FACTORS", that could cause actual results to differ materially from those which we expect and project. Additional risks that may affect our future performance may be set forth elsewhere in this Prospectus. When considering forward looking statements, you should keep in mind these risk factors and any other cautionary statements made in this Prospectus. In considering whether or not you wish to purchase our common stock or a secured note, you should not place undue reliance on any forward looking statement that speaks only as of the time and date that it is made.

                             ADDITIONAL INFORMATION
                             ----------------------

         We have filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, for the Class B preferred and common stock being offered by this Prospectus. This Prospectus, which is a part of such Registration Statement, does not contain all of the information set forth or annexed as exhibits to the Registration Statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information with respect to us and our Class B preferred and common stock, reference is made to such Registration Statement, including exhibits, copies of which may be inspected and copied at the facilities of the SEC. Copies of the Registration Statement, including exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fee prescribed by the SEC. Information regarding the operation of the SEC's Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330 or by visiting the SEC web site, www.sec.gov.

                              REPORTS TO INVESTORS
                              --------------------

         We will distribute to the holders of our Class A and Class B preferred stock and our common stock annual reports which will contain financial statements audited and reported upon by our independent certified public accountants after the close of each calendar year, which is our fiscal year. We will also provide such other periodic reports as we determine to be appropriate or as may be required by law.

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Life Investment Funding Enterprises, Inc.

         Consolidated Financial Statements

               Report of Independent Public Accountants                    F-1
               Consolidated Statement of Financial Condition               F-2
               Consolidated Statement of Income                            F-3
               Consolidated Statement of Changes in Stockholders' Equity   F-4
               Consolidated Statement of Chas Flows                        F-5
               Notes to Consolidated Financial Statements                  F-6

         Compilation Pro Forma Consolidated Financial Statements
               Accountants Report                                         F-12
               Pro Forma Consolidated Statement of Financial Condition    F-13
               Pro Forma Consolidated Statement of Income                 F-15
               Notes to Pro Forma Consolidated Financial Statements       F-16

         We have filed with the SEC via EDGAR (the SEC electronic computer system) financial statements of the 60 limited liability companies which have entered into Asset Purchase Agreements with us. These limited liability companies are identified on pages 23, 24 and 25 of the Prospectus. These financial statements are comprised of statements of financial condition, income and members' equity, cash flows and the notes to such financial statements for the years and periods indicated in the reports of the independent certified public accountants issued in connection with such financial statements.

         The financial statements of the limited liability companies filed with the SEC also included the financial statements identified above as of and for the interim period ended September 30, 2002. These financial statements are unaudited.

         Because of the number of pages required by such financial statements, such are presented in a booklet which accompanies this Prospectus. Such described financial statements constitute a part of the Registration Statement of which this Prospectus is a part.

January 24, 2003

TO THE MEMBERS
Life Investment Funding Enterprises, Inc.
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------

We have audited the accompanying consolidated statement of financial condition of Life Investment Funding Enterprises, Inc. as of September 30, 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the period from February 5, 2002 (inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, Inc. as of September 30, 2002 and the results of its operations and its cash flows for the period from February 5, 2002 (inception) to September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

Bobbitt Pittenger & Company, P.A.

Certified Public Accountants

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                         September 30,
                                                                             2002
                                                                         -------------
    ASSETS

CURRENT ASSETS
  Cash                                                                   $     355,742
  Investment in LLC's                                                        2,670,624
  Subscription receivable                                                       60,000
  Syndication costs                                                             97,007
                                                                         -------------

    TOTAL ASSETS                                                         $   3,183,373
                                                                         =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                       $       6,888
  Due to related party                                                         101,730
                                                                         -------------

TOTAL CURRENT LIABILITIES                                                      108,618

PREFERRED STOCK TO BE ISSUED                                                    60,000

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value, 500,000,000 shares authorized
   Class A, 55,100 shares issued                                                    55
   Class B, 697,300 shares issued                                                  697
  Common stock, $.001 par value, 500,000,000 shares authorized,
   60,000 shares issued                                                             60
  Additional paid-in capital                                                 3,220,812
  Retained earnings                                                           (206,869)
                                                                         -------------

TOTAL STOCKHOLDERS' EQUITY                                                   3,014,755
                                                                         -------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $   3,183,373
                                                                         =============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                        CONSOLIDATED STATEMENT OF INCOME
     FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

REVENUES                                   $

EXPENSES
  Professional                                  139,680
  General and administrative                     57,189
  Contributions                                  10,000
                                           ------------

NET LOSS BEFORE INCOME TAXES                   (206,869)

INCOME TAX BENEFIT                                    -
                                           ------------

NET LOSS                                   $   (206,869)
                                           ============

LOSS PER SHARE                             $      (3.48)
                                           ============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                  Class A       Class B                    Additional
                                                 Preferred     Preferred       Common        Paid-in      Retained
                                                   Stock         Stock          Stock        Capital      Earnings         Total
                                                ------------  ------------  ------------  ------------  ------------   ------------
Balance, February 5, 2002                       $             $             $             $             $              $

Preferred Stock issued                                    39                                   390,961                      391,000

Preferred Stock issued for services                       16                                   159,984                      160,000

Preferred Stock/
 Common Stock issued for purchase of Viatical
 Capital, Inc. and Premiere Capital, Inc.                              697            60     2,669,867                    2,670,624

Net loss
                                                                                                            (206,869)      (206,869)
                                                ------------  ------------  ------------  ------------  ------------   ------------

Balance, September 30, 2002                     $         55  $        697  $         60  $  3,220,812  $   (206,869)  $  3,014,755
                                                ============  ============  ============  ============  ============   ============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                    $   (206,869)
  Adjustments to reconcile net loss
   to net cash used by operating activities:
    Preferred and common stock issued for services                                 160,000
    Increase in accounts payable                                                     6,888
                                                                              ------------

NET CASH USED BY OPERATING ACTIVITIES                                              (39,981)
                                                                              ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of preferred stock                                        391,000
  Advances from related parties                                                    101,730
  Syndication costs                                                                (97,007)
                                                                              ------------

NET CASH USED BY FINANCING ACTIVITIES                                              395,723
                                                                              ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                          355,742

CASH AND CASH EQUIVALENTS, beginning of period
                                                                              ------------

CASH AND CASH EQUIVALENTS, end of year                                        $    355,742
                                                                              ============

NON-CASH FINANCING TRANSACTIONS:

60,000 shares of Class B Preferred Stock and 697,000 shares of Common Stock issued for purchase of Viatical Capital, Inc. and Premiere Investment
 Capital, Inc.                                                                $  2,670,624
                                                                              ============

16,000 shares of Class A Preferred Stock issued for services                  $    160,000
                                                                              ============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Life Investment Funding Enterprises, Inc. ("the Company") is a Nevada corporation, which was organized on February 5, 2002. The principal business activity of the company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured.

Basis of Consolidation

The consolidated financial statements include the accounts of Life Investment Funding Enterprises, Inc. and its wholly owned subsidiaries Viatical Capital, Inc. and Premiere Investment Capital, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Cash and Cash Equivalents

The Company considers all investments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, plus deferred taxes. Deferred taxes are recognized for differences between the basis of the assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO SEPTEMBER 30, 2002

         NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B- ASSET ACQUISITION TRANSACTIONS

The Company has entered into asset acquisition agreements with the executive committees of sixty limited liability companies. These companies are estimated to have life insurance portfolios having an aggregate death benefit amount or face amount of approximately $82 million. The Company intends to acquire these life insurance policies from the limited liability companies for a purchase consideration comprised of the Company's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B share for each $25 face amount of the aggregate life insurance policies held in a limited liability company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of $6.25 of face amount for each share of Common Stock. The maximum number of shares to be issued would be 3,295,136 of Class B Preferred Stock or 13,180,532 of Common Stock.

In connection with the asset acquisition transactions, two trusts owned by principals of Life Settlement Network, Inc. (see Note E) will acquire from the Company certain life insurance policies presently held by certain of the limited liability companies. These policies were acquired from Justus Viatical Group ("Justus"). The policies are possibly characterized by certain irregularities with respect to their issuance. The trusts will acquire the Justus Policies from the Company in order to eliminate any problems attendant to the Justus Policies from the Companies' then existing life insurance portfolio. In the transaction, the trusts are expected to reconvey to the Company an aggregate 530,078 Class B shares.

NOTE C- INVESTMENTS IN LLC'S

The Company issued 60,000 shares of Common Stock and 697,300 Class B Preferred Stock in consideration of all of the outstanding capital stock of Viatical Capital, Inc. and Premiere Investment Capital, Inc. These two companies hold an aggregate ten percent managing member interest in the approximately 60 limited liability companies with which the Company has signed an asset acquisition agreement as well as three limited liability companies not included in the asset acquisition transaction (see Note B).

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO SEPTEMBER 30, 2002

NOTE D - SUBSCRIPTION RECEIVABLE

As of September 30, 2002 an investor had subscribed for 6,000 shares of Class A Preferred Stock. The funds were received and the shares were issued November 20, 2002.

NOTE E - DUE TO RELATED PARTY

The Company entered into a consulting agreement with Life Settlement Network ("LSN"), effective March 22, 2002 to provide services as follows:
     .    Identify, hire and direct SEC legal counsel and auditors
     . Prepare a package of materials including a business plan, LLC policy data, asset purchase agreement and third party business support for the LLC committees,
     .    Telephone conferences with 62 LLC executive committees
     . Prepare legal documents using LSN in-house attorney related to individual investors
     .    Promote the private placement offering
     .    Provide accounting support to the auditors and other professionals
     .    Provide general clerical and support related functions.
The cost of the consulting services rendered through September 30, 2002 is $211,980. Class A preferred shares purchased on behalf of the principals of LSN in the amount of $160,000 were offset to the extent of $151,480 for forgiveness of reimbursable costs paid by LSN on behalf of Life, leaving a balance of consulting costs due of $101,730. LSN has agreed to accept net monthly payments of $9,326, beginning October 2002.

NOTE F - STOCK TRANSACTIONS

The Company's articles of incorporation authorize the issuance of a maximum of one billion shares of capital stock, 500,000,000 of which is designated as Common Stock and 500,000,000 of which is designated as Preferred Stock issuable in series. Preferred Stock may be issued upon action of the Board of Directors and each series of Preferred Stock issued shall have the same characteristics with respect to liquidation preferences, voting rights, rights to receive dividends, conversion into other securities of the Company and other matters.

As of September 30, 2002, the Company has authorized the issuance of its Class A convertible Preferred Stock, $.001 par value (Class A shares), in the maximum amount of 200,000 shares. The shares were offered through a private placement memorandum to suitable and accredited investors at a per share price of $10. The minimum investment required is 3,000 shares representing a minimum subscription obligation of $30,000. The Class A shares are entitled to one vote per share on all matters submitted to the shareholders of the Company for vote, the Class A, Class B, and the Common Stock being equal with respect to voting rights. The Class A shares are convertible into the Common Stock of the Company at any time subsequent to the issuance thereof at the rate of three shares of Common Stock for each Class A Share. The Class A shares are mandatorily convertible into the Common Stock of the Company at such conversion ratio at the time that the Company meets the listing requirements for the NASDAQ National Market.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO SEPTEMBER 30, 2002

NOTE F - STOCK TRANSACTIONS (CONTINUED)

The Class A shares are entitled to a preference in the event of a liquidation, winding up and dissolution of the Company which requires that each such holder of a Class A share receive a liquidation distribution equal to $10 per Class A share held prior to the time any liquidation distribution is made with respect to the outstanding Class B shares and its Common Stock.

The Class A shares being privately offered and sold will be entitled to a conditional, cumulative dividend of 10% ($1 per Class A Share), which will accrue at the time that the Company receives and accepts subscriptions to at least 100,000 Class A Shares or if a Class A Share subscription is made subsequent to such time, at the time that a Class A Share subscription is accepted by the Company. The dividend will vest and become payable in the event that the Common Stock of the Company issuable upon conversion of the Class A Shares privately sold is not listed on the NASDAQ National System on a date which is 30 months from the filing date of the Registration Statement relating to the limited liability Companies' asset purchase transactions described in the Private Offering Memorandum. If such Common Stock is listed on or before such time, then the cumulative dividend will not vest and will not be payable

The Company has authorized the issuance of Class B Convertible Preferred Stock, $.001 par value (Class B shares), in maximum amount of 5,000,000 shares. The Class B shares outstanding and to be outstanding have equal voting rights as explained above. The Class B shares are convertible into the Common Stock of the Company at various conversion ratios, depending upon the time of conversion. The conversion periods are measured from the completion of the consummation of the asset acquisition transactions anticipated to be concluded with sixty limited liability companies. Such commencement date, however may be a dated prior to the consummation of all asset acquisition transaction if delays occur. For the first six months of such conversion period, the Class B shares may be converted on the basis of one Class B share for three shares of the Company's Common Stock. For the second six months, the conversion ratio reduces to one Class B share for each two shares of the Company's Common Stock and during the third six month period, the conversion ratio is one Class B share for one share of the Company's Common Stock. At the conclusion of the aggregate eighteen month conversion period, the Class B shares are mandatorily converted into the Common Stock of the Company on the one - to - one conversion basis.

The Class B shares are entitled to a preference in the event of liquidation of the Company that requires that with respect to Class B shares held by the former owners of Viatical and Premiere (see Note E), such entities receive the amount of $10 per share after the liquidation preference attributable to the Class A shares has been satisfied but prior to any liquidation distribution being made with respect to the outstanding Common Stock of the Company. With respect to the Class B shares held by former managing members of the limited liability companies and issued in connection with the asset acquisition transactions, such liquidation preference is $25 per Class B share, subject to the Class A share preference.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO SEPTEMBER 30, 2002

NOTE F - STOCK TRANSACTIONS (CONTINUED)

The Class A and Class B Preferred Stock and the Common Stock of the Company are equal with respect to the right to receive cash dividends, if any are declared by the Company. The Company's present policy is to reinvest substantially all of any earnings in its business and accordingly, cash dividends are not anticipated to be paid on the Company's outstanding Class A or Class B Preferred Stock or its Common Stock, at least in the near future.

The Company issued 60,000 shares of Common Stock and 697,300 of Class B Preferred Stock to the owners of Viatical and Premiere (See Note E).

Two trusts belonging to the principals of Life Settlement Network have subscribed to an aggregate 55,900 shares of the Class A Preferred Stock of the Company at the $10 per share subscription price for an aggregate subscription obligation of $559,000. This is a several obligation. The Company has received an aggregate $160,000 from the trusts in payment of a portion of such subscription obligation (see Note E). The balance of such subscription obligation is due and payable at a time which is twelve months from the time that the Company completes the asset acquisition transaction (see Note B). To the extent that additional shares of Class A Preferred Stock are privately sold or subscribed to subsequent to the transaction described, such subscription obligation of the trusts will be reduced on a Class A share for share obligation. The subscription obligation as of September 30, 2002 is $389,000.

NOTE G - DIRECTORS' STOCK OPTION PLAN

It is anticipated that the Company will adopt a Directors' Stock Option Plan. It is anticipated to involve options providing, upon exercise thereof, for the issuance of a yet to be determined number of shares of the Common Stock of the Company. The exercise price of the options is expected to be a price which is fifteen percent below the mean between the bid and ask price for the Company's Common Stock as such exists in any public market therefor as of the date of grant of each option. The options will be exercisable for a period of twenty-four months from the date of grant

NOTE H - STOCK PURCHASE WARRANTS

The Company has granted Stock Purchase Warrants to two trusts owned by the principals of Life Settlement Network, Inc. (See Note E). The Warrants permit the trusts to each acquire 750,000 shares of Common Stock of the Company for a period of five years from the date of the private offering memorandum at an exercise price of $5 per share of Common Stock

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO SEPTEMBER 30, 2002

NOTE I - INCOME TAXES

The Company incurred a net loss of $206,869 for the period February 5, 2002 through September 30, 2002. Based on the uncertainty of future operations the Company has elected to record a valuation allowance equal to the deferred tax benefit of $70,701.

NOTE J - COMMITMENTS AND CONTINGENCIES

Certain employees of the Company are compensated pursuant to written employment agreements. The initial term of the agreements conclude December 31, 2006, with additional terms created upon the mutual agreement of the Company and the employee. The agreements call for a base salary with increases based on performance of the Company. The agreements also call for bonuses to be paid if certain performance measures are met. The bonuses are payable fifty percent in cash and fifty percent in Common Stock.

In addition to the director fees and grant of stock purchase options, each of the current members of the Board of Directors of the Company will be entitled to receive shares of the Company's Common Stock having a value of $75,000 for each twelve month period of service for the initial twenty-four month period of service for each director. The value determination method is the same as that to be used for the Director Stock Option Plan (See Note G).

NOTE K - NET LOSS PER SHARE

The following sets forth the computation of basic earnings per share at September 30, 2002. Dilutive earnings per share have not been shown, as the computation is considered anti-dilutive.

     NUMERATOR
       Net loss                                   $   (206,869)
                                                  ============

     DENOMINATOR
       Denominator for basic earnings per share         60,000
                                                  ============

     Basic net loss per share                     $      (3.48)
                                                  ============

NOTE L - SUBSEQUENT EVENT

The Company purchased an interest in Viatical Funding LLC-IN-III from a member for $60,000 in October 2002.

January 30, 2003

Life Investment Funding Enterprises, Inc.
Sarasota, Florida

ACCOUNTANT'S REPORT
-------------------

We have compiled the accompanying pro forma consolidated statement of financial condition of Life Investment Funding Enterprises, Inc. as of September 30, 2002, and the related pro forma consolidated statements of income and stockholders' equity for the nine-months then ended.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

The accompanying presentation and this report were prepared for the inclusion in regulatory filings with the Securities and Exchange Commission and should not be used for any other purpose.

A compilation is limited to presenting in the form of pro forma financial statements information that is the representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transactions. We have not examined or reviewed the accompanying pro forma financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Bobbitt Pittenger & Company, P.A.

Certified Public Accountants

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 2002

                             Consolidated
                            Life Investment     LLC Assets
                               Funding             to be           Pro Forma           Pro Forma
                           Enterprises, Inc.     acquired         Adjustments          Combined
                           -----------------   ------------       ------------       ------------
                             (Historical)      (Historical)
       ASSETS

Cash                         $    355,742      $  2,139,219       $                  $  2,494,961
Investments                                      26,883,235         (3,555,844)        23,327,391
Annuities receivable                                654,909                               654,909
Investments in LLC's            2,670,624                           (2,592,720)            77,904
Due from LLC's                                       14,123                                14,123
Subscription Receivable            60,000                                                  60,000
Syndication costs                  97,007                                                  97,007
Other assets                                            753                                   753
                             ------------      ------------       ------------       ------------

    TOTAL ASSETS             $  3,183,373      $ 29,692,239       $ (6,148,564)      $ 26,727,048
                             ============      ============       ============       ============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 2002

                                                               Consolidated
                                                              Life Investment      LLC Assets
                                                                 Funding              to be           Pro Forma         Pro Forma
                                                             Enterprises, Inc.      acquired         Adjustments        Combined
                                                             ----------------     ------------       ------------     ------------
                                                               (Historical)       (Historical)
     LIABILITIES AND MEMBERS'/STOCKHOLDERS' EQUITY

Accounts payable                                               $      6,888       $     26,991       $                 $     33,879
Due to investors                                                                        32,804                               32,804
Due to related party                                                101,730                                                 101,730
Distributions payable                                                                  149,400                              149,400
                                                               ------------       ------------       -------------     ------------

     TOTAL LIABILITIES                                              108,618            209,195                              317,813

PREFERRED STOCK TO BE ISSUED                                         60,000                                                  60,000

MEMBERS' EQUITY                                                                     29,483,044         (29,483,044)

STOCKHOLDERS' EQUITY
   Preferred stock $.001 par value,
    500,000,000 shares authorized,
    Class A, 55,100 shares issued                                        55                                                      55
    Class B, 697,300 shares issued                                      697                                                     697
   Common Stock, $.001 par value, 500,000,000 shares
    authorized, 60,000 shares issued in public company,
    11,862,479 to be issued total 11,922,479 shares                      60                                 11,862           11,922
   Additional paid-in capital                                     3,220,812                             23,322,618       26,543,430
   Retained earning                                                (206,869)                                               (206,869)
                                                               ------------       ------------       -------------     ------------

TOTAL MEMBERS'/ STOCKHOLDERS' EQUITY                              3,014,755         29,483,044          (6,148,564)      26,349,235
                                                               ------------       ------------       -------------     ------------

     TOTAL LIABILITIES AND MEMBERS'/ STOCKHOLDERS' EQUITY      $  3,183,373       $ 29,692,239       $  (6,148,564)    $ 26,727,048
                                                               ============       ============       =============     ============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

                                       Consolidated
                                      Life Investment    LLC Assets
                                         Funding            to be       Pro Forma       Pro Forma
                                     Enterprises, Inc.    acquired     Adjustments      Combined
                                     -----------------  ------------   ------------   ------------
                                       (Historical)     (Historical)
REVENUES
   Gain or loss on sale or maturity
    of life insurance policies         $                $    863,105   $              $    863,105
   Interest income                                             9,973                         9,973
   Other income                                               10,000                        10,000
                                       ------------     ------------   ------------   ------------

   TOTAL REVENUES                                            883,078                       883,078

EXPENSES
   Impairment loss on
    life insurance policies                                9,015,390                     9,015,390
   General and administrative                57,189          655,569                       712,758
   Professional                             139,680           10,298                       149,978
   Contributions                             10,000                                         10,000
                                       ------------     ------------   ------------   ------------

   TOTAL EXPENSES                           206,869        9,681,257                     9,888,126
                                       ------------     ------------   ------------   ------------

INCOME BEFORE TAXES                        (206,869)      (8,798,179)                   (9,005,048)

PROVISION FOR INCOME TAXES
                                       ------------     ------------   ------------   ------------

NET INCOME                             $   (206,869)    $ (8,798,179)  $              $ (9,005,048)
                                       ============     ============   ============   ============

Net income per share                   $      (3.48)                                  $      (0.68)
                                       ============                                   ============

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE A - DESCRIPTION OF TRANSACTION

Life Investment Funding Enterprises, Inc. ("Life") has entered into asset acquisition agreements with the executive committees of sixty limited liability companies. These companies are estimated to have life insurance portfolios having an aggregate death benefit amount or face amount of approximately $82 million. The Company intends to acquire these life insurance policies from the limited liability companies for a purchase consideration comprised of the Company's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B share for each $25 face amount of the aggregate life insurance policies held in a limited liability company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of $6.25 of face amount for each share of Common Stock. The maximum number of shares to be issued would be 3,295,136 of Class B Preferred Stock or 13,180,532 of Common Stock.

NOTE B - PURPOSE OF FINANCIAL STATEMENTS

The accompanying pro forma consolidated financial statements of the Company are prepared for use in filings with the Securities and Exchange Commission. The purpose of the pro forma consolidated financial statements is to show the effect of certain changes in the Company's operating agreement as a result of the filings. These changes are as follows:

a) An adjustment to Investments has been made to reflect the acquired assets at fair market value at date of acquisition.

b) Life holds all of the outstanding stock of Viatical Capital, Inc. and Premiere Investment Capital, Inc. These two companies hold an aggregate ten percent interest in the sixty limited liability companies with which the Company has signed an asset acquisition agreement as well as three limited liability companies not included in the asset acquisition transaction. The investment in the LLC's has been reduced by the stock to be received in the parent corporation. The value remaining reflects the investment in the three limited liability companies not included in the asset acquisition transaction.

c) Life intends to acquire the assets from the limited liability companies for a purchase consideration comprised of Life's Class B convertible Preferred Stock and/or its Common Stock. The maximum number of shares to be issued would be 3,295,136 of Class B Preferred Stock or 13,180,532 of Common Stock. Of the shares to be issued ten percent would be issued to Life's subsidiary corporations. However, since these shares will not be issued this reduces the shares to be issued to 2,965,622 of Class B Preferred Stock or 11,862,479 of Common Stock. This Pro Forma financial statement assumes that all of the stock issued is Common Stock.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

d) Dilutive earnings per share have not been shown, as the computation is considered anti-dilutive.

e) Based on the uncertainty of future operations Life has elected to record a valuation allowance equal to any deferred tax benefit.

NOTE C - CONSOLIDATED FINANCIAL STATEMENTS OF LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                               September 30,
                                                   2002
                                               -------------

    ASSETS

CURRENT ASSETS
  Cash                                         $     355,742
  Investment in subsidiaries                       2,670,624
  Subscription receivable                             60,000
  Syndication costs                                   97,007
                                               -------------

    TOTAL ASSETS                               $   3,183,373
                                               =============

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                             $       6,888
  Due to related party                               101,730
                                               -------------

TOTAL CURRENT LIABILITIES                            108,618

PREFERRED STOCK TO BE ISSUED                          60,000

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE C - CONSOLIDATED FINANCIAL STATEMENTS OF LIFE INVESTMENT
         FUNDING ENTERPRISES, INC. (CONTINUED)

STOCKHOLDERS' EQUITY
  Preferred stock, $.001 par value, 500,000,000 shares authorized
   Class A, 55,100 shares issued                                             55
   Class B, 697,300 shares issued                                           697
  Common stock, $.001 par value, 500,000,000 shares authorized,
   60,000 shares issued                                                      60
  Additional paid-in capital                                          3,220,812
  Retained earnings                                                    (206,869)
                                                                   ------------

TOTAL STOCKHOLDERS' EQUITY                                            3,014,755
                                                                   ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  3,183,373
                                                                   ============

                        CONSOLIDATED STATEMENT OF INCOME
     FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

REVENUES                              $

EXPENSES
  Professional                             139,680
  General and administrative                57,189
  Contributions                             10,000
                                      ------------

NET LOSS BEFORE INCOME TAXES              (206,869)

INCOME TAX BENEFIT                               -
                                      ------------

NET LOSS                              $   (206,869)
                                      ============

LOSS PER SHARE                        $      (3.48)
                                      ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED

                                                         IN-I          IN-II          IN-III         IN-IV           IN-V
                                                     ------------   ------------   ------------   ------------   ------------
     ASSETS

Cash                                                 $      2,744   $     22,089   $      1,125   $     92,385   $    193,424
Investments                                               137,601        167,196        301,025        353,564        304,554
Annuity receivable
Due from LLC's                                             (4,695)        (4,695)        (4,695)        (4,695)        (4,695)
Other assets
                                                     ------------   ------------   ------------   ------------   ------------

     TOTAL ASSETS                                    $    135,650   $    184,590   $    297,455   $    441,254   $    493,283
                                                     ============   ============   ============   ============   ============

     LIABILITIES AND MEMBERS' EQUITY

Accounts payable                                     $      1,222   $     22,669   $        228      $       -      $       -
Due to investors                                                           4,155                            84
Distributions payable                                                     30,300                        30,000         29,250
                                                     ------------   ------------   ------------   ------------   ------------

     TOTAL LIABILITIES                                      1,222         57,124            228         30,084         29,250

MEMBERS' EQUITY                                           134,428        127,466        297,227        411,170        464,033
                                                     ------------   ------------   ------------   ------------   ------------

     TOTAL LIABILITIES AND MEMBERS' EQUITY           $    135,650   $    184,590   $    297,455   $    441,254   $    493,283
                                                     ============   ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies                       $          -   $      7,457   $     20,485   $      5,260   $     66,118
   Interest income
   Other income
                                                     ------------   ------------   ------------   ------------   ------------

   TOTAL REVENUES                                               -          7,457         20,485          5,260         66,118

EXPENSES
   General and administrative                               5,989          5,826          5,653          6,672          5,634
   Impairment loss on
    life insurance policies                               412,583        318,224        179,917        108,174         62,718
                                                     ------------   ------------   ------------   ------------   ------------

   TOTAL EXPENSES                                         418,572        324,050        185,570        114,846         68,352

NET (LOSS) INCOME                                    $   (418,572)  $   (316,593)  $   (165,085)  $   (109,586)  $     (2,234)
                                                     ============   ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                                         IN-VI         IN-VII         IN-VIII        IN-IX           IN-XI
                                                      ------------   ------------   ------------   ------------   ------------
   ASSETS

Cash                                                  $     93,820   $    103,279   $     52,485   $    107,580   $     17,520
Investments                                                240,657        196,225        312,620        434,072        231,511
Annuity receivable
Due from LLC's                                              (4,695)        (4,695)        (4,695)        (4,695)        (4,695)
Other assets
                                                      ------------   ------------   ------------   ------------   ------------

   TOTAL ASSETS                                       $    329,782   $    294,809   $    360,410   $    536,957   $    244,336
                                                      ============   ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                                      $          -   $          -   $          -   $          -   $          -
Due to investors
Distributions payable                                       29,850         30,000
                                                      ------------   ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                                        29,850         30,000              -              -              -

MEMBERS' EQUITY                                            299,932        264,809        360,410        536,957        244,336
                                                      ------------   ------------   ------------   ------------   ------------

   TOTAL LIABILITIES AND MEMBERS' EQUITY              $    329,782   $    294,809   $    360,410   $    536,957   $    244,336
                                                      ============   ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies                        $     70,216   $     71,710   $      6,062   $     70,706   $      5,471
   Interest income
   Other income
                                                      ------------   ------------   ------------   ------------   ------------

   TOTAL REVENUES                                           70,216         71,710          6,062         70,706          5,471
EXPENSES
   General and administrative                                5,869          5,797          5,517          6,421          5,788
   Impairment loss on life insurance policies              191,255        231,544         99,382         64,217        152,348
                                                      ------------   ------------   ------------   ------------   ------------

   TOTAL EXPENSES                                          197,124        237,341        104,899         70,638        158,136

NET (LOSS) INCOME                                     $   (126,908)  $   (165,631)  $    (98,837)  $         68   $   (152,665)
                                                      ============   ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL  STATEMENTS  OF  LIMITED  LIABILITY  COMPANIES  FROM WHICH
         ASSETS  ARE TO BE  ACQUIRED (CONTINUED)

                                             IN-XII         IN-XIV         IN-15          IN-16           IN-17
                                          ------------   ------------   ------------   ------------   ------------
   ASSETS

Cash                                      $     92,961   $    113,090   $      1,041   $      2,626   $     20,951
Investments                                    232,043        166,322        630,710        908,647        294,141
Annuity receivable                                            178,444                                      476,465
Due from LLC's                                  (4,695)        (4,695)        (4,695)        46,605         (4,695)
Other assets
                                          ------------   ------------   ------------   ------------   ------------

   TOTAL ASSETS                           $    320,309   $    453,161   $    627,056   $    957,878   $    786,862
                                          ============   ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                          $              $              $              $              $
Due to investors
Distributions payable
                                          ------------   ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                                 -              -              -              -              -

MEMBERS' EQUITY                                320,309        453,161        627,056        957,878        786,862
                                          ------------   ------------   ------------   ------------   ------------

   TOTAL LIABILITIES AND MEMBERS' EQUITY  $    320,309   $    453,161   $    627,056   $    957,878   $    786,862
                                          ============   ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies            $       (639)  $     (6,737)  $      5,252   $      6,098   $     (9,803)
   Interest income                                                                                           9,973
   Other income
                                          ------------   ------------   ------------   ------------   ------------

   TOTAL REVENUES                                 (639)        (6,737)         5,252          6,098            170

EXPENSES
   General and administrative                    6,023          5,683          5,533          6,243          5,817
   Impairment loss on
    life insurance policies                        357         34,889          6,810         47,986          1,659
                                          ------------   ------------   ------------   ------------   ------------

   TOTAL EXPENSES                                6,380         40,572         12,343         54,229          7,476

NET (LOSS) INCOME                         $     (7,019)  $    (47,309)  $     (7,091)  $    (48,131)  $     (7,306)
                                          ============   ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                                         I              II            III            G-IV           GI-V
                                                    ------------   ------------   ------------   ------------   ------------
   ASSETS

Cash                                                $      1,215   $     70,860   $     42,685   $        625   $     18,607
Investments                                              614,542        560,010        349,157        297,216        338,260
Annuity receivable
Due from LLC's                                            (2,702)        (2,596)       (13,788)        55,740
Other assets
                                                    ------------   ------------   ------------   ------------   ------------

   TOTAL ASSETS                                     $    613,055   $    628,274   $    378,054   $    353,581   $    356,867
                                                    ============   ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                                    $        823   $              $              $              $
Due to investors                                           1,152            392          1,204          2,165          1,065
Distributions payable
                                                    ------------   ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                                       1,975            392          1,204          2,165          1,065

MEMBERS' EQUITY                                          611,080        627,882        376,850        351,416        355,802
                                                    ------------   ------------   ------------   ------------   ------------

   TOTAL LIABILITIES AND MEMBERS' EQUITY            $    613,055   $    628,274   $    378,054   $    353,581   $    356,867
                                                    ============   ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies                      $         30   $     62,576   $     (1,023)  $         46   $       (439)
   Interest income
   Other income
                                                    ------------   ------------   ------------   ------------   ------------

   TOTAL REVENUES                                             30         62,576         (1,023)            46           (439)

EXPENSES
   General and administrative                              5,690          5,633          6,357          5,868          5,759
   Impairment loss on
    life insurance policies                              249,526        238,203        192,922        448,786        421,545
                                                    ------------   ------------   ------------   ------------   ------------

   TOTAL EXPENSES                                        255,216        243,836        199,279        454,654        427,304

NET (LOSS) INCOME                                   $   (255,186)  $   (181,260)  $   (200,302)  $   (454,608)  $   (427,743)
                                                    ============   ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                             G-VI            G-VIII           GI-IX             G-X              GI-XI
                                         -------------    ------------     ------------     ------------     ------------
   ASSETS

Cash                                     $      14,482    $      1,359     $     26,338     $      1,373     $     52,272
Investments                                    290,288         385,972          243,936          333,481          329,523
Annuity receivable
Due from LLC's                                                  (4,695)          (7,195)          (4,695)          (4,695)
Other assets
                                         -------------    ------------     ------------     ------------     ------------

   TOTAL ASSETS                          $     304,770    $    382,636     $    263,079     $    330,159     $    377,100
                                         =============    ============     ============     ============     ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $                $      1,105     $                $                $
Due to investors                                 1,299             595                                              1,211
Distributions payable
                                         -------------    ------------     ------------     ------------     ------------

   TOTAL LIABILITIES                             1,299           1,700                -                -            1,211

MEMBERS' EQUITY                                303,471         380,936          263,079          330,159          375,889
                                         -------------    ------------     ------------     ------------     ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     304,770    $    382,636     $    263,079     $    330,159     $    377,100
                                         =============    ============     ============     ============     ============

REVENUES
   Gain or loss on sale or maturity of
    life insurance policies              $        (366)   $        (36)    $       (705)    $     62,320     $     (1,084)
   Interest income
   Other income
                                         -------------    ------------     ------------     ------------     ------------

   TOTAL REVENUES                                 (366)            (36)            (705)          62,320           (1,084)

EXPENSES
   General and administrative                    6,414           4,922            6,190            6,315            5,858

   Impairment loss on life insurance
    policies                                   475,235         392,056          198,274          371,876           14,875
                                         -------------    ------------     ------------     ------------     ------------

   TOTAL EXPENSES                              481,649         396,978          204,464          378,191           20,733

NET (LOSS) INCOME                        $    (482,015)   $   (397,014)    $   (205,169)    $   (315,871)    $    (21,817)
                                         =============    ============     ============     ============     ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                             G-XII          G-XIV          G-XVI         G-XVIII         G-XX
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $      14,103  $      2,593   $      5,930   $     66,302   $     53,128
Investments                                    327,832       334,083        574,593        511,823        469,763
Annuity receivable
Due from LLC's                                     305        (4,695)        (4,695)        (4,695)        (4,695)
Other assets
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     342,240  $    331,981   $    575,828   $    573,430   $    518,196
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $              $              $              $              $
Due to investors                                 2,213         1,284          1,218            265
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                             2,213         1,284          1,218            265

MEMBERS' EQUITY                                340,027       330,697        574,610        573,165        518,196
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     342,240  $    331,981   $    575,828   $    573,430   $    518,196
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $        (366) $        (82)  $        (70)  $     61,393   $     61,581
   Interest income
   Other income
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL REVENUES                                 (366)          (82)           (70)        61,393         61,581

EXPENSES
   General and administrative                    6,107         5,755          5,538          5,984          5,989
   Impairment loss on
    life insurance policies                    195,867       408,883        112,686        168,935
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                              201,974       414,638        118,224        174,919        167,082

NET (LOSS) INCOME                        $    (202,340) $   (414,720)  $   (118,294)  $   (113,526)  $   (105,501)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                             G-XXII        G-XXIV          G-25           GC-I          GC-II
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $      59,925  $         66   $        138   $     23,595   $      4,623
Investments                                    611,970       439,583        457,483        186,671        454,199
Annuity receivable
Due from LLC's                                  46,305        (4,695)        (4,695)        25,305         (2,195)
Other assets
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     718,200  $    434,954   $    452,926   $    235,571   $    456,627
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $              $        519   $              $              $
Due to investors                                 1,086         1,671          1,616
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                             1,605         1,671          1,616

MEMBERS' EQUITY                                718,200       433,349        452,926        233,900        455,011
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     718,200  $    434,954   $    452,926   $    235,571   $    456,627
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $      (6,606) $              $              $       (595)  $       (125)
   Interest income
   Other income
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL REVENUES                               (6,606)                                       (595)          (125)

EXPENSES
   General and administrative                    5,674         4,695          4,695          6,652          6,181
   Impairment loss on
    life insurance policies                     12,184       134,212          4,491        489,150        198,067
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                               17,858       138,907          9,186        495,802        204,248

NET (LOSS) INCOME                        $     (24,464) $   (138,907)  $     (9,186)  $   (496,397)  $   (204,373)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                            GC-III         GC-IV           GC-V          GC-VI          GC-VII
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $          22  $      3,825   $     65,252   $     69,726   $     36,627
Investments                                    563,707       641,140        515,665        467,194        596,376
Annuity receivable
Due from LLC's                                   5,305       (14,695)        (4,695)        (4,695)        (4,695)
Other assets
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     569,034  $    630,270   $    576,222   $    532,225   $    628,308
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $         425  $              $              $              $
Due to investors                                 2,685         1,352
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                             3,110         1,352              -              -              -

MEMBERS' EQUITY                                565,924       628,918        576,222        532,225        628,308
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     569,034  $    630,270   $    576,222   $    532,225   $    628,308
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $              $       (118)  $     62,630   $     62,553   $     62,263
   Interest income
   Other income                                 10,000
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL REVENUES                               10,000          (118)        62,630         62,553         62,263

EXPENSES
   General and administrative                    4,695         5,497          4,962          6,127          5,916
   Impairment loss on
    life insurance policies                    158,990        62,731        186,806        275,145        172,373
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                              163,685        68,228        191,768        281,272        178,289

NET (LOSS) INCOME                        $    (153,685) $    (68,346)  $   (129,138)  $   (218,719)  $   (116,026)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                            GC-VIII         GC-IX          GC-X           GC-XI         GC-XII
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $      81,396  $      7,518   $     91,720   $     74,111   $     75,478
Investments                                    368,156       304,017        425,298        552,963        643,822
Annuity receivable
Due from LLC's                                  (4,695)       (4,695)        (4,695)        (4,695)        (4,695)
Other assets                                                                                    30            723
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     444,857  $    306,840   $    512,323   $    622,409   $    715,328
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $              $              $              $              $
Due to investors                                               2,361                             6
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                                 -         2,361              -              6              -

MEMBERS' EQUITY                                444,857       304,479        512,323        622,403        715,328
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     444,857  $    306,840   $    512,323   $    622,409   $    715,328
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $      62,215  $       (235)  $     50,982   $     22,896   $     (5,907)
   Interest income
   Other income
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL REVENUES                               62,215          (235)        50,982         22,896         (5,907)

EXPENSES
   General and administrative                    5,863         5,854          6,155          5,697          6,097
   Impairment loss on
    life insurance policies                     49,052       299,994        207,085        100,797         14,807
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                               54,915       305,848        213,240        106,494         20,904
                                         -------------  ------------   ------------   ------------   ------------

NET (LOSS) INCOME                        $       7,300  $   (306,083)  $   (162,258)  $    (83,598)  $    (26,811)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                            GC-XIV         GC-XV          GC-XVI         GC-XVII        HY-18
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $      46,849  $     14,809   $     40,919   $     43,747   $
Investments                                    372,620       415,199        609,387        330,601        641,670
Annuity receivable
Due from LLC's                                  (4,695)       (4,695)        (4,695)        (4,695)        (4,695)
Other assets
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     414,774  $    425,313   $    645,611   $    369,653   $    636,975
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $              $              $              $              $
Due to investors                                 1,314         1,617
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                             1,314         1,617              -              -              -

MEMBERS' EQUITY                                413,460       423,696        645,611        369,653        636,975
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     414,774  $    425,313   $    645,611   $    369,653   $    636,975
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $      (1,006) $       (385)  $     (2,193)  $     (2,193)  $
   Interest income
   Other income
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL REVENUES                               (1,006)         (385)        (2,193)        (2,193)             -

EXPENSES
   General and administrative                    6,113         5,968          5,929          5,679          4,761
   Impairment loss on
    life insurance policies                     35,235        94,836         42,205         82,117         69,437
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                               41,348       100,804         48,134         87,796         74,198

NET (LOSS) INCOME                        $     (42,354) $   (101,189)  $    (50,327)  $    (89,989)  $    (74,198)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                              HY-19        HY-20          HY-21          HY-22          HY-23
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $      63,062  $          1   $          5   $          3   $        739
Investments                                    770,211       670,035        704,457        691,210        668,309
Annuity receivable
Due from LLC's                                  (4,695)       (4,695)       (55,995)        (4,695)        (4,695)
Other assets
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     828,578  $    665,341   $    648,467   $    686,518   $    664,353
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $              $              $              $              $
Due to investors
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                                 -             -              -              -              -

MEMBERS' EQUITY                                828,578       665,341        648,467        686,518        664,353
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     828,578  $    665,341   $    648,467   $    686,518   $    664,353
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $      (2,505) $              $              $              $
   Interest income
   Other income
                                         -------------  ------------   ------------   ------------   ------------
   TOTAL REVENUES                               (2,505)            -              -              -              -

EXPENSES
   General and administrative                    5,579         4,695          4,800          4,830          4,879
   Impairment loss on
    life insurance policies                        855         2,145          1,048         24,428          1,566
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                                6,434         6,840          5,848         29,258          6,445

NET (LOSS) INCOME                        $      (8,939) $     (6,840)  $     (5,848)  $    (29,258)  $     (6,445)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                             HY-24          HY-25          HY-26           IG            IG-2
                                         -------------  ------------   ------------   ------------   ------------
   ASSETS

Cash                                     $          73  $          9   $      4,986   $        816   $     40,187
Investments                                    600,637       574,669        557,984        681,927        494,708
Annuity receivable
Due from LLC's                                  50,305        15,305         65,304         (4,695)        (4,695)
Other assets
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL ASSETS                          $     651,015  $    589,983   $    628,274   $    678,048   $    530,200
                                         =============  ============   ============   ============   ============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $              $              $              $              $
Due to investors                                                 794
Distributions payable
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES                                 -           794              -              -              -

MEMBERS' EQUITY                                651,015       589,189        628,274        678,048        530,200
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL LIABILITIES
    AND MEMBERS' EQUITY                  $     651,015  $    589,983   $    628,274   $    678,048   $    530,200
                                         =============  ============   ============   ============   ============

REVENUES
   Gain or loss on sale or maturity
    of life insurance policies           $              $              $              $              $
   Interest income
   Other income
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL REVENUES                                    -             -              -

EXPENSES
   General and administrative                    4,695         4,777          4,758          4,695          4,695
   Impairment loss on
    life insurance policies                     32,495       113,051         87,228                       100,037
                                         -------------  ------------   ------------   ------------   ------------

   TOTAL EXPENSES                               37,190       117,828         91,986          4,695        104,732

NET (LOSS) INCOME                        $     (37,190) $   (117,828)  $    (91,986)  $     (4,695)  $   (104,732)
                                         =============  ============   ============   ============   ============

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLDIATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS ARE TO BE ACQUIRED (CONTINUED)

                                                                     Total
                                                                 -------------

   ASSETS

Cash                                                             $   2,139,219
Investments                                                         26,883,235
Annuity receivable                                                     654,909
Due from LLC's                                                          14,123
Other assets                                                               753
                                                                 -------------

   TOTAL ASSETS                                                  $  29,692,239
                                                                 =============

   LIABILITIES AND MEMBERS' EQUITY

Accounts payable                                                 $      26,991
Due to investors                                                        32,804
Distributions payable                                                  149,400
                                                                 -------------

   TOTAL LIABILITIES                                                   209,195

MEMBERS' EQUITY                                                     29,483,044
                                                                 -------------

   TOTAL LIABILITIES AND MEMBERS' EQUITY                         $  29,692,239
                                                                 =============


REVENUES

   Gain or loss on sale or maturity of life insurance policies   $     863,102
   Interest income                                                       9,973
   Other income                                                         10,000
                                                                 -------------

   TOTAL REVENUES                                                      883,075

EXPENSES
   General and administrative                                          338,457
   Impairment loss on life insurance policies                        9,015,392
                                                                 -------------

   TOTAL EXPENSES                                                    9,353,849

NET (LOSS) INCOME                                                $  (8,470,774)
                                                                 =============

                             SUBSCRIPTION AGREEMENT
                                       TO
                          COMMON STOCK TO BE ISSUED BY
                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

Gentlemen:

     The undersigned has received a copy of the Prospectus dated _____________, 2003 of LIFE INVESTMENT FUNDING ENTERPRISES, INC. (the "Company") relating to the public offering in states where the securities have been qualified for sale of a maximum 1,000,000 shares of the Common Stock, $.001 par value, of the Company (the "Common Stock"). The undersigned acknowledges that the Common Stock is being offered at a per share price of $6.25.

     In connection with the undersigned's subscription to Common Stock, the undersigned understands that the Company has not established a minimum subscription requirement and that it will use any and all proceeds which it receives from the sale of shares of its Common Stock.

     In accordance with the Common Stock offering as set forth in the Prospectus, the undersigned hereby subscribes to such Common Stock as indicated below::

     The undersigned hereby subscribes to _______ shares of the Common Stock at the rate of $6.25 per share for an aggregate subscription obligation of $_____________

     In connection with the undersigned's subscriptions to the Common Stock set forth above, the undersigned herewith tenders his check in the aggregate amount of $____________ made payable to LIFE INVESTMENT FUNDING ENTERPRISES, INC.

     This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and shall be binding upon the successors, assigns, heir and personal representatives of the Company and the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the _____ day of __________________, 200___.


------------------------------------        ------------------------------------
Name of Subscriber (Please Print)           If subscriber is a corporation,
(If a corporation, partnership              partnership or other entity, please
or other entity, please                     print full name and title of person
provide full legal name of subscribing      signing Subscription Agreement
entity)


------------------------------------        ------------------------------------
Signature of individual subscriber or       Social Security Number or Taxpayer
authorized signatory of corporate or        Identification Number
other entity)

INSTRUCTIONS FOR ISSUANCE OF COMMON STOCK AND/OR SECURED NOTES
(Please Print)

1.   REGISTERED OWNER(S) _______________________________________________________

2.   IF MORE THAN ONE REGISTERED OWNER, METHOD OF OWNERSHIP:

                  _____    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP;
                  _____    TENANTS IN COMMON;
                  _____    TENANTS BY THE ENTIRETIES;
                  _____    or otherwise ________________________________________

3.   ADDRESS ___________________________________________________________________

4.   CITY ______________________________________________________________________

5.   STATE _____________________________________________________________________

6.   ZIP CODE __________________________________________________________________

7.   HOME TELEPHONE ____________________________________________________________

8.   BUSINESS TELEPHONE ________________________________________________________


     Accepted this _____ day of ______________________, 200__ by LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                                       LIFE INVESTMENT FUNDING ENTERPRISES, INC.


                                            By
                                              ----------------------------------
                                               J. Patrick Bryan, President

                            VIATICAL FUNDING, LLC - I


                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS


                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                            VIATICAL FUNDING, LLC - I

                                    CONTENTS

                                                          PAGE
                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                 1

    STATEMENTS OF FINANCIAL CONDITION                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                 3

    STATEMENTS OF CASH FLOWS                                 4

    NOTES TO FINANCIAL STATEMENTS                            5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - I
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - I as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - I as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                            VIATICAL FUNDING, LLC - I

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,    December 31,
                                                         2002             2001
                                                    --------------   --------------
                                                     (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                            $        1,215   $          635
    Investments                                            614,542          865,613
    Due from LLC's                                                            1,993
                                                    --------------   --------------

        TOTAL ASSETS                                $      615,757   $      868,241
                                                    ==============   ==============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                $          823   $          823
    Due to LLC's                                             2,702
    Costs advanced by members                                1,152            1,152
                                                    --------------   --------------

TOTAL CURRENT LIABILITIES                                    4,677            1,975

MEMBERS' EQUITY                                            611,080          866,266
                                                    --------------   --------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY       $      615,757   $      868,241
                                                    ==============   ==============

                       See notes to financial statements.

                            VIATICAL FUNDING, LLC - I

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                    For the nine       For the        For the nine       For the
                                    months ended      year ended      months ended      year ended
                                    September 30,    December 31,     September 30,     December 31,
                                        2002             2001             2001             2000
                                   --------------   --------------   --------------   --------------
                                     (Unaudited)                       (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies    $           30   $                $                $       77,600

EXPENSES
    General and administrative              5,690            4,396            4,111            2,328
    Impairment loss on
     life insurance policies              249,526
                                   --------------   --------------   --------------
                                          255,216            4,396            4,111            2,328

NET (LOSS) INCOME                        (255,186)          (4,396)          (4,111)          75,272

MEMBERS' EQUITY,
 beginning of period                      866,266          870,662          870,662          830,346

Distributions                                                                                (34,956)
                                   --------------   --------------   --------------   --------------

MEMBERS' EQUITY,
 end of period                     $      611,080   $      866,266   $      866,551   $      870,662
                                   ==============   ==============   ==============   ==============

                       See notes to financial statements.

                            VIATICAL FUNDING, LLC - I

                            STATEMENTS OF CASH FLOWS

                                              For the nine       For the        For the nine       For the
                                              months ended      year ended      months ended      year ended
                                              September 30,    December 31,     September 30,    December 31,
                                                  2002             2001             2001             2000
                                             --------------   --------------   --------------   --------------
                                              (Unaudited)                        (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net (loss) income                       $     (255,186)  $       (4,396)  $       (4,111)  $       75,272
     Adjustments to reconcile net
      (loss) income to net cash
      used by operating activities:
      Gain on sale or maturity
       of life insurance policies                       (30)                                          (77,600)
      Impairment loss on
       life insurance policies                      249,526
      Change in accounts payable                                         823              823
      Change in due to/from LLC's                     4,695
      Costs advanced by members                                        1,152            1,152
                                             --------------   --------------   --------------

NET CASH USED
 BY OPERATING ACTIVITIES                               (995)          (2,421)          (2,136)          (2,328)
                                             --------------   --------------   --------------   --------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies                                                             (583,548)
     Proceeds from sale or maturity
      of life insurance policies                      1,575            3,000            3,000          618,295
                                             --------------   --------------   --------------   --------------

NET CASH PROVIDED
 BY INVESTING ACTIVITIES                              1,575            3,000            3,000           34,747
                                             --------------   --------------   --------------   --------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
     Distributions                                                                                     (34,956)
                                             --------------   --------------   --------------   --------------

NET CASH USED
 BY FINANCING ACTIVITIES                                                                               (34,956)
                                             --------------   --------------   --------------   --------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                              580              579              864           (2,537)

CASH AND CASH EQUIVALENTS,
 beginning of period                                    635               56               57            2,594
                                             --------------   --------------   --------------   --------------

CASH AND CASH EQUIVALENTS,
 end of year                                 $        1,215   $          635   $          921   $           57
                                             ==============   ==============   ==============   ==============

                       See notes to financial statements.

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 30, 1997. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM, WHICH WAS EXTENDED UNTIL FEBRUARY 2003.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO/FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $249,526 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,706,800 AS OF SEPTEMBER 30, 2002 AND $1,709,679 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 9 AND 88 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $65,232 AND $154,798, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $486,289 AND $268,115, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 21.7%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $216,835. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FEBRUARY 15, 2003
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                           VIATICAL FUNDING, LLC - II

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                           VIATICAL FUNDING, LLC - II

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - II
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - II as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - II as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                           VIATICAL FUNDING, LLC - II

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      70,860   $         273
    Investments                                            560,010         808,512
    Due from LLC's                                           2,100           2,100
                                                     -------------   -------------

        TOTAL ASSETS                                 $     632,970   $     810,885
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Bank overdraft                                   $               $
    Accounts payable                                                           227
    Due to LLC's                                             4,696
    Costs advanced by members                                  392           1,516
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    5,088           1,743

MEMBERS' EQUITY                                            627,882         809,142
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     632,970   $     810,885
                                                     =============   =============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - II

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                            For the nine         For the         For the nine        For the
                                                            months ended       year ended        months ended       year ended
                                                            September 30,      December 31,      September 30,     December 31,
                                                               2002               2001               2001              2000
                                                            --------------    --------------    --------------    --------------
                                                             (Unaudited)                         (Unaudited)
REVENUES
  Gain on sale or maturity of life insurance policies       $       62,576    $        8,546    $        8,546    $

EXPENSES
  General and administrative                                         5,633             4,201             3,996             2,871
  Impairment loss on life insurance policies                       238,203
                                                            --------------    --------------    --------------    --------------
                                                                   243,836             4,201             3,996             2,871

NET (LOSS) INCOME                                                 (181,260)            4,345             4,550            (2,871)

MEMBERS' EQUITY, beginning of period                               809,142           804,797           804,797           807,668
                                                            --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                              $      627,882    $      809,142    $      809,347    $      804,797
                                                            ==============    ==============    ==============    ==============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - II

                            STATEMENTS OF CASH FLOWS

                                                             For the nine        For the         For the nine        For the
                                                             months ended      year ended        months ended      year ended
                                                             September 30,     December 31,      September 30,     December 31,
                                                                 2002              2001               2001             2000
                                                            --------------    --------------    --------------    --------------
                                                             (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                         $     (181,260)   $        4,345    $        4,550    $       (2,871)
  Adjustments to reconcile net (loss) income to
   net cash used by operating activities:
    Gain on sale or maturity of life insurance policies            (62,576)           (8,546)           (8,546)
    Impairment loss on life insurance policies                     238,203
    Change in accounts payable                                        (227)              227               227
    Change in due to/from LLC's                                      4,696
    Costs advanced by members                                       (1,124)            1,516             1,516
                                                            --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                               (2,288)           (2,458)           (2,253)           (2,871)
                                                            --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                            (107,299)          (83,500)          (82,000)
  Proceeds from sale or maturity of life insurance policies        180,174            85,446            85,446
                                                            --------------    --------------    --------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                           72,875             1,946             3,446
                                                            --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                70,587              (512)            1,193            (2,871)

CASH AND CASH EQUIVALENTS, beginning of period                         273               785               785             3,656
                                                            --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of year                      $       70,860    $          273    $        1,978    $          785
                                                            ==============    ==============    ==============    ==============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 30, 1997. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM, WHICH HAS BEEN EXTENDED UNTIL MARCH 29, 2003.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO/FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $238,203 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,270,191 AS OF SEPTEMBER 30, 2002, $1,637,420 AS OF DECEMBER 31, 2001, AND $1,562,056 AS OF DECEMBER 31, 2000,
RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 6 AND 98 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $49,288 AND $61,512, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $346,042 AND $114,200, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 21 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 PER UNIT. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 22.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $225,877. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                           VIATICAL FUNDING, LLC - III

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                           VIATICAL FUNDING, LLC - III

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - III
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - III as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - III as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                           VIATICAL FUNDING, LLC - III

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,    December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      42,685   $          71
    Investments                                            349,157         587,674
                                                     -------------   -------------

        TOTAL ASSETS                                 $     391,842   $     587,745
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $         296
    Costs advanced by members                                1,204           1,204
    Due to LLC's                                            13,788           9,093
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                   14,992          10,593

MEMBERS' EQUITY                                            376,850         577,152
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     391,842   $     587,745
                                                     =============   =============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - III

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                               For the nine        For the         For the nine        For the
                                                               months ended      year ended        months ended       year ended
                                                               September 30,     December 31,      September 30,     December 31,
                                                                   2002              2001              2001              2000
                                                              --------------    --------------    --------------    --------------
                                                               (Unaudited)                         (Unaudited)
REVENUES
  (Loss) gain on sale or maturity of life insurance policies  $       (1,023)   $       11,108    $       11,108    $       19,285

EXPENSES
  General and administrative                                           6,357             3,941             3,941             3,103
  Impairment loss on life insurance policies                         192,922
                                                              --------------    --------------    --------------
                                                                     199,279             3,941             3,941             3,103

NET (LOSS) INCOME                                                   (200,302)            7,167             7,167            16,182

MEMBERS' EQUITY, beginning of period                                 577,152           680,982           680,982           837,145

Distributions                                                                         (110,997)         (110,997)         (172,345)
                                                              --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                                $      376,850    $      577,152    $      577,152    $      680,982
                                                              ==============    ==============    ==============    ==============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - III

                            STATEMENTS OF CASH FLOWS

                                                         For the nine        For the         For the nine        For the
                                                         months ended       year ended       months ended      year ended
                                                         September 30,     December 31,      September 30,     December 31,
                                                             2002              2001               2001              2000
                                                        --------------    --------------    --------------    --------------
                                                          (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                     $     (200,302)   $        7,167    $        7,167    $       16,182
  Adjustments to reconcile net (loss) income to
   net cash used by operating activities:
    Gain (loss) on sale or maturity of life
     insurance policies                                          1,023           (11,108)          (11,108)          (19,285)
    Impairment loss on life insurance policies                 192,922
    Change in accounts payable                                    (296)              296               296
    Change in due to LLC's                                       4,695
    Costs advanced by members                                                      1,204             1,204
                                                        --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                           (1,958)           (2,441)           (2,441)           (3,103)
                                                        --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                                               (25,619)
  Proceeds from sale or maturity of life insurance
   policies                                                     44,572           111,108           111,108           173,325
                                                        --------------    --------------    --------------    --------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                       44,572           111,108           111,108           147,706
                                                        --------------    --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions                                                                 (110,997)         (110,997)         (172,345)
                                                        --------------    --------------    --------------    --------------

NET CASH USED BY FINANCING ACTIVITIES                                           (110,997)         (110,997)         (172,345)
                                                        --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            42,614            (2,330)           (2,330)          (27,742)

CASH AND CASH EQUIVALENTS, beginning of period                      71             2,401             2,401            30,143
                                                        --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of year                  $       42,685    $           71    $           71    $        2,401
                                                        ==============    ==============    ==============    ==============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON AUGUST 15, 1997. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM, WHICH HAS BEEN EXTENDED UNTIL MARCH 29, 2003.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                           VIATICAL FUNDING, LLC - III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $192,922 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,130,018 AS OF SEPTEMBER 30, 2002, $1,215,025 AS OF DECEMBER 31, 2001 AND $1,326,133 AS OF DECEMBER 31, 2000. Life
expectancies of the insured at the time the policies were purchased were between 12 AND 45 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $36,361 and $149,506, respectively. The beneficial interests in these policies are $245,631 and $255,297, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                           VIATICAL FUNDING, LLC - III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    To acquire life insurance policies at discount, "Viatical
          Settlements".
     . To fund the initial start-up and working capital requirements of the Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 23.3%. These syndication costs reduced capital by $235,595. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - G-IV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-IV

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-IV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-IV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-IV as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-IV

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $         625   $       2,291
    Investments                                            297,216         746,743
    Due from LLC's                                          60,435          60,435
                                                     -------------   -------------

        TOTAL ASSETS                                 $     358,276   $     809,469
                                                     =============   =============


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $       1,280
    Costs advanced by members                                2,165           2,165
    Due to LLC's                                             4,695
                                                     -------------

TOTAL CURRENT LIABILITIES                                    6,860           3,445

MEMBERS' EQUITY                                            351,416         806,024
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     358,276   $     809,469
                                                     =============   =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-IV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                              For the nine        For the         For the nine        For the
                                                              months ended       year ended       months ended       year ended
                                                              September 30,     December 31,      September 30,     December 31,
                                                                  2002              2001              2001              2000
                                                             --------------    --------------    --------------    --------------
                                                              (Unaudited)                         (Unaudited)
REVENUES
  Gain on sale or maturity of life insurance policies        $           46    $        8,546    $        8,546    $

EXPENSES
  General and administrative                                          5,868             4,602             4,402               281
  Impairment loss on life insurance policies                        448,786
                                                             --------------    --------------    --------------
                                                                    454,654             4,602             4,402               281

NET (LOSS) INCOME                                                  (454,608)            3,944             4,144              (281)

MEMBERS' EQUITY, beginning of period                                806,024           802,080           802,080           802,361
                                                             --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                               $      351,416    $      806,024    $      806,224    $      802,080
                                                             ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-IV

                            STATEMENTS OF CASH FLOWS

                                                               For the nine         For the        For the nine        For the
                                                               months ended       year ended       months ended       year ended
                                                               September 30,     December 31,      September 30,     December 31,
                                                                   2002              2001              2001              2000
                                                              --------------    --------------    --------------    --------------
                                                               (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                           $     (454,608)   $        3,944    $        4,144    $         (281)
  Adjustments to reconcile net (loss) income net
   cash used by operating activities:
    Gain on sale or maturity of life insurance policies                  (46)           (8,546)           (8,546)
    Impairment loss on life insurance policies                       448,786
    Change in due from LLC's                                           4,695
    Change in accounts payable                                        (1,280)            1,280             1,280
    Costs advanced by members                                                            2,165             2,165
                                                              --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                                 (2,453)           (1,157)             (957)             (281)
                                                              --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                 (82,001)          (82,001)
  Proceeds from sale or maturity of life insurance
   policies                                                              787            85,446            85,446
                                                              --------------    --------------    --------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                                787             3,445             3,445
                                                              --------------    --------------    --------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                  (1,666)            2,288             2,488              (281)

CASH AND CASH EQUIVALENTS, beginning of period                         2,291                 3                 3               284
                                                              --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of year                        $          625    $        2,291    $        2,491    $            3
                                                              ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON DECEMBER 30, 1997. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED.

                          VIATICAL FUNDING, LLC - G-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $448,786 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,465,740 AS OF SEPTEMBER 30, 2002, $1,467,123 AS OF DECEMBER 31, 2001, and $1,395,418 as of December 31, 2000. Life
expectancies of the insured at the time the policies were purchased were between 6 and 175 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $138,140 and $31,875, respectively. The beneficial interests in these policies are $925,537 and $75,363, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    To acquire life insurance policies at discount, "Viatical
          Settlements".
     . To fund the initial start-up and working capital requirements of the Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 23%. These syndication costs reduced capital by $229,932. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GI-V

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-V

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - GI-V
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI-V as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-V as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-V

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,    December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      18,607   $          25
    Investments                                            338,260         781,350
    Due from LLC's                                                           4,685
                                                     -------------   -------------

        TOTAL ASSETS                                 $     356,867   $     786,060
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $       1,450
    Costs advanced by members                                1,065           1,065
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    1,065           2,515

MEMBERS' EQUITY                                            355,802         783,545
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     356,867   $     786,060
                                                     =============   =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                      For the nine        For the         For the nine        For the
                                                      months ended       year ended       months ended       year ended
                                                      September 30,     December 31,      September 30,      December 31,
                                                          2002              2001              2001              2000
                                                     --------------    --------------    --------------    --------------
                                                      (Unaudited)                         (Unaudited)
REVENUES
  Gain or loss on sale or maturity of life
   insurance policies                                $         (439)   $                 $                 $

EXPENSES
  General and administrative                                  5,759             3,716             3,706               983
  Impairment loss on life insurance policies                421,545
                                                     --------------    --------------    --------------
                                                            427,304             3,716             3,706               983

NET LOSS                                                   (427,743)           (3,716)           (3,706)             (983)

MEMBERS' EQUITY, beginning of period                        783,545           787,261           787,261           788,244
                                                     --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                       $      355,802    $      783,545    $      783,555    $      787,261
                                                     ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                            STATEMENTS OF CASH FLOWS

                                                              For the nine        For the         For the nine        For the
                                                              months ended       year ended       months ended      year ended
                                                              September 30,     December 31,      September 30,    December 31,
                                                                 2002              2001              2001              2000
                                                             --------------    --------------    --------------    --------------
                                                              (Unaudited)                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $     (427,743)   $       (3,716)   $       (3,706)   $         (983)
  Adjustments to reconcile net loss to net cash used by
   operating activities:
    Loss on sale or maturity of life insurance policies                 439
    Impairment loss on life insurance policies                      421,545
    Change in due from LLC's                                          4,685
    Change in accounts payable                                       (1,450)            1,450             1,450
    Costs advanced by members                                                           1,065             1,065
                                                             --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                                (2,524)           (1,201)           (1,191)             (983)
                                                             --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                                                    (19,001)
  Proceeds from sale or maturity of life insurance policies          21,106
                                                             --------------    --------------    --------------

NET CASH USED BY INVESTING ACTIVITIES                                21,106                                               (19,001)
                                                             --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 18,582            (1,201)           (1,191)          (19,984)

CASH AND CASH EQUIVALENTS, beginning of period                           25             1,226             1,226            21,210
                                                             --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of year                       $       18,607    $           25    $           35    $        1,226
                                                             ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON MAY 1, 1998. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $421,545 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,298,269 AS OF SEPTEMBER 30, 2002 AND $1,338,436 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 6 AND 145 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $120,591 AND $75,000, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $800,199 AND $229,739, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

Capital Contributions of the members were used as follows:
     .    To acquire life insurance policies at discount, "Viatical
          Settlements".
     . To fund the initial start-up and working capital requirements of the Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 24.3%. These syndication costs reduced capital by $237,205. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - G-VI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-VI

                                    CONTENTS

                                                                           PAGE
                                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENTS OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-VI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- VI as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-VI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-VI

                        STATEMENTS OF FINANCIAL CONDITION

                                                  September 30,     December 31,
                                                      2002              2001
                                                  -------------     ------------
                                                   (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                          $      14,482     $         25
    Investments                                         290,288          782,584
    Due from LLC's                                                         4,687
                                                  -------------     ------------

        TOTAL ASSETS                              $   304,770       $    787,296
                                                  =============     ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                              $                 $        511
    Costs advanced by members                             1,299            1,299
                                                  -------------     ------------

TOTAL CURRENT LIABILITIES                                 1,299            1,810

MEMBERS' EQUITY                                         303,471          785,486
                                                  -------------     ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $     304,770     $    787,296
                                                  =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-VI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine            For the            For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Loss on sale or maturity
     of life insurance policies              $        (366)        $                    $                    $

EXPENSES
    General and administrative                       6,414                1,800                 1,800               2,486
    Impairment loss on
     life insurance policies                       475,235
                                             -------------         ------------         -------------
                                                   481,649                1,800                 1,800               2,486

NET LOSS                                          (482,015)              (1,800)               (1,800)             (2,486)

MEMBERS' EQUITY, beginning of period               785,486              787,286               787,286             789,772
                                             -------------         ------------         -------------        ------------

MEMBERS' EQUITY, end of period               $     303,471         $    785,486         $     785,486        $    787,286
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-VI

                            STATEMENTS OF CASH FLOWS

                                                          For the nine        For the         For the nine        For the
                                                          months ended       year ended       months ended      year ended
                                                          September 30,     December 31,      September 30,     December 31,
                                                              2002              2001              2001              2000
                                                         --------------    --------------    --------------    --------------
                                                          (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $     (482,015)   $       (1,800)   $       (1,800)   $       (2,486)
  Adjustments to reconcile net loss to net
   cash (used) provided by operating activities:
     Gain or loss on sale of life insurance policies                366
     Impairment loss on life insurance policies                 475,235
     Change in due from LLC's                                     4,687
     Change in accounts payable                                    (511)              511               511
     Costs advanced by members                                                      1,299             1,299
                                                         --------------    --------------    --------------

NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                 (2,238)               10                10            (2,486)
                                                         --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale or maturity of life
   insurance policies                                            16,695
                                                         --------------    --------------    --------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                        16,695
                                                         --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             14,457                10                10            (2,486)

CASH AND CASH EQUIVALENTS, beginning of period                       25                15                15             2,501
                                                         --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of year                   $       14,482    $           25    $           25    $           15
                                                         ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on September 30, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $475,235 has been recognized in the September 30, 2002 financial statements. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,330,881 as of September 30, 2002 and $1,362,689 as of December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 60 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). The Company holds Justus policies with a book value and beneficial interests OF $156,200 AND $1,033,965, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                          VIATICAL FUNDING, LLC - G-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 21.2%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $205,351. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - G-VIII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - G-VIII

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-VIII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-VIII as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-VIII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-VIII

                        STATEMENTS OF FINANCIAL CONDITION

                                                September 30,       December 31,
                                                    2002                2001
                                                -------------       ------------
                                                 (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                        $       1,359       $     31,711
    Investments                                       385,972            747,939
                                                -------------       ------------

        TOTAL ASSETS                            $     387,331       $    779,650
                                                =============       ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                            $       1,105       $      1,105
    Due to LLC's                                        4,695
    Costs advanced by members                             595                595
                                                -------------       ------------

TOTAL CURRENT LIABILITIES                               6,395              1,700

MEMBERS' EQUITY                                       380,936            777,950
                                                -------------       ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY   $     387,331       $    779,650
                                                =============       ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-VIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Gain or loss on sale or maturity
     of life insurance policies              $         (36)        $      4,947         $                    $

EXPENSES
    General and administrative                       4,922                2,385                 1,895               2,396
    Impairment loss on
     life insurance policies                       392,056
                                             -------------         ------------         -------------        ------------
                                                   396,978                2,385                 1,895               2,396

NET (LOSS) INCOME                                 (397,014)               2,562                (1,895)             (2,396)

MEMBERS' EQUITY, beginning of period               777,950              775,388               775,388             777,784
                                             -------------         ------------         -------------        ------------

MEMBERS' EQUITY, end of period               $     380,936         $    777,950         $     773,493        $    775,388
                                             =============         ============         =============        ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-VIII

                            STATEMENTS OF CASH FLOWS

                                             For the nine            For the            For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                     $    (397,014)        $      2,562         $      (1,895)       $     (2,396)
       Adjustments to reconcile net
        (loss) income to net cash
        (used) provided by operating
         activities:
              (Gain) loss on sale or maturity
               of life insurance policies               36               (4,947)
              Impairment loss on
               life insurance policies             392,056
              Change in accounts payable                                  1,105                 1,105
              Change in due to LLC's                 4,695
              Costs advanced by members                                     595                   595
                                             -------------         ------------         -------------

NET CASH (USED) PROVIDED
 BY OPERATING ACTIVITIES                              (227)                (685)                  195              (2,396)
                                             -------------         ------------         -------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies        (31,700)
       Proceeds from sale or maturity
        of life insurance policies                   1,575               32,197                                     1,207
                                             -------------         ------------         -------------        ------------

NET CASH (USED) PROVIDED
 BY INVESTING ACTIVITIES                           (30,125)              32,197                                     1,207
                                             -------------         ------------         -------------        ------------

NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS                         (30,352)              31,512                  (195)             (1,189)

CASH AND CASH EQUIVALENTS,
 beginning of period                                31,711                  199                   199               1,388
                                             -------------         ------------         -------------        ------------

CASH AND CASH EQUIVALENTS, end of year       $       1,359         $     31,711         $           4        $        199
                                             =============         ============         =============        ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON SEPTEMBER 25, 1998. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                         VIATICAL FUNDING, LLC - G-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $392,056 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,534,373 AS OF SEPTEMBER 30, 2002, $1,537,376 AS OF DECEMBER 31, 2001, AND $1,488,921 AS OF DECEMBER 31, 2000. Life
expectancies of the insured at the time the policies were purchased were between 12 AND 175 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $91,218 AND $131,250, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $650,123 AND $390,242, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - G-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

Capital Contributions of the members were used as follows:
     . To acquire life insurance policies at discount, "Viatical Settlements". . To fund the initial start-up and working capital requirements of the
        Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 23.9%. These syndication costs reduced capital by $238.765. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     .  The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GI-IX

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-IX

                                    CONTENTS

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENTS OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

October 28, 2002

TO THE MEMBERS
Viatical Funding, LLC - GI-IX
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI-IX as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-IX as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-IX

                        STATEMENTS OF FINANCIAL CONDITION

                                                September 30,       December 31,
                                                    2002                2001
                                                -------------       ------------
                                                 (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                        $      26,338       $         38
    Investments                                       243,936            472,210
                                                -------------       ------------

        TOTAL ASSETS                            $     270,274       $    472,248
                                                =============       ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                            $                   $      1,134
    Costs advanced by members                                                366
    Due to LLC's                                        7,195              2,500
                                                -------------       ------------

TOTAL CURRENT LIABILITIES                               7,195              4,000

MEMBERS' EQUITY                                       263,079            468,248
                                                -------------       ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY   $     270,274       $    472,248
                                                =============       ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-IX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Gain or loss on sale or maturity
     of life insurance policies              $        (705)        $                    $                    $

EXPENSES
    General and administrative                       6,190                1,970                 1,920               2,582
    Impairment loss on
     life insurance policies                       198,274
                                             -------------         ------------         -------------
                                                   204,464                1,970                 1,920               2,582

NET LOSS                                          (205,169)              (1,970)               (1,920)             (2,582)

MEMBERS' EQUITY, beginning of period               468,248              470,218               470,218             472,800
                                             -------------         ------------         -------------        ------------

MEMBERS' EQUITY, end of period               $     263,079         $    468,248         $     468,298        $    470,218
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-IX

                            STATEMENTS OF CASH FLOWS

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                              $    (205,169)        $     (1,970)        $      (1,920)       $     (2,582)
       Adjustments to reconcile net
        loss to net cash used by
        operating activities:
              Gain or loss on sale or
               maturity of life
               insurance policies                      705
              Impairment loss on
               life insurance policies             198,274
              Change in due to LLC's                 4,695                                                            331
              Change in accounts payable            (1,134)               1,134                 1,134
              Costs advanced by members               (366)                 366                   366
                                             -------------         ------------         -------------

NET CASH USED BY OPERATING ACTIVITIES               (2,995)                (470)                 (420)             (2,251)
                                             -------------         ------------         -------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sale or maturity
        of life insurance policies                  29,295
                                             -------------         ------------         -------------

NET CASH PROVIDED BY INVESTING ACTIVITIES           29,295
                                             -------------         ------------         -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          26,300                 (470)                 (420)             (2,251)

CASH AND CASH EQUIVALENTS,
 beginning of period                                    38                  508                   508               2,759
                                             -------------         ------------         -------------        ------------

CASH AND CASH EQUIVALENTS, end of period     $      26,338         $         38         $          88        $        508
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 16, 1998. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $198,274 has been recognized in the September 30, 2002 financial statements. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $701,140 as of September 30, 2002 and $757,072 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 6 and 72 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $43,236 AND $144,012, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $220,600 AND $387,858, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 14 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 24%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $148,813. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK
IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GI-XI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-XI

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 28, 2002

TO THE MEMBERS
Viatical Funding, LLC - GI-XI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI-XI as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-XI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-XI

                        STATEMENTS OF FINANCIAL CONDITION

                                                September 30,       December 31,
                                                    2002                2001
                                                -------------       ------------
                                                 (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                        $      52,272       $        113
    Investments                                       329,523            399,031
                                                -------------       ------------

        TOTAL ASSETS                            $     381,795       $    399,144
                                                =============       ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                            $                   $        227
    Due to LLC's                                        4,695
    Costs advanced by members                           1,211              1,211
                                                -------------       ------------

TOTAL CURRENT LIABILITIES                               5,906              1,438

MEMBERS' EQUITY                                       375,889            397,706
                                                -------------       ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY   $     381,795       $    399,144
                                                =============       ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-XI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    (Loss) gain on sale or maturity
     of life insurance policies              $      (1,084)        $                    $                    $     13,095

EXPENSES
    General and administrative                       5,858                1,885                 1,885               2,651
    Impairment loss on
     life insurance policies                        14,875
                                             -------------         ------------         -------------
                                                    20,733                1,885                 1,885               2,651

NET (LOSS) INCOME                                  (21,817)              (1,885)               (1,885)             10,444

MEMBERS' EQUITY, beginning of period               397,706              399,591               399,591             395,085

Distributions to members                                                                                           (5,938)
                                             -------------         ------------         -------------        ------------

MEMBERS' EQUITY, end of period               $     375,889         $    397,706         $     397,706        $    399,591
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-XI

                            STATEMENTS OF CASH FLOWS

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                     $     (21,817)        $     (1,885)        $      (1,885)       $     10,444
       Adjustments to reconcile net
        (loss) income to net cash
        used by operating activities:
           Gain (loss) on sale or maturity
            of life insurance policies               1,084                                                        (13,095)
           Impairment loss on life
            insurance policies                      14,875
           Change in accounts payable                 (227)                 227                   227
           Change in due to LLC's                    4,695
           Costs advanced by members                                      1,212                 1,212
                                             -------------         ------------         -------------

NET CASH USED BY OPERATING ACTIVITIES               (1,390)                (446)                 (446)             (2,651)
                                             -------------         ------------         -------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                                                                       (34,133)
       Proceeds from sale or maturity
        of life insurance policies                  53,549                                                         43,095
                                             -------------         ------------         -------------        ------------

NET CASH PROVIDED BY INVESTING ACTIVITIES           53,549                                                          8,962
                                             -------------         ------------         -------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
       Distributions to members                                                                                    (5,938)
                                             -------------         ------------         -------------        ------------

NET CASH USED BY FINANCING ACTIVITIES                                                                              (5,938)
                                             -------------         ------------         -------------        ------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          52,159                 (446)                 (446)                373

CASH AND CASH EQUIVALENTS,
 beginning of period                                   113                  559                   559                 186
                                             -------------         ------------         -------------        ------------

CASH AND CASH EQUIVALENTS, end of year       $      52,272         $        113         $         113        $        559
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability Company, which was organized on July 10, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GI-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $14,875 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $830,695 as of September 30, 2002 and $872,551 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 0 and 80 months.

THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURED. The Company holds Legacy policies with a book value and beneficial interests of $31,512 and $50,000, respectively.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 12 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                          VIATICAL FUNDING, LLC - GI-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 26.1%. These syndication costs reduced capital by $139,635. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - G-XII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-XII

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 28, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XII as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XII

                        STATEMENTS OF FINANCIAL CONDITION

                                                  September 30,     December 31,
                                                      2002              2001
                                                  -------------     ------------
                                                   (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                          $      14,103     $          8
    Investments                                         327,832          540,759
    Due from LLC's                                        5,000            5,000
                                                  -------------     ------------

        TOTAL ASSETS                              $     346,935     $    545,767
                                                  =============     ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                              $                 $      1,187
    Costs advanced by members                             2,213            2,213
    Due to LLC's                                          4,695
                                                  -------------

TOTAL CURRENT LIABILITIES                                 6,908            3,400

MEMBERS' EQUITY                                         340,027          542,367
                                                  -------------     ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $     346,935     $    545,767
                                                  =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Loss on sale or maturity
     of life insurance policies              $        (366)        $                    $                    $

EXPENSES
    General and administrative                       6,107                3,400                 3,410                 185
    Impairment loss on
     life insurance policies                       195,867
                                             -------------         ------------         -------------
                                                   201,974                3,400                 3,410                 185

NET LOSS                                          (202,340)              (3,400)               (3,410)               (185)

MEMBERS' EQUITY, beginning of period               542,367              545,767               545,767             545,952
                                             -------------         ------------         -------------        ------------

MEMBERS' EQUITY, end of period               $     340,027         $    542,367         $     542,357        $    545,767
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XII

                            STATEMENTS OF CASH FLOWS

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                              $    (202,340)        $     (3,400)        $      (3,410)       $       (185)
       Adjustments to reconcile net
        loss to net cash used
        by operating activities:
              Loss on sale or maturity
               of life insurance policies              366
              Impairment loss on
               life insurance policies             195,867
              Change in due to/from LLC's            4,695
              Change in accounts payable            (1,187)               1,187                 1,187
              Costs advanced by members                                   2,213                 2,213
                                             -------------         ------------         -------------

NET CASH USED BY OPERATING ACTIVITIES               (2,599)                   -                   (10)               (185)
                                             -------------         ------------         -------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sale or maturity
        of life insurance policies                  16,694
                                             -------------         ------------         -------------

NET CASH PROVIDED BY INVESTING ACTIVITIES           16,694
                                             -------------         ------------         -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          14,095                    -                   (10)               (185)

CASH AND CASH EQUIVALENTS,
 beginning of period                                     8                    8                     8                 193
                                             -------------         ------------         -------------        ------------

CASH AND CASH EQUIVALENTS, end of year       $      14,103         $          8         $          (2)       $          8
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on February 20, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $195,867 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,126,729 as of September 30, 2002 and $1,158,536 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 6 and 145 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $38,154 and $123,750, respectively. The beneficial interest in these policies are $287,500 and $373,500, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 16 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 26%. These syndication costs reduced capital by $183,634. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL

                       VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - G-XIV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-XIV

                                    CONTENTS

                                                                PAGE
                                                                ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                       1

    STATEMENTS OF FINANCIAL CONDITION                              2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                       3

    STATEMENTS OF CASH FLOWS                                       4

    NOTES TO FINANCIAL STATEMENTS                                  5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XIV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-XIV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XIV as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XIV

                        STATEMENTS OF FINANCIAL CONDITION

                                                               September 30,    December 31,
                                                                   2002             2001
                                                               ------------     -------------
                                                                (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                                       $      2,593     $         121
    Investments                                                     334,083           746,827
                                                               ------------     -------------

        TOTAL ASSETS                                           $    336,676     $     746,948
                                                               ============     =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                           $                $         247
    Due to LLC's                                                      4,695
    Costs advanced by members                                         1,284             1,284
                                                               ------------     -------------

TOTAL CURRENT LIABILITIES                                             5,979             1,531

MEMBERS' EQUITY                                                     330,697           745,417
                                                               ------------     -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                  $    336,676     $     746,948
                                                               ============     =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine        For the        For the nine        For the
                                             months ended       year ended      months ended       year ended
                                             September 30,     December 31,     September 30,     December 31,
                                                 2002              2001             2001              2000
                                             -------------     ------------     -------------     ------------
                                              (Unaudited)                       (Unaudited)
REVENUES
    Loss on sale or maturity
     of life insurance policies              $         (82)    $                $                 $

EXPENSES
    General and administrative                       5,755            2,400             2,350              178
    Impairment loss on
     life insurance policies                       408,883
                                             -------------     ------------     -------------     ------------
                                                   414,638            2,400             2,350              178

NET LOSS                                          (414,720)          (2,400)           (2,350)            (178)

MEMBERS' EQUITY,
 beginning of period                               745,417          747,817           747,817          745,995
                                             -------------     ------------     -------------     ------------

MEMBERS' EQUITY,
 end of period                               $     330,697     $    745,417     $     745,467     $    747,817
                                             =============     ============     =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XIV

                            STATEMENTS OF CASH FLOWS

                                             For the nine        For the        For the nine        For the
                                             months ended       year ended      months ended       year ended
                                             September 30,     December 31,     September 30,     December 31,
                                                 2002              2001             2001              2000
                                             -------------     ------------     -------------     ------------
                                              (Unaudited)                       (Unaudited)

CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net loss                                $    (414,720)    $     (2,400)    $      (2,350)    $       (178)
     Adjustments to reconcile
      net loss to net cash used
      by operating activities:
         Loss on sale or maturity
          of life insurance policies                    82
         Impairment loss on
          life insurance policies                  408,883
         Change in accounts payable                   (248)             248               248           (2,169)
         Change in due to LLC's                      4,695
         Costs advanced by members                                    1,284             1,284
                                             -------------     ------------     -------------

NET CASH USED
 BY OPERATING ACTIVITIES                            (1,308)            (868)             (818)          (2,347)
                                             -------------     ------------     -------------     ------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Proceeds from sale or maturity
      of life insurance policies                     3,780
                                             -------------     ------------     -------------

NET CASH PROVIDED
 BY INVESTING ACTIVITIES                             3,780
                                             -------------     ------------     -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                           2,472             (868)             (818)          (2,347)

CASH AND CASH EQUIVALENTS,
 beginning of period                                   121              989               989            3,336
                                             -------------     ------------     -------------     ------------

CASH AND CASH EQUIVALENTS,
 end of year                                 $       2,593     $        121     $         171     $        989
                                             =============     ============     =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON SEPTEMBER 25, 1998. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $408,883 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,277,252 AS OF SEPTEMBER 30, 2002 AND $1,284,451 AS OF DECEMBER 31, 2001 AND 2000, RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 12 AND 98 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $109,230 AND $116,250, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $619,481 AND $322,700, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO  ACQUIRE   LIFE   INSURANCE   POLICIES   AT   DISCOUNT,   "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 28.8%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $288,259. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR
EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - G-XVI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-XVI

                                    CONTENTS

                                                                  PAGE
                                                                  ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                         1

    STATEMENTS OF FINANCIAL CONDITION                                2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                         3

    STATEMENTS OF CASH FLOWS                                         4

    NOTES TO FINANCIAL STATEMENTS                                    5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XVI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-XVI as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XVI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XVI

                        STATEMENTS OF FINANCIAL CONDITION

                                                                   September 30,   December 31,
                                                                       2002            2001
                                                                   -------------   ------------
                                                                    (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                                           $       5,930   $        126
    Investments                                                          574,593        694,278
                                                                   -------------   ------------

        TOTAL ASSETS                                               $     580,523   $    694,404
                                                                   =============   ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                               $               $        282
    Due to LLC's                                                           4,695
    Costs advanced by members                                              1,218          1,218
                                                                   -------------   ------------

TOTAL CURRENT LIABILITIES                                                  5,913          1,500

MEMBERS' EQUITY                                                          574,610        692,904
                                                                   -------------   ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                      $     580,523   $    694,404
                                                                   =============   ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XVI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine        For the        For the nine        For the
                                             months ended       year ended      months ended       year ended
                                             September 30,     December 31,     September 30,     December 31,
                                                 2002              2001             2001              2000
                                             -------------     ------------     -------------     ------------
                                              (Unaudited)                        (Unaudited)

REVENUES
    Gain or loss on sale or maturity
     of life insurance policies              $         (70)    $                $                 $     15,433

EXPENSES
    General and administrative                       5,538            3,920             3,920              636
    Impairment loss on
     life insurance policies                       112,686
                                             -------------     ------------     -------------     ------------
                                                   118,224            3,920             3,920              636

NET (LOSS) INCOME                                 (118,294)          (3,920)           (3,920)          14,797

MEMBERS' EQUITY,
 beginning of period                               692,904          696,824           696,824          682,027
                                             -------------     ------------     -------------     ------------

MEMBERS' EQUITY,
 end of period                               $     574,610     $    692,904     $     692,904     $    696,824
                                             =============     ============     =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XVI

                            STATEMENTS OF CASH FLOWS

                                             For the nine        For the        For the nine        For the
                                             months ended       year ended      months ended       year ended
                                             September 30,     December 31,     September 30,     December 31,
                                                 2002              2001             2001              2000
                                             -------------     ------------     -------------     ------------
                                              (Unaudited)                        (Unaudited)


CASH FLOWS FROM
    OPERATING ACTIVITIES
    Net (loss) income                        $    (118,294)    $     (3,920)    $      (3,920)    $     14,797
    Adjustments to reconcile net (loss)
     income to net cash used by
     operating activities:
          (Loss) gain on sale or maturity
           of life insurance policies                   70                                             (15,433)
          Impairment loss on
           life insurance policies                 112,686
          Change in accounts payable                  (282)             282               282
          Change in due to LLC's                     4,695
          Costs advanced by members                                   1,218             1,218
                                             -------------     ------------     -------------

NET CASH USED
 BY OPERATING ACTIVITIES                            (1,125)          (2,420)           (2,420)            (636)
                                             -------------     ------------     -------------     ------------

CASH FLOWS FROM
    INVESTING ACTIVITIES
    Purchases of life insurance policies                            (19,000)          (17,500)         (94,339)
    Proceeds from sale or maturity
     of life insurance policies                      6,929                                             115,000
                                             -------------     ------------     -------------     ------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                             6,929          (19,000)          (17,500)          20,661
                                             -------------     ------------     -------------     ------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                           5,804          (21,420)          (19,920)          20,025

CASH AND CASH EQUIVALENTS,
 beginning of period                                   126           21,546            21,546            1,521
                                             -------------     ------------     -------------     ------------

CASH AND CASH EQUIVALENTS,
 end of period                               $       5,930     $        126     $       1,626     $     21,546
                                             =============     ============     =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON DECEMBER 11, 1998. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $112,686 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,382,480 AS OF SEPTEMBER 30, 2002 AND $1,342,175 AS OF DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 18 AND 175 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $17,154 AND $183,301, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $119,814 AND $513,939, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO  ACQUIRE   LIFE   INSURANCE   POLICIES   AT   DISCOUNT,   "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 28.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $280.460. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE  UNANIMOUS  VOTE  OR  WRITTEN  CONSENT  OF ALL  VOTING  MEMBERSHIP
          INTERESTS

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - G-XVIII


                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS


                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - G-XVIII

                                    CONTENTS

                                                             PAGE
                                                             ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                    1

    STATEMENTS OF FINANCIAL CONDITION                           2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                    3

    STATEMENTS OF CASH FLOWS                                    4

    NOTES TO FINANCIAL STATEMENTS                               5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XVIII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-XVIII as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XVIII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-XVIII

                        STATEMENTS OF FINANCIAL CONDITION

                                                    September 30,    December 31,
                                                        2002             2001
                                                   --------------   --------------
                                                    (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                           $       66,302   $          128
    Investments                                           511,823          688,518
                                                   --------------   --------------

TOTAL ASSETS                                       $      578,125   $      688,646
                                                   ==============   ==============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                               $                $          277
    Due to LLC's                                            4,695
    Costs advanced by members                                 265            1,678
                                                   --------------   --------------

TOTAL CURRENT LIABILITIES                                   4,960            1,955

MEMBERS' EQUITY                                           573,165          686,691
                                                   --------------   --------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $      578,125   $      688,646
                                                   ==============   ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XVIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                        For the nine       For the        For the nine       For the
                                        months ended      year ended      months ended      year ended
                                        September 30,    December 31,     September 30,    December 31,
                                            2002             2001             2001             2000
                                       --------------   --------------   --------------   --------------
                                         (Unaudited)                       (Unaudited)
REVENUES
    Gain on sale or maturity of
     life insurance policies           $       61,393   $                $                $

EXPENSES
    General and administrative                  5,984            1,929            1,784            2,233
    Impairment loss on
     life insurance policies                  168,935
                                       --------------   --------------   --------------
                                              174,919            1,929            1,784            2,233

NET LOSS                                     (113,526)          (1,929)          (1,784)          (2,233)

MEMBERS' EQUITY,
 beginning of period                          686,691          688,620          688,620          690,853
                                       --------------   --------------   --------------   --------------

MEMBERS' EQUITY,
 end of period                         $      573,165   $      686,691   $      686,836   $      688,620
                                       ==============   ==============   ==============   ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XVIII

                            STATEMENTS OF CASH FLOWS

                                               For the nine      For the      For the nine      For the
                                               months ended    year ended     months ended    year ended
                                               September 30,   December 31,   September 30,   December 31,
                                                   2002           2001            2001           2000
                                               -------------   ------------   -------------   ------------
                                                (Unaudited)                    (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net loss                                  $    (113,526)  $     (1,929)  $      (1,784)  $     (2,233)
     Adjustments to reconcile net loss
      to net cash (used) provided by
      operating activities:
         Gain on sale or maturity of
          life insurance policies                    (61,393)
         Impairment loss on
          life insurance policies                    168,935
         Change in accounts payable                     (277)           277             277
         Change in due to LLC's                        4,695
         Costs advanced by members                    (1,412)         1,678           1,678
                                               -------------   ------------   -------------

NET CASH (USED) PROVIDED
 BY OPERATING ACTIVITIES                              (2,978)            26             171         (2,233)
                                               -------------   ------------   -------------   ------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies           (160,949)
     Proceeds from sale or maturity
      of life insurance policies                     230,101
                                               -------------   ------------   -------------

NET CASH PROVIDED
 BY INVESTING ACTIVITIES                              69,152
                                               -------------   ------------   -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                            66,174             26             171         (2,233)

CASH AND CASH EQUIVALENTS,
 beginning of period                                     128            102             102          2,335
                                               -------------   ------------   -------------   ------------

CASH AND CASH EQUIVALENTS,
 end of period                                 $      66,302   $        128   $         273   $        102
                                               =============   ============   =============   ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON MAY 7, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001 OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $168,935 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,368,656 AS OF SEPTEMBER 30, 2002 AND $1,568,672 AS OF DECEMBER 31, 2001 AND 2000, RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 10 AND 98 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $23,250 AND $177,961, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $103,603 AND $494,716, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 30.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $309,146. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - G-XX


                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS


                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-XX

                                    CONTENTS

                                                                   PAGE
                                                                   ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                          1

    STATEMENTS OF FINANCIAL CONDITION                                 2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                          3

    STATEMENTS OF CASH FLOWS                                          4

    NOTES TO FINANCIAL STATEMENTS                                     5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XX
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-XX as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XX as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XX

                        STATEMENTS OF FINANCIAL CONDITION

                                                    September 30,     December 31,
                                                        2002             2001
                                                   --------------   --------------
                                                    (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                           $       53,128   $          152
    Investments                                           469,763          629,923
                                                   --------------   --------------

        TOTAL ASSETS                               $      522,891   $      630,075
                                                   ==============   ==============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                               $                $          840
    Due to LLC's                                            4,695
    Investor overpayment                                                     3,278
    Costs advanced by members                                                2,260
                                                   --------------   --------------

TOTAL CURRENT LIABILITIES                                   4,695            6,378

MEMBERS' EQUITY                                           518,196          623,697
                                                   --------------   --------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $      522,891   $      630,075
                                                   ==============   ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                     For the nine        For the       For the nine       For the
                                     months ended      year ended      months ended      year ended
                                     September 30,    December 31,     September 30,    December 31,
                                         2002             2001             2001             2000
                                    --------------   --------------   --------------   --------------
                                      (Unaudited)                       (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies     $       61,581   $                $                $

EXPENSES
    General and administrative               5,989            3,600            3,600              222
    Impairment loss on
     life insurance policies               161,093
                                    --------------   --------------   --------------
                                           167,082            3,600            3,600              222

NET LOSS                                  (105,501)          (3,600)          (3,600)            (222)

MEMBERS' EQUITY,
 beginning of period                       623,697          627,297          627,297          627,519
                                    --------------   --------------   --------------   --------------

MEMBERS' EQUITY,
 end of period                      $      518,196   $      623,697   $      623,697   $      627,297
                                    ==============   ==============   ==============   ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XX

                            STATEMENTS OF CASH FLOWS

                                                For the nine       For the        For the nine       For the
                                                months ended      year ended      months ended      year ended
                                                September 30,     December 31,    September 30,    December 31,
                                                    2002             2001             2001             2000
                                               --------------   --------------   --------------   --------------
                                                (Unaudited)                        (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net loss                                  $     (105,501)  $       (3,600)  $       (3,600)  $         (222)
     Adjustments to reconcile net loss
      to net cash used by
      operating activities:
         Gain on sale or maturity of
          life insurance policies                     (61,581)
         Impairment loss on
          life insurance policies                     161,093
         Change in other receivables                                                                      31,850
         Change in accounts payable                      (840)             840              840          (32,293)
         Change in due to LLC's                         4,695
         Costs advanced by members                     (2,260)           2,260
         Investor repayments                           (3,278)                            2,260
                                               --------------   --------------   --------------

NET CASH USED
 BY OPERATING ACTIVITIES                               (7,672)            (500)            (500)            (665)
                                               --------------   --------------   --------------   --------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies            (160,949)                                           (42,417)
     Proceeds from sale or maturity
      of life insurance policies                      221,597
                                               --------------   --------------   --------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                               60,648                                            (42,417)
                                               --------------   --------------   --------------   --------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                             52,976             (500)            (500)         (43,082)

CASH AND CASH EQUIVALENTS,
 beginning of period                                      152              652              652           43,734
                                               --------------   --------------   --------------   --------------

CASH AND CASH EQUIVALENTS,
 end of period                                 $       53,128   $          152   $          152   $          652
                                               ==============   ==============   ==============   ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON AUGUST 6, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - G-XX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $161,093 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,485,685 as of September 30, 2002 and $1,669,495 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 21 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                          VIATICAL FUNDING, LLC - G-XX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 31.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $312,481. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - G-XXII


                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS


                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - G-XXII

                                    CONTENTS

                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENTS OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

October 18, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XXII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-XXII as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XXII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-XXII

                        STATEMENTS OF FINANCIAL CONDITION

                                                    September 30,    December 31,
                                                        2002             2001
                                                   --------------   --------------
                                                     (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                           $       59,925   $          126
    Investments                                           611,970          693,038
    Due from LLC's                                         51,000           51,000
                                                   --------------   --------------

        TOTAL ASSETS                               $      722,895   $      744,164
                                                   ==============   ==============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                               $                $          435
    Costs advanced by members                                                1,065
    Due to LLC's                                            4,695
                                                   --------------

TOTAL CURRENT LIABILITIES                                   4,695            1,500

MEMBERS' EQUITY                                           718,200          742,664
                                                   --------------   --------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $      722,895   $      744,164
                                                   ==============   ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                    For the nine        For the       For the nine       For the
                                    months ended      year ended      months ended      year ended
                                    September 30,    December 31,     September 30,     December 31,
                                        2002             2001             2001             2000
                                   --------------   --------------   --------------   --------------
                                     (Unaudited)                       (Unaudited)
REVENUES
    Loss on sale or maturity
     of life insurance policies    $       (6,606)  $                $                $

EXPENSES
    General and administrative              5,674            2,250            2,250              263
    Impairment loss on
     life insurance policies               12,184
                                   --------------   --------------   --------------
                                           17,858            2,250            2,250              263

NET LOSS                                  (24,464)          (2,250)          (2,250)            (263)

MEMBERS' EQUITY,
 beginning of period                      742,664          744,914          744,914          456,235

Members' equity contributions,
 net of syndication costs                                                                    288,942
                                   --------------   --------------   --------------   --------------

MEMBERS' EQUITY,
 end of period                     $      718,200   $      742,664   $      742,664   $      744,914
                                   ==============   ==============   ==============   ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXII

                            STATEMENTS OF CASH FLOWS

                                              For the nine        For the       For the nine       For the
                                              months ended      year ended      months ended      year ended
                                              September 30,     December 31,    September 30,    December 31,
                                                  2002             2001             2001             2000
                                             --------------   --------------   --------------   --------------
                                              (Unaudited)                        (Unaudited)
CASH FLOWS FROM
  OPERATING ACTIVITIES
     Net loss                                $      (24,464)  $       (2,250)  $       (2,250)  $         (263)
     Adjustments to reconcile net loss
      to net cash used by
      operating activities:
          Loss on sale or maturity
           of life insurance policies                 6,606
          Impairment loss on
           life insurance policies                   12,184
          Change in due to/from LLC's                 4,695
          Change in accounts payable                   (434)             434              434
          Costs advanced by members                  (1,065)           1,065            1,065
                                             --------------   --------------   --------------

NET CASH USED
 BY OPERATING ACTIVITIES                             (2,478)            (751)            (751)            (263)
                                             --------------   --------------   --------------   --------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies          (160,949)         (20,700)         (17,500)        (672,337)
     Proceeds from sale or maturity
      of life insurance policies                    223,226
                                             --------------   --------------   --------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                             62,277          (20,700)         (17,500)        (672,337)
                                             --------------   --------------   --------------   --------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
     Members' contributed equity,
      net of syndication costs                                                                         288,942
                                             --------------   --------------   --------------   --------------

NET CASH PROVIDED
 BY FINANCING ACTIVITIES                                                                               288,942
                                             --------------   --------------   --------------   --------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                           59,799          (21,451)         (18,251)        (383,658)

CASH AND CASH EQUIVALENTS,
 beginning of period                                    126           21,577           21,577          405,235
                                             --------------   --------------   --------------   --------------

CASH AND CASH EQUIVALENTS,
 end of period                               $       59,925   $          126   $        3,326   $       21,577
                                             ==============   ==============   ==============   ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON AUGUST 30, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO/FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                         VIATICAL FUNDING, LLC - G-XXII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $12,184 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,420,879 AS OF SEPTEMBER 30, 2002, $1,623,159 AS OF DECEMBER 31, 2001, AND $1,565,658 AS OF DECEMBER 31, 2000. Life
expectancies of the insured at the time the policies were purchased were between 44 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 23 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                         VIATICAL FUNDING, LLC - G-XXII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 28%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $289,823. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - G-XXIV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001, AND
                  THE PERIOD FROM OCTOBER 20, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - G-XXIV

                                    CONTENTS

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-XXIV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-XXIV as of December 31, 2001 and the related statements of income and members' equity and cash flows for the year ended December 31, 2001, and the period from October 20, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XXIV as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001, and the period from October 20, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-XXIV

                        STATEMENTS OF FINANCIAL CONDITION

                                                 September 30,     December 31,
                                                     2002              2001
                                                 -------------     ------------
                                                 (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                         $          66     $         66
    Investments                                        439,583          573,795
                                                 -------------     ------------

        TOTAL ASSETS                             $     439,649     $    573,861
                                                 =============     ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                             $       1,605     $      1,605
    Due to LLC's                                         4,695
                                                 -------------     ------------

TOTAL CURRENT LIABILITIES                                6,300            1,605

MEMBERS' EQUITY                                        433,349          572,256
                                                 -------------     ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY    $     439,649     $    573,861
                                                 =============     ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                                                       For the period
                                                                                                        from October
                                        For the nine            For the            For the nine           20, 2000
                                        months ended           year ended          months ended        (inception) to
                                        September 30,         December 31,         September 30,        December 31,
                                            2002                  2001                 2001                 2000
                                        -------------         ------------         -------------       --------------
                                         (Unaudited)                                (Unaudited)
REVENUES                                $                     $                    $                   $

EXPENSES
  General and administrative                    4,695                1,870                 1,870                  186
  Impairment loss on
   life insurance policies                    134,212
                                        -------------         ------------         -------------

NET LOSS                                     (138,907)              (1,870)               (1,870)                (186)

MEMBERS' EQUITY,
 beginning of period                          572,256              574,126               574,126

Members' equity contributions,
 net of syndication costs                                                                                     574,312
                                        -------------         ------------         -------------       --------------

MEMBERS' EQUITY,
 end of period                          $     433,349         $    572,256         $     572,256       $      574,126
                                        =============         ============         =============       ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXIV

                            STATEMENTS OF CASH FLOWS

                                                                                                            For the period
                                                                                                             from October
                                             For the nine            For the            For the nine           20, 2000
                                             months ended           year ended          months ended        (inception) to
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------       --------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                   $    (138,907)        $     (1,870)        $      (1,870)      $         (186)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
       Impairment loss on life insurance
        policies                                   134,212
       Change in due to LLC's                        4,695
       Change in accounts payable                                         1,605                 1,605
                                             -------------         ------------         -------------

NET CASH USED BY OPERATING ACTIVITIES                    -                 (265)                 (265)                (186)
                                             -------------         ------------         -------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                                            (573,795)
                                             -------------         ------------         -------------       --------------

NET CASH USED BY INVESTING ACTIVITIES                                                                             (573,795)
                                             -------------         ------------         -------------       --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity,
   net of syndication costs                                                                                        574,312
                                             -------------         ------------         -------------       --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                                          574,312
                                             -------------         ------------         -------------       --------------

NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS                               -                 (265)                 (265)                 331

CASH AND CASH EQUIVALENTS,
  beginning of period                                   66                  331                   331                    -
                                             -------------         ------------         -------------       --------------

CASH AND CASH EQUIVALENTS, end of period     $          66         $         66         $          66       $          331
                                             =============         ============         =============       ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on October 20, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001 or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $134,212 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,042,683 as of September 30, 2002, December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 3 and 82 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $40,000 and $42,636, respectively. The beneficial interest in these policies are $223,633 and $59,179, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 17 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 PER unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 26.3%. These syndication costs reduced capital by $205,687. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                             ENTERPRISES, LLC - G-25

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001, AND
                 THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                                    CONTENTS

                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENTS OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

November 25, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - G-25
Sarasota, Florida

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - G-25 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the year ended December 31, 2001, and for the period from September 12, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - G-25 as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001, and for the period from September 12, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                        STATEMENTS OF FINANCIAL CONDITION

                                                   September 30,    December 31,
                                                       2002            2001
                                                   -------------    ------------
                                                    (Unaudited)

     ASSETS

CURRENT ASSETS
    Cash                                           $         138    $        138
    Investments                                          457,483         461,974
                                                   -------------    ------------

        TOTAL ASSETS                               $     457,621    $    462,112
                                                   =============    ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                   $       4,695    $
                                                   -------------    ------------

TOTAL CURRENT LIABILITIES                                  4,695

MEMBERS' EQUITY                                          452,926         462,112
                                                   -------------    ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $     457,621    $    462,112
                                                   =============    ============

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                                                            For the period
                                                                                                            from September
                                             For the nine            For the            For the nine           12, 2000
                                             months ended           year ended          months ended        (inception) to
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------       --------------
                                              (Unaudited)                                (Unaudited)
REVENUES                                     $                     $                    $                   $

EXPENSES
    General and administrative                       4,695
    Impairment loss on
     life insurance policies                         4,491
                                             -------------         ------------         -------------
                                                     9,186

NET LOSS                                            (9,186)

MEMBERS' EQUITY, beginning of period               462,112              101,437               101,437

Members' equity contributions,
 net of syndication costs                                               360,675               350,705              101,437
                                             -------------         ------------         -------------       --------------

MEMBERS' EQUITY, end of period               $     452,926         $    462,112         $     452,142       $      101,437
                                             =============         ============         =============       ==============

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                            STATEMENTS OF CASH FLOWS

                                                                                                            For the period
                                                                                                            from September
                                             For the nine             For the           For the nine           12, 2000
                                             months ended           year ended          months ended        (inception) to
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------       --------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                 $      (9,186)        $                    $                   $
    Adjustments to reconcile net loss to
     net cash (used) provided by operating
     activities:
         Impairment loss on life insurance
          policies                                   4,491
         Change in due to LLC's                      4,695
         Change in other receivables                                     27,000                27,000              (27,000)
         Change in accounts payable                                    (100,000)             (100,000)             100,000
                                             -------------         ------------         -------------       --------------

NET CASH (USED) PROVIDED BY OPERATING
 ACTIVITIES                                              -              (73,000)              (73,000)              73,000
                                             -------------         ------------         -------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of life insurance policies                                  (395,119)             (390,719)             (66,855)
                                             -------------         ------------         -------------       --------------

NET CASH USED BY INVESTING ACTIVITIES                                  (395,119)             (390,719)             (66,855)
                                             -------------         ------------         -------------       --------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Members' contributed equity,
  net of syndication costs                                              360,675               350,705              101,437
                                             -------------         ------------         -------------       --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               360,675               350,705              101,437
                                             -------------         ------------         -------------       --------------

NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS                               -             (107,444)             (113,014)             107,582

CASH AND CASH EQUIVALENTS, beginning of
 period                                                138              107,582               107,582
                                             -------------         ------------         -------------

CASH AND CASH EQUIVALENTS, end of period     $         138         $        138         $      (5,432)      $      107,582
                                             =============         ============         =============       ==============

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
      THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION) TO DECEMBER 31, 2000,
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON SEPTEMBER 12, 2000. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
      THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION) TO DECEMBER 31, 2000,
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. OTHER LIMITED LIABILITY COMPANIES FORMED FOR THE SAME INVESTMENT PURPOSES ALSO OWN BENEFICIAL INTERESTS IN THE POLICIES HELD BY THE COMPANY.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $4,491 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,024,031 AS OF SEPTEMBER 30, 2002 AND $130,729 AS OF DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 14 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
      THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION) TO DECEMBER 31, 2000,
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 27.8%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $177,891. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:

     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-I

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-I

                                    CONTENTS

                                                                           PAGE
                                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENTS OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

October 18, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-I
Sarasota, Florida

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-I as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-I as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-I

                        STATEMENTS OF FINANCIAL CONDITION

                                                    September 30,   December 31,
                                                        2002            2001
                                                    -------------   ------------
                                                     (Unaudited)

      ASSETS

CURRENT ASSETS
    Cash                                            $      23,595   $
    Investments                                           186,671        703,822
    Due from LLC's                                         25,305         30,000
                                                    -------------   ------------

        TOTAL ASSETS                                $     235,571   $    733,822
                                                    =============   ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                $               $      1,854
    Costs advanced by members                               1,671          1,671
                                                    -------------   ------------

TOTAL CURRENT LIABILITIES                                   1,671          3,525

MEMBERS' EQUITY                                           233,900        730,297
                                                    -------------   ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY       $     235,571   $    733,822
                                                    =============   ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-I

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine         For the        For the nine         For the
                                             months ended       year ended       months ended       year ended
                                             September 30,     December 31,      September 30,     December 31,
                                                 2002              2001              2001              2000
                                             -------------     ------------      -------------     ------------
                                              (Unaudited)                         (Unaudited)
REVENUES
    Other income                             $                 $                 $                 $
    Loss on sale or maturity
     of life insurance policies                       (595)

EXPENSES
    General and administrative                       6,652            3,573              3,534              820
    Impairment loss on
     life insurance policies                       489,150
                                             -------------     ------------      -------------
                                                   495,802            3,573              3,534              820

NET LOSS                                          (496,397)          (3,573)            (3,534)            (820)

MEMBERS' EQUITY, beginning of period               730,297          733,870            733,870          734,690
                                             -------------     ------------      -------------     ------------

MEMBERS' EQUITY, end of period               $     233,900     $    730,297      $     730,336     $    733,870
                                             =============     ============      =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-I

                            STATEMENTS OF CASH FLOWS

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                $    (496,397)        $      (3,573)       $      (3,534)       $       (820)
     Adjustments to reconcile net
      loss to net cash used by
      operating activities:
          Loss on sale or maturity of
           life insurance policies                     595
          Impairment loss on
           life insurance policies                 489,150
          Change in due from LLC's                   4,695
          Change in accounts payable                (1,853)               1,853                 1,853
          Costs advanced by members                                       1,671                 1,671
                                             -------------         ------------         -------------

NET CASH USED BY OPERATING ACTIVITIES               (3,810)                 (49)                  (10)               (820)
                                             -------------         ------------         -------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of life insurance policies                                                                         (29,000)
     Proceeds from sale or maturity
      of life insurance policies                    27,405
                                             -------------         ------------         -------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                            27,405                                                        (29,000)
                                             -------------         ------------         -------------        ------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          23,595                  (49)                  (10)            (29,820)

CASH AND CASH EQUIVALENTS,
 beginning of period                                                         49                    49              29,869
                                             -------------         ------------         -------------        ------------

CASH AND CASH EQUIVALENTS, end of period     $      23,595         $                    $          39        $         49
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-I

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON DECEMBER 11, 1998. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GC-I

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $489,150 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,444,824 AS OF SEPTEMBER 30, 2002 AND $1,497,026 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 24 AND 72 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $159,907 and $28,290, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $1,351,647 AND $90,475, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-I

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member Voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 25.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $259,525. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-II

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-II

                                    CONTENTS

                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENTS OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-II
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-II as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-II as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-II

                        STATEMENTS OF FINANCIAL CONDITION

                                                 September 30,      December 31,
                                                     2002               2001
                                                 -------------      ------------
                                                  (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                         $       4,623      $         19
    Investments                                        454,199           660,265
    Due from LLC's                                       2,500             2,500
                                                 -------------      ------------

        TOTAL ASSETS                             $     461,322      $    662,784
                                                 =============      ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                             $                  $      1,784
    Due to LLC's                                         4,695
    Costs advanced by members                            1,616             1,616
                                                 -------------      ------------

TOTAL CURRENT LIABILITIES                                6,311             3,400

MEMBERS' EQUITY                                        455,011           659,384
                                                 ------------       ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY    $     461,322      $    662,784
                                                 =============      ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-II

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------        ------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Loss on sale or maturity
     of life insurance policies              $        (125)        $                    $                    $

EXPENSES
    General and administrative                       6,181                3,785                 3,785                 621
    Impairment loss on life insurance pol          198,067
                                             -------------         ------------         -------------
                                                   204,248                3,785                 3,785                 621

NET LOSS                                          (204,373)              (3,785)               (3,785)               (621)

MEMBERS' EQUITY, beginning of period               659,384              663,169               663,169             663,790
                                             -------------         ------------         -------------        ------------

MEMBERS' EQUITY, end of period               $     455,011         $    659,384         $     659,384        $    663,169
                                             =============         ============         =============        ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-II

                            STATEMENTS OF CASH FLOWS

                                             For the nine          For the        For the nine         For the
                                             months ended        year ended       months ended       year ended
                                             September 30,      December 31,      September 30,     December 31,
                                                 2002               2001              2001              2000
                                             -------------      ------------      -------------     ------------
                                              (Unaudited)                          (Unaudited)
CASH FLOWS FROM
  OPERATING ACTIVITIES
     Net loss                                $    (204,373)     $     (3,785)     $      (3,785)    $       (621)
     Adjustments to reconcile net
      loss to net cash used by
      operating activities:
         Loss on sale or maturity
          of life insurance policies                   125
         Impairment loss on
          life insurance policies                  198,067
         Change in accounts payable                 (1,784)            1,784              1,784
         Change in due to/from LLC's                 4,695
         Costs advanced by members                                     1,616              1,616
                                             -------------      ------------      -------------

NET CASH USED BY OPERATING ACTIVITIES               (3,270)             (385)              (385)            (621)
                                             -------------      ------------      -------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale or maturity
      of life insurance policies                     7,874
                                             -------------      ------------      -------------

NET CASH PROVIDED
 BY INVESTING ACTIVITIES                             7,874
                                             -------------      ------------      -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                           4,604              (385)              (385)            (621)

CASH AND CASH EQUIVALENTS,
 beginning of period                                    19               404                404            1,025
                                             -------------      ------------      -------------     ------------

CASH AND CASH EQUIVALENTS, end of period     $       4,623      $         19      $          19     $        404
                                             =============      ============      =============     ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON FEBRUARY 12, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO/FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $198,067 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,452,403 AS OF SEPTEMBER 30, 2002 AND $1,467,318 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 18 and 72 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $49,132 AND $141,010, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $322,825 AND $406,835, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 32.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $326,210. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-III

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-III

                                    CONTENTS

                                                                           PAGE
                                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENTS OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

October 18, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-III
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-III as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-III as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-III

                        STATEMENTS OF FINANCIAL CONDITION

                                                   September 30,    December 31,
                                                       2002             2001
                                                   -------------    ------------
                                                    (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                           $          22    $         22
    Investments                                          563,707         722,697
    Due from LLC's                                        10,000
                                                   -------------

        TOTAL ASSETS                               $     573,729    $    722,719
                                                   =============    ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                               $         425    $        425
    Costs advanced by members                              2,685           2,685
    Due to LLC's                                           4,695
                                                   -------------

TOTAL CURRENT LIABILITIES                                  7,805           3,110

MEMBERS' EQUITY                                          565,924         719,609
                                                   -------------    ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $     573,729    $    722,719
                                                   =============    ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-III

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine       For the       For the nine        For the
                                             months ended     year ended      months ended      year ended
                                             September 30,   December 31,     September 30,    December 31,
                                                 2002            2001             2001             2000
                                             -------------   ------------     -------------    ------------
                                              (Unaudited)                      (Unaudited)
REVENUES
    Gain on sale or maturity of
     life insurance policies                 $               $                $                $      8,730
    Other income                                    10,000

EXPENSES
    General and administrative                       4,695          3,660             3,575             621
    Impairment loss on
     life insurance policies                       158,990
                                             -------------   ------------     -------------
                                                   163,685          3,660             3,575             621

NET (LOSS) INCOME                                 (153,685)        (3,660)           (3,575)          8,109

MEMBERS' EQUITY, beginning of period               719,609        723,269           723,269         715,160
                                             -------------   ------------     -------------    ------------

MEMBERS' EQUITY, end of period               $     565,924   $    719,609     $     719,694    $    723,269
                                             =============   ============     =============    ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-III

                            STATEMENTS OF CASH FLOWS

                                             For the nine       For the       For the nine        For the
                                             months ended     year ended      months ended      year ended
                                             September 30,   December 31,     September 30,    December 31,
                                                 2002            2001             2001             2000
                                             -------------   ------------     -------------    ------------
                                              (Unaudited)                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                     $    (153,685)  $     (3,660)    $      (3,575)   $      8,109
       Adjustments to reconcile net (loss)
        income to net cash used
        by operating activities:
              Gain on sale or maturity of
               life insurance policies                                                               (8,730)
              Loss on impairment of
               life insurance policies             158,990
              Change in due to/from LLC's           (5,305)
              Change in accounts payable                              425               425
              Costs advanced by members                             2,685             2,685
                                             -------------   ------------     -------------

NET CASH USED
    BY OPERATING ACTIVITIES                              -           (550)             (465)           (621)
                                             -------------   ------------     -------------    ------------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                                                         (30,133)
       Proceeds from sale or maturity
        of  life insurance policies                                                                  28,730
                                             -------------   ------------     -------------    ------------

NET CASH USED BY INVESTING ACTIVITIES                                                                (1,403)
                                             -------------   ------------     -------------    ------------

NET DECREASE IN
 CASH AND CASH EQUIVALENTS                               -           (550)             (465)         (2,024)

CASH AND CASH EQUIVALENTS,
 beginning of period                                    22            572               572           2,596
                                             -------------   ------------     -------------    ------------

CASH AND CASH EQUIVALENTS, end of period     $          22   $         22     $         107    $        572
                                             =============   ============     =============    ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON FEBRUARY 12, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO/FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $158,990 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,678,045 AS OF SEPTEMBER 30, 2002, DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 0 AND 80.5 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $24,987 AND $111,010, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $168,063 AND $340,385, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. MEMBER VOTING OWNERSHIP CONSISTS OF 200 UNITS AT A CAPITAL CONTRIBUTION OF $5,000 PER UNIT. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     . TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS". . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
        COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 31.5%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $311,883. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
            AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.
                                       -9-

                          VIATICAL FUNDING, LLC - GC-IV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-IV

                                    CONTENTS

                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

   STATEMENTS OF FINANCIAL CONDITION                                         2

   STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

   STATEMENTS OF CASH FLOWS                                                  4

   NOTES TO FINANCIAL STATEMENTS                                             5

October 21, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-IV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-IV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-IV as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-IV

                        STATEMENTS OF FINANCIAL CONDITION

                                               September 30,     December 31,
                                                   2002              2001
                                               -------------    --------------
                                                (Unaudited)
      ASSETS
CURRENT ASSETS
   Cash                                        $       3,825    $           59
   Investments                                       641,140           708,870
                                               -------------    --------------

      TOTAL ASSETS                             $     644,965    $      708,929
                                               =============    ==============

      LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                            $                $          313
   Costs advanced by members                           1,352             1,352
   Due to LLC's                                       14,695            10,000
                                               -------------    --------------

TOTAL CURRENT LIABILITIES                             16,047            11,665

MEMBERS' EQUITY                                      628,918           697,264
                                               -------------    --------------

   TOTAL LIABILITIES AND MEMBERS' EQUITY       $     644,965    $      708,929
                                               =============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                               For the nine        For the         For the nine        For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,     September 30,     December 31,
                                                   2002              2001              2001              2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
REVENUES
   Gain or loss on sale or maturity of life
    insurance policies                         $        (118)   $                 $                 $     20,830

EXPENSES
   General and administrative                          5,497             2,442             2,107           6,177
   Impairment loss on life insurance
    policies                                          62,731
                                               -------------    --------------    --------------
                                                      68,228             2,442             2,107           6,177

NET (LOSS) INCOME                                    (68,346)           (2,442)           (2,107)         14,653

MEMBERS' EQUITY, beginning of period                 697,264           699,706           699,706         685,053
                                               -------------    --------------    --------------    ------------

MEMBERS' EQUITY, end of period                 $     628,918    $      697,264    $      697,599    $    699,706
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IV

                            STATEMENTS OF CASH FLOWS

                                               For the nine        For the         For the nine        For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,     September 30,     December 31,
                                                   2002              2001              2001             2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income                           $     (68,346)   $       (2,442)   $       (2,107)   $     14,653
   Adjustments to reconcile net (loss)
    income to net cash used by operating
    activities:
      Gain or loss on sale or maturity of
       life insurance policies                           118                                             (20,830)
      Impairment loss on life insurance
       policies                                       62,731
      Change in accounts payable                        (314)              314               314
      Change in due to LLC's                           4,695
      Costs advanced by members                                          1,352             1,352
                                               -------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                 (1,116)             (776)             (441)         (6,177)
                                               -------------    --------------    --------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of life insurance policies                                                                 (130,718)
   Proceeds from sale or maturity of life
    insurance policies                                 4,882                                             112,055
                                               -------------    --------------    --------------    ------------

NET CASH PROVIDED (USED) BY INVESTING
 ACTIVITIES                                            4,882                                             (18,663)
                                               -------------    --------------    --------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                           3,766              (776)             (441)        (24,840)

CASH AND CASH EQUIVALENTS, beginning of
 period                                                   59               835               835          25,675
                                               -------------    --------------    --------------    ------------

CASH AND CASH EQUIVALENTS, end of period       $       3,825    $           59    $          394    $        835
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON MARCH 26, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GC-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $62,731 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,636,941 AS OF SEPTEMBER 30, 2002 AND $1,646,263 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 0 AND 80.5 MONTHS.

THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. THE COMPANY HOLDS LEGACY POLICIES WITH A BOOK VALUE OF $161,487 AND A BENEFICIAL INTEREST OF $422,499.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                          VIATICAL FUNDING, LLC - GC-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 31.5%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $314,947. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-V

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-V

                                    CONTENTS

                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

   STATEMENTS OF FINANCIAL CONDITION                                        2

   STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

   STATEMENTS OF CASH FLOWS                                                 4

   NOTES TO FINANCIAL STATEMENTS                                            5

October 30, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-V
Sarasota, Florida

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-V as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-V as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-V

                        STATEMENTS OF FINANCIAL CONDITION

                                               September 30,     December 31,
                                                   2002              2001
                                               -------------    --------------
                                                (Unaudited)
      ASSETS

CURRENT ASSETS
   Cash                                        $      65,252    $          352
   Investments                                       515,665           707,361
                                               -------------    --------------

      TOTAL ASSETS                             $     580,917    $      707,713
                                               =============    ==============

      LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                            $                $        2,093
   Costs advanced by members                                               260
   Due to LLC's                                        4,695
                                               -------------

TOTAL CURRENT LIABILITIES                              4,695             2,353

MEMBERS' EQUITY                                      576,222           705,360
                                               -------------    --------------

      TOTAL LIABILITIES AND MEMBERS' EQUITY    $     580,917    $      707,713
                                               =============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                               For the nine        For the         For the nine       For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,      September 30,    December 31,
                                                   2002              2001             2001              2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
REVENUES
   Gain on sale or maturities of life
    insurance policies                         $      62,630    $                 $                 $     21,825

EXPENSES
   General and administrative                          4,962             2,374             2,139           6,070
   Impairment loss on life insurance
    policies                                         186,806
                                               -------------    --------------    --------------
                                                     191,768             2,374             2,139           6,070

NET (LOSS) INCOME                                   (129,138)           (2,374)           (2,139)         15,755

MEMBERS' EQUITY, beginning of period                 705,360           707,734           707,734         691,979
                                               -------------    --------------    --------------    ------------

MEMBERS' EQUITY, end of period                 $     576,222    $      705,360    $      705,595    $    707,734
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-V

                            STATEMENTS OF CASH FLOWS

                                               For the nine        For the         For the nine       For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,      September 30,    December 31,
                                                   2002              2001              2001             2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income                           $    (129,138)   $       (2,374)   $       (2,139)   $     15,755
   Adjustments to reconcile net (loss)
    income to net cash (used) provided by
    operating activities:
      Gain on sale or maturity of life
       insurance policies                            (62,630)                                            (21,825)
      Impairment loss on life insurance
       policies                                      186,806
      Change in accounts payable                      (2,093)            2,093             2,093
      Change in due to LLC's                           4,695
      Costs advanced by members                         (260)              260               260
                                               -------------    --------------    --------------

NET CASH (USED) PROVIDED BY OPERATING
 ACTIVITIES                                           (2,620)              (21)              214          (6,070)
                                               -------------    --------------    --------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of life insurance policies             (107,299)                                            (84,447)
   Proceeds from sale or maturity of life
    insurance policies                               174,819                                              71,825
                                               -------------    --------------    --------------    ------------

NET CASH PROVIDED (USED) BY INVESTING
 ACTIVITIES                                           67,520                                             (12,622)
                                               -------------    --------------    --------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                          64,900               (21)              214         (18,692)

CASH AND CASH EQUIVALENTS, beginning of
 period                                                  352               373               373          19,065
                                               -------------    --------------    --------------    ------------

CASH AND CASH EQUIVALENTS, end of period       $      65,252    $          352    $          587    $        373
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON MAY 7, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $186,806 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,396,177 as of September 30, 2002 and $1,578,320 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 12 and 175 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $33,241 AND $75,125, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $181,565 AND $122,343, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 31%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $310,668. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FORM THE DATE OF INCEPTION .
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-VI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-VI

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                    1

   STATEMENTS OF FINANCIAL CONDITION                                           2

   STATEMENTS OF INCOME AND MEMBERS' EQUITY                                    3

   STATEMENTS OF CASH FLOWS                                                    4

   NOTES TO FINANCIAL STATEMENTS                                               5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-VI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-VI as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-VI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-VI

                        STATEMENTS OF FINANCIAL CONDITION

                                               September 30,     December 31,
                                                   2002              2001
                                               -------------    --------------
                                                (Unaudited)
      ASSETS

CURRENT ASSETS
   Cash                                        $      69,726    $            3
   Investments                                       467,194           754,709
                                               -------------    --------------

      TOTAL ASSETS                             $     536,920    $      754,712
                                               =============    ==============

      LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                            $                $          308
   Costs advanced by members                                             1,460
   Due to LLC's                                        4,695             2,000
                                               -------------    --------------

TOTAL CURRENT LIABILITIES                              4,695             3,768

MEMBERS' EQUITY                                      532,225           750,944
                                               -------------    --------------

      TOTAL LIABILITIES AND MEMBERS' EQUITY    $     536,920    $      754,712
                                               =============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-VI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                               For the nine        For the         For the nine       For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,      September 30,    December 31,
                                                   2002              2001              2001             2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
REVENUES
   Gain on sale or maturity of insurance
    policies                                   $      62,553    $                 $                 $     15,278

EXPENSES
   General and administrative                          6,127             2,170             2,107           6,193
   Impairment loss on life insurance
    policies                                         275,145
                                               -------------    --------------    --------------
                                                     281,272             2,170             2,107           6,193

NET (LOSS) INCOME                                   (218,719)           (2,170)           (2,107)          9,085

MEMBERS' EQUITY, beginning of period                 750,944           753,114           753,114         744,029
                                               -------------    --------------    --------------    ------------

MEMBERS' EQUITY, end of period                 $     532,225    $      750,944    $      751,007    $    753,114
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-VI

                            STATEMENTS OF CASH FLOWS

                                               For the nine        For the         For the nine       For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,      September 30,    December 31,
                                                   2002              2001              2001             2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income                           $    (218,719)   $       (2,170)   $       (2,107)   $      9,085
   Adjustments to reconcile net (loss)
    income to net cash provided (used) by
    operating activities:
      Gain on sale or maturity of life
       insurance policies                            (62,553)                                            (15,278)
      Impairment loss on life insurance
       policies                                      275,145
      Change in accounts payable                        (308)              308               308
      Change in due to LLC's                           2,695
      Costs advanced by members                       (1,460)            1,460             1,460
                                               -------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                 (5,200)             (402)             (339)         (6,193)
                                               -------------    --------------    --------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of life insurance policies             (107,298)                                            (46,300)
   Proceeds from sale or maturities of life
    insurance policies                               182,221                                              50,278
                                               -------------    --------------    --------------    ------------

NET CASH PROVIDED BY INVESTING ACTIVITIES             74,923                                               3,978
                                               -------------    --------------    --------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                          69,723              (402)             (339)         (2,215)

CASH AND CASH EQUIVALENTS, beginning of
 period                                                    3               405               405           2,620
                                               -------------    --------------    --------------    ------------

CASH AND CASH EQUIVALENTS, end of period       $      69,726    $            3    $           66    $        405
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on June 18, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $275,145 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,053,801 as of September 30, 2002 and $1,249,926 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 12 and 80.5 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $65,622 and $106,772, respectively. The beneficial interests in these policies are $351,591 and $203,331, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 22.5%. These syndication costs reduced capital by $255,973. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-VII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-VII

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 21, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-VII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-VII as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-VII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-VII

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      36,627   $         109
    Investments                                            596,376         740,989
    Due from LLC's                                                           5,040
                                                     -------------   -------------

        TOTAL ASSETS                                 $     633,003   $     746,138
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $         270
    Due to LLC's                                             4,695
    Costs advanced by members                                                1,534
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    4,695           1,804

MEMBERS' EQUITY                                            628,308         744,334
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     633,003   $     746,138
                                                     =============   =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                             For the nine        For the         For the nine        For the
                                                             months ended       year ended       months ended       year ended
                                                             September 30,     December 31,      September 30,     December 31,
                                                                 2002              2001              2001              2000
                                                            --------------    --------------    --------------    --------------
                                                              (Unaudited)                         (Unaudited)
REVENUES
  Gain on sale or maturity of life insurance policies       $       62,263    $                 $                 $        8,730

EXPENSES
  General and administrative                                         5,916             1,955             1,895             6,161
  Impairment loss on life insurance policies                       172,373
                                                            --------------    --------------    --------------
                                                                   178,289             1,955             1,895             6,161

NET (LOSS) INCOME                                                 (116,026)           (1,955)           (1,895)            2,569

MEMBERS' EQUITY, beginning of period                               744,334           746,289           746,289           743,720
                                                            --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                              $      628,308    $      744,334    $      744,394    $      746,289
                                                            ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VII

                            STATEMENTS OF CASH FLOWS

                                                             For the nine        For the         For the nine        For the
                                                             months ended       year ended       months ended       year ended
                                                             September 30,     December 31,      September 30,     December 31,
                                                                 2002              2001              2001              2000
                                                            --------------    --------------    --------------    --------------
                                                              (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income                                         $     (116,026)   $       (1,955)   $       (1,895)   $        2,569
  Adjustments to reconcile net (loss) income to net
   cash provided (used) by operating activities:
    Gain on sale or maturity of life insurance policies            (62,263)                                               (8,730)
    Impairment loss on life insurance policies                     172,373
    Change in accounts payable                                        (270)              270               270
    Change in due to/from LLC's                                      9,735
    Costs advanced by members                                       (1,535)            1,535             1,535
                                                            --------------    --------------    --------------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                     2,014              (150)              (90)           (6,161)
                                                            --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                            (160,949)                                              (62,690)
  Proceeds from sale or maturity of life insurance
   policies                                                        195,453                                                28,730
                                                            --------------    --------------    --------------    --------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                    34,504                                               (33,960)
                                                            --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                36,518              (150)              (90)          (40,121)

CASH AND CASH EQUIVALENTS, beginning of period                         109               259               259            40,380
                                                            --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                    $       36,627    $          109    $          169    $          259
                                                            ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on August 6, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $172,373 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,507,329 as of September 30, 2002 and $1,641,124 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 0 and 80.5 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $25,925 and $71,816, respectively. The beneficial interest in these policies are $127,481 and $144,188, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    To acquire life insurance policies at discount, "Viatical
          Settlements".
     . To fund the initial start-up and working capital requirements of the Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 25.6%. These syndication costs reduced capital by $256,280. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-VIII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-VIII

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-VIII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-VIII as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-VIII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-VIII

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      81,396   $          50
    Investments                                            368,156         441,097
                                                     -------------   -------------

        TOTAL ASSETS                                 $     449,552   $     441,147
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $         931
    Costs advanced by members                                                2,619
    Due to LLC's                                             4,695              40
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    4,695           3,590

MEMBERS' EQUITY                                            444,857         437,557
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     449,552   $     441,147
                                                     =============   =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                          For the nine        For the         For the nine        For the
                                                          months ended       year ended       months ended       year ended
                                                          September 30,     December 31,      September 30,     December 31,
                                                             2002              2001              2001              2000
                                                         --------------    --------------    --------------    --------------
                                                           (Unaudited)                        (Unaudited)
REVENUES
  Gain on sale or maturity of life insurance policies    $       62,215    $                 $                 $

EXPENSES
  General and administrative                                      5,863             3,550             3,550             1,053
  Impairment loss on life insurance policies                     49,052
                                                         --------------    --------------    --------------
                                                                 54,915             3,550             3,550             1,053

NET INCOME (LOSS)                                                 7,300            (3,550)           (3,550)           (1,053)

MEMBERS' EQUITY, beginning of period                            437,557           441,107           441,107           442,160
                                                         --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                           $      444,857    $      437,557    $      437,557    $      441,107
                                                         ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VIII

                            STATEMENTS OF CASH FLOWS

                                                               For the nine        For the         For the nine        For the
                                                               months ended       year ended       months ended       year ended
                                                               September 30,     December 31,      September 30,     December 31,
                                                                   2002              2001              2001              2000
                                                              --------------    --------------    --------------    --------------
                                                               (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $        7,300    $       (3,550)   $       (3,550)   $       (1,053)
  Adjustments to reconcile net income (loss) to
   net cash used by operating activities:
     Gain on sale or maturity of life insurance policies             (62,215)
     Impairment loss on life insurance policies                       49,052
     Change in accounts payable                                         (932)              932               932
,    Change in due to/from LLC's                                       4,655
     Costs advanced by members                                        (2,618)            2,618             2,618
                                                              --------------    --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                                 (4,758)                -                 -            (1,053)
                                                              --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                              (107,300)                                              (39,132)
  Proceeds from sale or maturity of life insurance policies          193,404
                                                              --------------    --------------    --------------    --------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                      86,104                                               (39,132)
                                                              --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  81,346                 -                 -           (40,185)

CASH AND CASH EQUIVALENTS, beginning of period                            50                50                50            40,235
                                                              --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                      $       81,396    $           50    $           50    $           50
                                                              ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON AUGUST 6, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $49,052 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $891,456 as of September 30, 2002 and $1,109,022 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 45 and 98 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 15 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 35.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $247,840. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-IX

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-IX

                                    CONTENTS

                                                                 PAGE
                                                                 ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENTS OF FINANCIAL CONDITION                               2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-IX
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-IX as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-IX as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-IX

                        STATEMENTS OF FINANCIAL CONDITION

                                                        September 30,      December 31,
                                                           2002               2001
                                                       --------------     --------------
                                                        (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                               $        7,518     $           51
    Investments                                               304,017            614,011
                                                       --------------     --------------

        TOTAL ASSETS                                   $      311,535     $      614,062
                                                       ==============     ==============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                   $                  $        1,139
    Due to LLC's                                                4,695
    Costs advanced by members                                   2,361              2,361
                                                       --------------     --------------

TOTAL CURRENT LIABILITIES                                       7,056              3,500

MEMBERS' EQUITY                                               304,479            610,562
                                                       --------------     --------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY          $      311,535     $      614,062
                                                       ==============     ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                         For the nine          For the           For the nine          For the
                                         months ended         year ended         months ended         year ended
                                         September 30,       December 31,        September 30,       December 31,
                                             2002                2001               2001                 2000
                                        --------------      --------------      --------------      --------------
                                         (Unaudited)                             (Unaudited)
REVENUES
    Loss on sale or maturity of
     life insurance policies            $         (235)     $                   $

EXPENSES
    General and administrative                   5,854               3,510               3,500                 403
    Impairment loss on
     life insurance policies                   299,994
                                        --------------      --------------      --------------
                                               305,848               3,510               3,500                 403

NET LOSS                                      (306,083)             (3,510)             (3,500)               (403)

MEMBERS' EQUITY,
 beginning of period                           610,562             614,072             614,072             614,475
                                        --------------      --------------      --------------      --------------

MEMBERS' EQUITY,
 end of period                          $      304,479      $      610,562      $      610,572      $      614,072
                                        ==============      ==============      ==============      ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IX

                            STATEMENTS OF CASH FLOWS


                                              For the nine          For the           For the nine          For the
                                              months ended         year ended         months ended         year ended
                                              September 30,       December 31,        September 30,       December 31,
                                                  2002                2001                2001                2000
                                             --------------      --------------      --------------      --------------
                                              (Unaudited)                              (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net loss                                $     (306,083)     $       (3,510)     $       (3,500)     $         (403)
     Adjustments to reconcile net
      loss to net cash used by
      operating activities:
        Gain on sale or maturity of
         life insurance policies                        235
        Impairment loss on
         life insurance policies                    299,994
        Change in accounts payable                   (1,139)              1,139               1,139
        Change in due to LLC's                        4,695
        Costs advanced by members                                         2,361               2,361
                                             --------------      --------------      --------------

NET CASH USED
 BY OPERATING ACTIVITIES                             (2,298)                (10)                  -                (403)
                                             --------------      --------------      --------------      --------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies                                                                        (2,000)
     Proceeds from sale or maturity of
      life insurance policies                         9,765
                                             --------------      --------------      --------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                              9,765                                                      (2,000)
                                             --------------      --------------      --------------      --------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                            7,467                 (10)                  -              (2,403)

CASH AND CASH EQUIVALENTS,
 beginning of period                                     51                  61                  61               2,464
                                             --------------      --------------      --------------      --------------

CASH AND CASH EQUIVALENTS,
 end of period                               $        7,518      $           51      $           61      $           61
                                             ==============      ==============      ==============      ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON AUGUST 6, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $299,994 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,340,561 AS OF SEPTEMBER 30, 2002 AND $1,359,205 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 9 AND 80 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $13,665 AND $44,387, RESPECTIVELY. THE BENEFICIAL INTEREST IN THESE POLICIES ARE $78,533 AND $63,200, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 19 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 29.8%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $260,525. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-X

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-X

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 21, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-X
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-X as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-X as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-X

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      91,720   $           7
    Investments                                            425,298         677,959
                                                     -------------   -------------

        TOTAL ASSETS                                 $     517,018   $     677,966
                                                     =============   =============


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $       1,531
    Due to LLC's                                             4,695
    Costs advanced by members                                                1,854
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    4,695           3,385

MEMBERS' EQUITY                                            512,323         674,581
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     517,018   $     677,966
                                                     =============   =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-X

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                            For the nine         For the           For the nine         For the
                                                            months ended        year ended         months ended        year ended
                                                            September 30,      December 31,        September 30,       December 31,
                                                                2002                2001               2001                2000
                                                          ----------------    ---------------    ----------------    --------------
                                                            (Unaudited)                           (Unaudited)
REVENUES
    Gain on sale or maturity of life insurance policies   $         50,982    $                  $                   $

EXPENSES
    General and administrative                                       6,155              3,611               3,611             5,623
    Impairment loss on life insurance policies                     207,085
                                                          ----------------    ---------------    ----------------
                                                                   213,240              3,611               3,611             5,623

NET LOSS                                                          (162,258)            (3,611)             (3,611)           (5,623)

MEMBERS' EQUITY, beginning of period                               674,581            678,192             678,192           683,815
                                                          ----------------    ---------------    ----------------    --------------

MEMBERS' EQUITY, end of period                            $        512,323    $       674,581    $        674,581    $      678,192
                                                          ================    ===============    ================    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-X

                            STATEMENTS OF CASH FLOWS

                                                               For the nine        For the         For the nine        For the
                                                               months ended      year ended        months ended       year ended
                                                               September 30,     December 31,      September 30,     December 31,
                                                                   2002              2001              2001              2000
                                                              --------------    --------------    --------------    --------------
                                                                (Unaudited)                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $     (162,258)   $       (3,611)   $       (3,611)   $       (5,623)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Gain on sale or maturity of life insurance policies             (50,982)
     Impairment loss on life insurance policies                      207,085
     Change in accounts payable                                       (1,531)            1,531             1,531
     Change in due to LLC's                                            4,695
     Costs advanced by members                                        (1,854)            1,854             1,854
                                                              --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                                 (4,845)             (226)             (226)           (5,623)
                                                              --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                              (160,949)                                             (238,244)
  Proceeds from sale or maturity of life insurance policies          257,507
                                                              --------------    --------------    --------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                      96,558                                              (238,244)
                                                              --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  91,713              (226)             (226)         (243,867)

CASH AND CASH EQUIVALENTS, beginning of period                             7               233               233           244,100
                                                              --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                      $       91,720    $            7    $            7    $          233
                                                              ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON OCTOBER 22, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

                          VIATICAL FUNDING, LLC - GC-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $207,085 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,587,528 as of September 30, 2002 and $1,839,746 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 24 and 175 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
..    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS".
..    TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
     COMPANY.
..    TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION
     MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
..    TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY
     MEMBERSHIP INTEREST TO MEMBERS.

                          VIATICAL FUNDING, LLC - GC-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

..    TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION
     OF THE COMPANY.
..    TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES,
     AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

NOTE C - MEMBERS' EQUITY (CONTINUED)

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 31.6%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $316,185. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
..    THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE
     ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
..    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-XI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-XI

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-XI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XI as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-XI

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $      74,111   $          34
    Investments                                            552,963         708,011
    Other receivables                                           30              30
                                                     -------------   -------------

        TOTAL ASSETS                                 $     627,104   $     708,075
                                                     =============   =============


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $               $         277
    Due to LLC's                                             4,695
    Costs advanced by members                                    6           1,797
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    4,701           2,074

MEMBERS' EQUITY                                            622,403         706,001
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     627,104   $     708,075
                                                     =============   =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                             For the nine        For the         For the nine        For the
                                                             months ended      year ended        months ended       year ended
                                                             September 30,     December 31,      September 30,     December 31,
                                                                 2002              2001              2001              2000
                                                            --------------    --------------    --------------    --------------
                                                              (Unaudited)                        (Unaudited)
REVENUES
  Gain on sale or maturity of life insurance policies       $       22,896    $                 $                 $

EXPENSES
  General and administrative                                         5,697             2,085             2,085             9,884
  Impairment loss on life insurance policies                       100,797
                                                            --------------    --------------    --------------
                                                                   106,494             2,085             2,085             9,884

NET LOSS                                                           (83,598)           (2,085)           (2,085)           (9,884)

MEMBERS' EQUITY, beginning of period                               706,001           708,086           708,086           731,604

Members' equity contributions,
 net of syndication costs                                                                                                (13,634)
                                                            --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                              $      622,403    $      706,001    $      706,001    $      708,086
                                                            ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XI

                            STATEMENTS OF CASH FLOWS

                                                                For the nine        For the         For the nine        For the
                                                                months ended       year ended       months ended       year ended
                                                                September 30,     December 31,      September 30,     December 31,
                                                                    2002              2001              2001              2000
                                                               --------------    --------------    --------------    --------------
                                                                 (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $      (83,598)   $       (2,085)   $       (2,085)   $       (9,884)
  Adjustments to reconcile net loss to net cash used by
   operating activities:
     Gain on sale or maturity of life insurance policies              (22,896)
     Impairment loss on life insurance policies                       100,797
       Change in accounts payable                                        (277)              277               277
       Change in due to LLC's                                           4,695
       Costs advanced by members                                       (1,791)            1,797             1,797
                                                               --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                                  (3,070)              (11)              (11)           (9,884)
                                                               --------------    --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                               (107,299)                                             (257,576)
  Proceeds from sale or maturity of life insurance policies           184,446
                                                               --------------    --------------    --------------    --------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                       77,147                                              (257,576)
                                                               --------------    --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                                                     (13,634)
                                                               --------------    --------------    --------------    --------------

NET CASH USED BY FINANCING ACTIVITIES                                                                                       (13,634)
                                                               --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   74,077               (11)              (11)         (281,094)

CASH AND CASH EQUIVALENTS, beginning of period                             34                45                45           281,139
                                                               --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                       $       74,111    $           34    $           34    $           45
                                                               ==============    ==============    ==============    ==============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on January 14, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $100,797 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,473,199 as of September 30, 2002 and $1,600,532 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 3 and 145 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $10,595 and $46,390, respectively. The beneficial interest in these policies are $58,930 and $63,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 26.8%. These syndication costs reduced capital by $268,396. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-XII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XII

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-XII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XII as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XII as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XII

                        STATEMENTS OF FINANCIAL CONDITION

                                                   September 30,    December 31,
                                                       2002            2001
                                                   -------------   -------------
                                                    (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                           $      75,478   $          33
    Investments                                          643,822         743,293
    Other receivables                                        723             723
                                                   -------------   -------------

        TOTAL ASSETS                               $     720,023   $     744,049
                                                   =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                               $               $       1,910
    Due to LLC's                                           4,695
                                                   -------------

TOTAL CURRENT LIABILITIES                                  4,695           1,910

MEMBERS' EQUITY                                          715,328         742,139
                                                   -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $     720,023   $     744,049
                                                   =============   =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                               For the nine        For the         For the nine        For the
                                                               months ended      year ended        months ended       year ended
                                                              September 30,      December 31,      September 30,     December 31,
                                                                   2002              2001              2001              2000
                                                              --------------    --------------    --------------    --------------
                                                               (Unaudited)                         (Unaudited)
REVENUES
  Loss on sale or maturity of life insurance policies         $       (5,907)   $                 $                 $

EXPENSES
  General and administrative                                           6,097             1,965             1,965            12,916
  Impairment loss on life insurance policies                          14,807
                                                              --------------    --------------    --------------
                                                                      20,904             1,965             1,965            12,916

NET LOSS                                                             (26,811)           (1,965)           (1,965)          (12,916)

MEMBERS' EQUITY, beginning of period                                 742,139           744,104           744,104           788,778

Members' equity contributions, net of syndication costs                                                                    (31,758)
                                                              --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                                $      715,328    $      742,139    $      742,139    $      744,104
                                                              ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XII

                            STATEMENTS OF CASH FLOWS

                                                             For the nine        For the         For the nine       For the
                                                             months ended       year ended       months ended      year ended
                                                             September 30,     December 31,      September 30,     December 31,
                                                                 2002              2001              2001             2000
                                                            --------------    --------------    --------------    --------------
                                                             (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $      (26,811)   $       (1,965)   $       (1,965)   $      (12,916)
  Adjustments to reconcile net loss to net
   cash (used) provided by operating activities:
     Loss on sale or maturity of life insurance policies             5,907
     Impairment loss on life insurance policies                     14,807
     Change in other receivables                                                                                          39,277
     Change in accounts payable                                     (1,910)            1,910             1,910            (3,118)
     Change in due to LLC's                                          4,695
                                                            --------------    --------------    --------------

NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                    (3,312)              (55)              (55)           23,243
                                                            --------------    --------------    --------------    --------------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchases of life insurance policies                            (107,299)                                             (447,031)
  Proceeds from sale or maturity of life insurance policies        186,056
                                                            --------------    --------------    --------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                    78,757                                              (447,031)
                                                            --------------    --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                                                 (31,758)
                                                            --------------    --------------    --------------    --------------

NET CASH (USED) PROVIDED BY FINANCING ACTIVITIES                                                                        (31,758)
                                                            --------------    --------------    --------------    --------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                           75,445               (55)              (55)         (455,546)

CASH AND CASH EQUIVALENTS, beginning of period                          33                88                88           455,634
                                                            --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                    $       75,478    $           33    $           33    $           88
                                                            ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on January 14, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $14,807 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,645,840 as of September 30, 2002 and $1,815,019 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 56 and 96 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 23 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

                         VIATICAL FUNDING, LLC - GC-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 25.2%. These syndication costs reduced capital by $266,216. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-XIV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XIV

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-XIV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XIV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XIV as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XIV

                        STATEMENTS OF FINANCIAL CONDITION

                                                 September 30,    December 31,
                                                     2002             2001
                                                --------------   --------------
                                                 (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                        $       46,849   $          142
    Investments                                        372,620          457,213
                                                --------------   --------------

        TOTAL ASSETS                            $      419,469   $      457,355
                                                ==============   ==============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                   $        1,314   $        1,541
    Due to LLC's                                         4,695
                                                --------------

TOTAL CURRENT LIABILITIES                                6,009            1,541

MEMBERS' EQUITY                                        413,460          455,814
                                                --------------   --------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY   $      419,469   $      457,355
                                                ==============   ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                For the nine        For the         For the nine        For the
                                                                months ended       year ended       months ended       year ended
                                                                September 30,     December 31,      September 30,     December 31,
                                                                    2002              2001              2001              2000
                                                               --------------    --------------    --------------    --------------
                                                                 (Unaudited)                        (Unaudited)
REVENUES
  Gain or loss on sale or maturity of life insurance policies  $       (1,006)   $                 $                 $

EXPENSES
  General and administrative                                            6,113             3,710             3,710
  Impairment loss on life insurance policies                           35,235
                                                               --------------    --------------    --------------
                                                                       41,348             3,710             3,710

NET LOSS                                                              (42,354)           (3,710)           (3,710)

MEMBERS' EQUITY, beginning of period                                  455,814           459,524           459,524           413,880

Members' equity contributions, net of syndication costs                                                                      45,644
                                                               --------------    --------------    --------------    --------------

MEMBERS' EQUITY, end of period                                 $      413,460    $      455,814    $      455,814    $      459,524
                                                               ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XIV

                            STATEMENTS OF CASH FLOWS

                                                              For the nine        For the         For the nine        For the
                                                              months ended       year ended       months ended       year ended
                                                              September 30,     December 31,      September 30,     December 31,
                                                                  2002              2001              2001              2000
                                                             --------------    --------------    --------------    --------------
                                                               (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $      (42,354)   $       (3,710)   $       (3,710)   $
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Gain or loss on sale or maturity of life insurance
      policies                                                        1,006
     Impairment loss on life insurance policies                      35,235
     Change in accounts payable                                        (227)              227               227
     Change in due to LLC's                                           4,695
     Costs advanced by members                                                          1,314             1,314
                                                             --------------    --------------    --------------

NET CASH USED BY OPERATING ACTIVITIES                                (1,645)           (2,169)           (2,169)
                                                             --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                                                   (149,305)
  Proceeds from sale or maturity of life insurance policies          48,352
                                                             --------------    --------------    --------------    --------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                     48,352                                              (149,305)
                                                             --------------    --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                                                    45,644
                                                             --------------    --------------    --------------    --------------

NETCASH PROVIDED BY FINANCING ACTIVITIES                                                                                   45,644
                                                             --------------    --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 46,707            (2,169)           (2,169)         (103,661)

CASH AND CASH EQUIVALENTS, beginning of period                          142             2,311             2,311           105,972
                                                             --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period                     $       46,849    $          142    $          142    $        2,311
                                                             ==============    ==============    ==============    ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized in December 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $35,235 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,046,698 as of September 30, 2002 and $1,078,720 as of December 31, 2001 and 2000, and $725,213 as of December 31,
1999. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 14 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.

                         VIATICAL FUNDING, LLC - GC-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

NOTE C - MEMBERS EQUITY (CONTINUED)

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 28.2%. These syndication costs reduced capital by $180.476. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - GC-XV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001 AND
                    THE PERIOD FROM JUNE 16, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-XV

                                    CONTENTS

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENTS OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

October 30, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-XV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the year ended December 31, 2001 and the period from June 16, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XV as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from June 16, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-XV

                        STATEMENTS OF FINANCIAL CONDITION

                                                       September 30,        December 31,
                                                           2002                 2001
                                                       -------------        ------------
                                                        (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                               $     14,809         $         10
    Investments                                             415,199              526,800
                                                       ------------         ------------

        TOTAL ASSETS                                   $    430,008         $    526,810
                                                       ============         ============


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                   $                    $        308
    Due to LLC's                                              4,695
    Costs advanced by members                                 1,617                1,617
                                                       ------------         ------------
TOTAL CURRENT LIABILITIES                                     6,312                1,925

MEMBERS' EQUITY                                             423,696              524,885
                                                       ------------         ------------
        TOTAL LIABILITIES AND MEMBERS' EQUITY          $    430,008         $    526,810
                                                       ============         ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                                                            For the period
                                             For the nine             For the           For the nine         from June 16,
                                             months ended           year ended          months ended       2000 (inception)
                                             September 30,         December 31,         September 30,       to December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------        --------------       --------------      ----------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Loss on sale or maturity
     of life insurance policies              $        (385)       $                    $                   $

EXPENSES
    General and administrative                       5,968                 1,905                1,820                   557
    Impairment loss on
     life insurance policies                        94,836
                                             -------------        --------------       --------------
                                                   100,804                 1,905                1,820                   557

NET LOSS                                          (101,189)               (1,905)              (1,820)                 (557)

MEMBERS' EQUITY, beginning of period               524,885               526,790              526,790

Members' equity contributions,
 net of syndication costs                                                                                           527,347
                                             -------------        --------------       --------------      ----------------
MEMBERS' EQUITY, end of period               $     423,696        $      524,885       $      524,970      $        526,790
                                             =============        ==============       ==============      ================

                       See notes to financial statements.

                                           VIATICAL FUNDING, LLC - GC-XV

                                             STATEMENTS OF CASH FLOWS

                                                                                                            For the period
                                             For the nine             For the           For the nine         from June 16,
                                             months ended           year ended          months ended       2000 (inception)
                                             September 30,         December 31,         September 30,       to December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------        --------------       --------------      ----------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM OPERATING ACTITIVITIES
  Net loss                                   $    (101,189)       $       (1,905)      $       (1,820)     $          (557)
  Adjustments to reconcile net
   loss to net cash provided
   (used) by operating activities:
     Loss on sale or maturity
      of life insurance policies                       385
      Impairment loss on
       life insurance policies                      94,836
      Change in accounts payable                      (308)                  308                  308
      Change in due to LLC's                         4,695
      Costs advanced by members                                            1,617                1,607
                                             -------------        --------------       --------------

NET CASH PROVIDED (USED)
 BY OPERATING ACTIVITIES                            (1,581)                   20                   95                  (557)
                                             -------------        --------------       --------------      ----------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
  Proceeds from sale or maturity
  of life insurance policies                        16,380                                                         (526,800)
                                             -------------        --------------       --------------      ----------------

NET CASH USED
 BY INVESTING ACTIVITIES                            16,380                                                         (526,800)
                                             -------------        --------------       --------------      ----------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
  Members' contributed equity,
   net of syndication costs                                                                                         527,347
                                             -------------        --------------       --------------      ----------------

NET CASH PROVIDED
 BY FINANCING ACTIVITIES
                                             -------------        --------------       --------------

NET INCREASE IN
 CASH AND CASH EQUIVALENTS                          14,799                    20                   95

CASH AND CASH EQUIVALENTS,
 beginning of period                                    10                   (10)                 (10)
                                             -------------        --------------       --------------

CASH AND CASH EQUIVALENTS,
 end of period                               $      14,809        $           10       $           85      $            (10)
                                             =============        ==============       ==============      ================

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
             FROM JUNE 16, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 16, 2000. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
             FROM JUNE 16, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $94,836 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,143,922 AS OF SEPTEMBER 30, 2002 AND $1,175,177 AS OF DECEMBER 31, 2001 AND 2000. LIfe Expectancies of the Insured At the Time the Policies Were Purchased Were Between 57 AND 96 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HOLDS JUSTUS POLICIES WITH A BOOK VALUE AND BENEFICIAL INTEREST OF $28,038 AND $188,295, RESPECTIVELY. If the company sells its policies to life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. if the company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. if the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
             FROM JUNE 16, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 16 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
..  TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS".
.. TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY. .. TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION
   MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
..  TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY
   MEMBERSHIP INTEREST TO MEMBERS.
..  TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF
   THE COMPANY.
..  TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS
   MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 28.7%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $212,653. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
..  THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE
   ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
..  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
             FROM JUNE 16, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-XVI


                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                      THE YEAR ENDED DECEMBER 31, 2001, AND
                    THE PERIOD FROM MARCH 8, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XVI

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 30, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-XVI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XVI as of December 31, 2001, and the related statements of income and members' equity and cash flows for the year ended December 31, 2001 and the period from March 8, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XVI as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from March 8, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XVI

                        STATEMENTS OF FINANCIAL CONDITION

                                                          September 30,         December 31,
                                                              2002                  2001
                                                          -------------         ------------
                                                           (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                                  $     40,919          $        57
    Investments                                                609,387              697,943
                                                          ------------         ------------
        TOTAL ASSETS                                      $    650,306          $   698,000
                                                          ============          ===========

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                      $                     $     1,750
    Due to LLC's                                                 4,695
    Costs advanced by members                                                           312
                                                          ------------          -----------
TOTAL CURRENT LIABILITIES                                        4,695                2,062
 MEMBERS' EQUITY                                               645,611              695,938
                                                          ------------          -----------
        TOTAL LIABILITIES AND MEMBERS' EQUITY             $    650,306          $   698,000
                                                          ============          ===========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                                                            For the period
                                                                                                              from March
                                             For the nine             For the           For the nine            8, 2000
                                             months ended           year ended          months ended        (inception) to
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------       ---------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Loss on sale or maturity of
     life insurance policies                 $      (2,193)        $                    $                   $

EXPENSES
    General and administrative                       5,929                 2,010                2,010                   374
    Impairment loss on life insurance
     policies                                       42,205
                                             -------------         -------------        -------------       ---------------
                                                    48,134                 2,010                2,010                   374

NET LOSS                                           (50,327)               (2,010)              (2,010)                 (374)

MEMBERS' EQUITY, beginning of period               695,938               697,948              697,948

Members' equity contributions, net of
 syndication costs                                                                                                  698,322
                                             -------------         ------------         -------------       ---------------
MEMBERS' EQUITY, end of period               $     645,611         $    695,938         $     695,938       $       697,948
                                             =============         ============         =============       ===============

                       See notes to financial statements.

                                          VIATICAL FUNDING, LLC - GC-XVI

                                             STATEMENTS OF CASH FLOWS

                                                                                                            For the period
                                                                                                              from March
                                             For the nine             For the           For the nine            8, 2000
                                             months ended           year ended          months ended        (inception) to
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------         ------------         -------------       ---------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
  Net loss                                   $     (50,327)        $     (2,010)        $      (2,010)      $          (374)
  Adjustments to reconcile net
   loss to net cash provided
    (used) by operating activities:
      Loss on sale or maturity
       of life insurance policies                    2,193
      Impairment loss on
       life insurance policies                      42,205
      Change in accounts payable                    (1,750)               1,750                 1,750
      Change in due to LLC's                         4,695
      Costs advanced by members                       (312)                 312                   312
                                             -------------         ------------         -------------
NET CASH PROVIDED (USED)
 BY OPERATING ACTIVITIES                            (3,296)                  52                    52                  (374)
                                             -------------         ------------         -------------       ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of life insurance policies              (53,650)                                                        (697,943)
 Proceeds from sale or maturity
  of life insurance policies                        97,808
                                             -------------         ------------         -------------

NET CASH USED BY INVESTING ACTIVITIES               44,158                                                         (697,943)
                                             -------------         ------------         -------------       ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Members' contributed equity,
  net of syndication costs                                                                                          698,322
                                             -------------         ------------         -------------       ---------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                                           698,322
                                             -------------         ------------         -------------       ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS           40,862                   52                    52                     5

CASH AND CASH EQUIVALENTS,
  beginning of period                                   57                    5                     5
                                             -------------         ------------         -------------

CASH AND CASH EQUIVALENTS, end of period     $      40,919         $         57         $          57       $             5
                                             =============         ============         =============       ===============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
            FROM MARCH 8, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on March 8, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
            FROM MARCH 8, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $42,205 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,357,140 as of September 30, 2002 and $1,456,076 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 30 and 82 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value of $13,240 and a beneficial interest of $100,000. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
            FROM MARCH 8, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
   .  TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS".
   .  TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE
      COMPANY.
   . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
   . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
   . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
   . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 29.8%. These syndication costs reduced capital by $296,677. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
   . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
   .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
            FROM MARCH 8, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - GC-XVII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001 AND
                   THE PERIOD FROM APRIL 28, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XVII

                                    CONTENTS

                                                                      PAGE
                                                                      ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENTS OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - GC-XVII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XVII as of December 31, 2001, and the related statements of income and members' equity and cash flows for the year ended December 31, 2001 and for the period from April 28, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XVII as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from April 28, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XVII

                        STATEMENTS OF FINANCIAL CONDITION

                                                            September 30,        December 31,
                                                                2002                 2001
                                                            ------------         ------------
                                                            (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                                    $     43,747         $        574
    Investments                                                  330,601              459,068
                                                            ------------         ------------
        TOTAL ASSETS                                        $    374,348         $    459,642
                                                            ============         ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                            $      4,695         $
                                                            ------------

TOTAL CURRENT LIABILITIES                                          4,695

MEMBERS' EQUITY                                                  369,653              459,642
                                                            ------------         ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $    374,348         $    459,642
                                                            ============         ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------        --------------       ---------------      --------------
                                              (Unaudited)                                (Unaudited)
REVENUES
    Loss on sale or maturity of
     life insurance policies                 $      (2,193)       $                    $                    $

EXPENSES
    General and administrative                       5,679                 3,196                 3,178
    Impairment loss on life insurance
     policies                                       82,117
                                             -------------        --------------       ---------------
                                                    87,796                 3,196                 3,178

NET LOSS                                           (89,989)               (3,196)               (3,178)

MEMBERS' EQUITY, beginning of period               459,642               462,838               462,838

Members' equity contributions, net of
 syndication costs                                                                                                 462,838
                                             -------------        --------------       ---------------      --------------

MEMBERS' EQUITY, end of period               $     369,653        $      459,642       $       459,660      $      462,838
                                             =============        ==============       ===============      ==============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVII

                            STATEMENTS OF CASH FLOWS

                                             For the nine             For the           For the nine            For the
                                             months ended           year ended          months ended          year ended
                                             September 30,         December 31,         September 30,        December 31,
                                                 2002                  2001                 2001                 2000
                                             -------------        ---------------      ---------------      --------------
                                              (Unaudited)                                (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
  Net loss                                   $     (89,989)       $       (3,196)      $        (3,178)     $
  Adjustments to reconcile net loss
   to net cash used by operating
   activities:
    Loss on sale or maturity of
     life insurance policies                         2,193
    Impairment loss on
     life insurance policies                        82,117
    Change in due to LLC's                           4,695
                                             -------------        --------------       ---------------

NET CASH USED
 BY OPERATING ACTIVITIES                              (984)               (3,196)               (3,178)
                                             -------------        --------------       ---------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
  Purchases of life insurance policies             (53,650)              (14,000)              (14,000)
  Proceeds from sale of
   life insurance policies                          97,807                                                        (445,068)
                                             -------------        --------------       ---------------      --------------

NET CASH USED
 BY INVESTING ACTIVITIES                            44,157               (14,000)              (14,000)           (445,068)
                                             -------------        --------------       ---------------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity,
   net of syndication costs                                                                                      462,838
                                             -------------        --------------       ---------------      --------------

NET CASH PROVIDED
 BY FINANCING ACTIVITIES                                                                                         462,838
                                             -------------        --------------       ---------------      --------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          43,173               (17,196)              (17,178)             17,770

CASH AND CASH EQUIVALENTS,
 beginning of period                                   574                17,770                17,770
                                             -------------        --------------       ---------------      --------------

CASH AND CASH EQUIVALENTS, end of period     $      43,747        $          574       $           592      $       17,770
                                             =============        ==============       ===============      ==============

                                        See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVII

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD FROM APRIL 28, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on April 28, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XVII

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD FROM APRIL 28, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $82,117 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $850,806, $899,742, and $698,790 as of September 30, 2002, December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 60 months.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $9,116 and $42,923, respectively. The beneficial interest in these policies are $55,548 and $59,179, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-XVII

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD FROM APRIL 28, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 14 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:

   .  To acquire life insurance policies at discount, "Viatical Settlements".
   . To fund the initial start-up and working capital requirements of the Company.
   . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
   . To provide for sales commission associated with the sale of Company membership interest to Members.
   . To provide for legal and consulting fees associated with the organization of the Company.
   . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 28.1%. These syndication costs reduced capital by $182,161. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
   . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
   .  The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-18

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001, AND
                 THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-18
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-18 as of December 31, 2001 and the related statements of income and members' equity and cash flows for the year ended December 31, 2001, and for the period from September 12, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-18 as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001, and for the period from September 12, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                        STATEMENTS OF FINANCIAL CONDITION

                                                   September 30,  December 31,
                                                       2002           2001
                                                   -------------  ------------
                                                   (Unaudited)

    ASSETS

CURRENT ASSETS
  Cash                                             $               $          67
  Investments                                            641,670        711,106
                                                   -------------   ------------

    TOTAL ASSETS                                   $     641,670   $    711,173
                                                   =============   ============

    LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

  Due to LLC's                                     $       4,695   $
                                                   -------------

TOTAL CURRENT LIABILITIES                                  4,695

MEMBERS' EQUITY                                          636,975        711,173
                                                   -------------   ------------

    TOTAL LIABILITIES AND MEMBERS' EQUITY          $     641,670   $    711,173
                                                   =============   ============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                                From September
                                 For the nine      For the       For the nine     12, 2000
                                 months ended     year ended     months ended   (inception) to
                                 September 30,   December 31,    September 30,   December 31,
                                     2002            2001            2001            2000
                                 -------------   ------------    -------------  --------------
                                  (Unaudited)                     (Unaudited)
REVENUES                         $               $               $              $

EXPENSES
  General and administrative             4,761          3,448            3,413
  Impairment loss on
   life insurance policies              69,437
                                 -------------   ------------    -------------
                                        74,198          3,448            3,413

NET LOSS                               (74,198)        (3,448)          (3,413)

MEMBERS' EQUITY,
 beginning of period                   711,173        714,621          714,621

Members' equity contributions,
 net of syndication costs                                                              714,621
                                 -------------   ------------    -------------  --------------

MEMBERS' EQUITY,
 end of period                   $     636,975   $    711,173    $     711,208  $      714,621
                                 =============   ============    =============  ==============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                            STATEMENTS OF CASH FLOWS

                                                                                                             From September
                                                          For the nine        For the       For the nine        12, 2000
                                                          months ended      year ended      months ended     (inception) to
                                                          September 30,    December 31,     September 30,     December 31,
                                                              2002             2001             2001              2000
                                                          -------------    -------------    -------------    --------------
                                                           (Unaudited)                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                $     (74,198)   $      (3,448)   $      (3,413)   $
  Adjustments to reconcile net
   loss to net cash used by operating activities:
    Impairment loss on
     life insurance policies                                     69,437
    Change in due to LLC's                                        4,694
                                                          -------------    -------------    -------------

NET CASH USED BY OPERATING ACTIVITIES                               (67)          (3,448)          (3,413)
                                                          -------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                          (328,121)        (325,621)         (382,985)
                                                          -------------    -------------    -------------    --------------

NET CASH USED BY INVESTING ACTIVITIES                                           (328,121)        (325,621)         (382,985)
                                                          -------------    -------------    -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                                             714,621
                                                          -------------    -------------    -------------    --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                                           714,621
                                                          -------------    -------------    -------------    --------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                (67)        (331,569)        (329,034)          331,636

CASH AND CASH EQUIVALENTS, beginning of period                       67          331,636          331,636
                                                          -------------    -------------    -------------

CASH AND CASH EQUIVALENTS, end of period                  $                $          67    $       2,602    $      331,636
                                                          =============    =============    =============    ==============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
      THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION) TO DECEMBER 31, 2000,
             AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON SEPTEMBER 12, 2000. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
      THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION) TO DECEMBER 31, 2000,
             AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND 2001

THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $69,437 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,550,218 AS OF SEPTEMBER 30, 2002, DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 23 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at A CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
      THE PERIOD FROM SEPTEMBER 12, 2000 (INCEPTION) TO DECEMBER 31, 2000,
             AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 29.6%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $300,378. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     .    THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH
          IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS
          FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-19

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001 AND
                  THE PERIOD FROM OCTOBER 20, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 22, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-19
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-19 as of December 31, 2001 and the related statements of income and members' equity and cash flows for the year ended December 31, 2001, and for the period from October 20, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-19 as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001, and for the period from October 20, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,    December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
    ASSETS

CURRENT ASSETS
  Cash                                               $      63,062   $         100
  Investments                                              770,211         837,417
                                                     -------------   -------------

    TOTAL ASSETS                                     $     833,273   $     837,517
                                                     =============   =============

    LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

  Due to LLC's                                       $       4,695   $
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    4,695

MEMBERS' EQUITY                                            828,578         837,517
                                                     -------------   -------------

    TOTAL LIABILITIES AND MEMBERS' EQUITY            $     833,273   $     837,517
                                                     =============   =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                                                                             From October
                                                          For the nine        For the       For the nine       20, 2000
                                                          months ended       year ended     months ended    (inception) to
                                                          September 30,     December 31,    September 30,    December 31,
                                                              2002             2001             2001             2000
                                                          -------------    -------------    -------------    -------------
                                                           (Unaudited)                      (Unaudited)
REVENUES
  Gain or loss on sale or maturity
   of life insurance policies                             $      (2,505)   $                $                $

EXPENSES
  General and administrative                                      5,579               20                                68
  Impairment loss on
   life insurance policies                                          855
                                                          -------------    -------------    -------------
                                                                  6,434               20                                68

NET LOSS                                                         (8,939)             (20)                              (68)

MEMBERS' EQUITY, beginning of period                            837,517          528,632          528,632

Members' equity contributions,
 net of syndication costs                                                        308,905          308,990          528,700
                                                          -------------    -------------    -------------    -------------

MEMBERS' EQUITY, end of period                            $     828,578    $     837,517    $     837,622    $     528,632
                                                          =============    =============    =============    =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                            STATEMENTS OF CASH FLOWS

                                                                                                                    From October
                                                                 For the nine       For the        For the nine       20, 2000
                                                                 months ended      year ended      months ended     (inception) to
                                                                 September 30,    December 31,     September 30,     December 31,
                                                                     2002             2001             2001              2000
                                                                 -------------    -------------    -------------    --------------
                                                                  (Unaudited)                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                       $      (8,939)   $         (20)   $                $          (68)
  Adjustments to reconcile net
   loss to net cash used by operating activities:
      Gain or loss on sale or maturity
       of life insurance policies                                        2,505
      Impairment loss on life insurance policies                           855
      Change in due to LLC's                                             4,695
                                                                 -------------    -------------    -------------

NET CASH USED BY OPERATING ACTIVITIES                                     (884)             (20)                               (68)
                                                                 -------------    -------------    -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                 (53,649)        (837,417)        (835,617)
  Proceeds from sale or maturity of life insurance policies            117,495
                                                                 -------------    -------------    -------------

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                        63,846         (837,417)        (835,617)
                                                                 -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                 308,905          308,990           528,700
                                                                 -------------    -------------    -------------    --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                               308,905          308,990           528,700
                                                                 -------------    -------------    -------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    62,962         (528,532)        (526,627)          528,632

CASH AND CASH EQUIVALENTS, beginning of period                             100          528,632          528,632
                                                                 -------------    -------------    -------------

CASH AND CASH EQUIVALENTS, end of period                         $      63,062    $         100    $       2,005    $      528,632
                                                                 =============    =============    =============    ==============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
       THE PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000,
              AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON OCTOBER 20, 2000. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001, OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
       THE PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000,
              AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $855 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,799,250 AS OF SEPTEMBER 30, 2002 AND $1,935,474 AS OF DECEMBER 31, 2001 AND 2000. Life expectancies of the insured at the time the policies were purchased were between 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 26 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001,
       THE PERIOD FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000,
              AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 29.3%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $347,395. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-20

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                                 FOR THE PERIOD
             FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                                    CONTENTS

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENTS OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

>

October 22, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - HY-20
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-20 as of December 31, 2001 and the related statements of income and members' equity and cash flows for the period from January 17, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-20 as of December 31, 2001 and the results of its operations and its cash flows for the period from January 17, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

>

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                     (Unaudited)
   ASSETS

CURRENT ASSETS
  Cash                                               $           1   $           1
  Investments                                              670,035         672,180
                                                     -------------   -------------

    TOTAL ASSETS                                     $     670,036   $     672,181
                                                     =============   =============

    LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

  Due to LLC's                                       $       4,695   $
                                                     -------------   -------------

TOTAL CURRENT LIABILITIES                                    4,695

MEMBERS' EQUITY                                            665,341         672,181
                                                     -------------   -------------

    TOTAL LIABILITIES AND MEMBERS' EQUITY            $     670,036   $     672,181
                                                     =============   =============

                       See notes to financial statements.

>

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                  For the nine        From January 17,      From January 17,
                                                  months ended       2001 (inception) to   2001 (inception) to
                                               September 30, 2002     December 31, 2001     September 30, 2001
                                               ------------------    ------------------    ------------------
                                                   (Unaudited)                                 (Unaudited)
REVENUES                                       $                     $                     $

EXPENSES
  General and administrative                                4,695                    83                    83
  Impairment loss on life insurance policies                2,145
                                               ------------------    ------------------
                                                            6,840                    83                    83

NET LOSS                                                   (6,840)                  (83)                  (83)

MEMBERS' EQUITY, beginning of period                      672,181

Members' equity contributions,
 net of syndication costs                                                       672,264               672,264
                                               ------------------    ------------------    ------------------

MEMBERS' EQUITY, end of period                 $          665,341    $          672,181    $          672,181
                                               ==================    ==================    ==================

                       See notes to financial statements.

>

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                            STATEMENTS OF CASH FLOWS

                                                                 For the nine         From January 17,      From January 17,
                                                                 months ended        2001 (inception) to   2001 (inception) to
                                                               September 30, 2002    December 31, 2001     September 30, 2001
                                                               ------------------    -------------------   -------------------
                                                                  (Unaudited)                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $           (6,840)   $               (83)  $               (83)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
    Impairment loss on life insurance policies                              2,145
    Change in due to LLC's                                                  4,695
                                                               ------------------    -------------------

NET CASH USED BY OPERATING ACTIVITIES                                                                (83)                   (83)
                                                               ------------------    -------------------   --------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                          (672,180)              (672,180)
                                                               ------------------    -------------------   --------------------

NET CASH USED BY INVESTING ACTIVITIES                                                           (672,180)              (672,180)
                                                               ------------------    -------------------   --------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                          672,264                672,264
                                                               ------------------    -------------------   --------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                        672,264                672,264
                                                               ------------------    -------------------   --------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                              1                      1

CASH AND CASH EQUIVALENTS, beginning of period                                  1
                                                               ------------------    -------------------   --------------------

CASH AND CASH EQUIVALENTS, end of period                       $                1    $                 1   $                  1
                                                               ==================    ===================   ===================

                       See notes to financial statements.

>

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
               JANUARY 17, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JANUARY 17, 2001. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE

>

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
               JANUARY 17, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $2,145 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,546,579 AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 21 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

>

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
               JANUARY 17, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 29.2%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $277,736. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-21

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                                 FOR THE PERIOD
             FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 22, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-21
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-21 as of December 31, 2001 and the related statements of income and members' equity and cash flows for the period from February 9, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-21 as of December 31, 2001 and the results of its operations and its cash flows for the period from February 9, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                     (Unaudited)
   ASSETS

CURRENT ASSETS
  Cash                                               $           5   $         110
  Investments                                              704,457         705,505
                                                      ------------    ------------

    TOTAL ASSETS                                     $     704,462   $     705,615
                                                     =============   =============

    LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Due to LLC's                                       $      55,995   $      51,300
                                                      ------------    ------------

TOTAL CURRENT LIABILITIES                                   55,995          51,300

MEMBERS' EQUITY                                            648,467         654,315
                                                      ------------    ------------

    TOTAL LIABILITIES AND MEMBERS' EQUITY            $     704,462   $     705,615
                                                     =============   =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                  For the nine        From January 17,      From January 17,
                                                  months ended       2001 (inception) to   2001 (inception) to
                                               September 30, 2002     December 31, 2001     September 30, 2001
                                               ------------------    ------------------    ------------------
                                                   (Unaudited)                                 (Unaudited)
REVENUES                                       $                     $                     $

EXPENSES
  General and administrative                                4,800                    75                    55
  Impairment loss on life insurance policies                1,048
                                               ------------------    ------------------
                                                            5,848                    75                    55

NET LOSS                                                   (5,848)                  (75)                  (55)

MEMBERS' EQUITY, beginning of period                      654,315

Members' equity contributions,
 net of syndication costs                                                       654,390               705,690
                                               ------------------    ------------------    ------------------

MEMBERS' EQUITY, end of period                 $          648,467    $          654,315    $          705,635
                                               ==================    ==================    ==================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                            STATEMENTS OF CASH FLOWS

                                                                  For the nine         From January 9,       From January 9,
                                                                  months ended       2001 (inception) to   2001 (inception) to
                                                               September 30, 2002     December 31, 2001     September 30, 2001
                                                               ------------------    -------------------   -------------------
                                                                  (Unaudited)                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $           (5,848)   $              (75)   $              (55)
  Adjustments to reconcile net loss to
   net cash (used) provided by operating
   activities:
     Impairment loss on life insurance policies                             1,048
     Change in due to LLC's                                                 4,695                51,300
                                                               ------------------    ------------------

NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                             (105)               51,225                   (55)
                                                               ------------------    ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                         (705,505)             (702,005)
                                                               ------------------    ------------------    ------------------

NET CASH USED BY INVESTING ACTIVITIES                                                          (705,505)             (702,005)
                                                               ------------------    ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                         654,390               705,690
                                                               ------------------    ------------------    ------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                       654,390               705,690
                                                               ------------------    ------------------    ------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                         (105)                  110                 3,630

CASH AND CASH EQUIVALENTS, beginning of period                                110
                                                               ------------------    ------------------

CASH AND CASH EQUIVALENTS, end of period                       $                5    $              110    $            3,630
                                                               ==================    ==================    ==================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
               FEBRUARY 9, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON FEBRUARY 9, 2001. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE DEDUCTED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
               FEBRUARY 9, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $1,048 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,373,038 AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 21 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a cAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
               FEBRUARY 9, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 30.7%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $290,610. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-22

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                                 FOR THE PERIOD
              FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                                    CONTENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 21, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - HY-22
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-22 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the period from April 10, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-22 as of December 31, 2001 and the results of its operations and its cash flows for the period from April 10, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                     (Unaudited)
     ASSETS

CURRENT ASSETS
  Cash                                               $           3   $         138
  Investments                                              691,210         715,638
                                                     -------------   -------------

     TOTAL ASSETS                                    $     691,213   $     715,776
                                                     =============   =============

     LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

  Due to LLC's                                       $       4,695   $
                                                     -------------   -------------

     TOTAL CURRENT LIABILITIES                               4,695

MEMBERS' EQUITY                                            686,518         715,776
                                                     -------------   -------------

    TOTAL LIABILITIES AND MEMBERS' EQUITY            $     691,213   $     715,776
                                                     =============   =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                    For the nine         From April 10,        From April 10,
                                                    months ended      2001 (inception) to   2001 (inception) to
                                                 September 30, 2002    December 31, 2001    September 30, 2001
                                                 ------------------   -------------------   -------------------
                                                     (Unaudited)                                (Unaudited)

REVENUES                                         $                     $                     $

EXPENSES
  General and administrative                                  4,830                   115                    55
  Impairment loss on life insurance policies                 24,428
                                                 ------------------   -------------------   -------------------
                                                             29,258                   115                    55

NET LOSS                                                    (29,258)                 (115)                  (55)

MEMBERS' EQUITY, beginning of period                        715,776

Members' equity contributions,
 net of syndication costs                                                         715,891               715,891
                                                 ------------------   -------------------   -------------------

MEMBERS' EQUITY, end of period                   $          686,518   $           715,776   $           715,836
                                                 ==================   ===================   ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                            STATEMENTS OF CASH FLOWS

                                                                  For the nine         From April 10,         From April 10,
                                                                  months ended       2001 (inception) to   2001 (inception) to
                                                               September 30, 2002     December 31, 2001    September 30, 2001
                                                               ------------------    -------------------   -------------------
                                                                  (Unaudited)                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $          (29,258)   $             (115)   $               (55)
  Adjustments to reconcile net loss to net cash used by
   operating activities:
     Impairment loss on life insurance policies                            24,428
     Change in due to LLC's                                                 4,695
                                                               ------------------    ------------------

NET CASH USED BY OPERATING ACTIVITIES                                        (135)                 (115)                   (55)
                                                               ------------------    ------------------    -------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                         (715,638)             (709,538)
                                                               ------------------    ------------------    -------------------

NET CASH USED BY INVESTING ACTIVITIES                                                          (715,638)             (709,538)
                                                               ------------------    ------------------    -------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity, net of syndication costs                                         715,891               715,891
                                                               ------------------    ------------------    -------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                       715,891               715,891
                                                               ------------------    ------------------    -------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                         (135)                  138                  6,298

CASH AND CASH EQUIVALENTS, beginning of period                                138
                                                               ------------------    ------------------    -------------------

CASH AND CASH EQUIVALENTS, end of period                       $                3    $              138    $             6,298
                                                               ==================    ==================    ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
                APRIL 10, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON APRIL 10, 2001. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
                APRIL 10, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $24,428 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,346,147 AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 AND 98 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
                APRIL 10, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 28.8%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $289,110. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-23

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                                 FOR THE PERIOD
               FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 16, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - HY-23
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-23 as of December 31, 2001 and the related statements of income and members' equity and cash flows for the period from June 27, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-23 as of December 31, 2001 and the results of its operations and its cash flows for the period from June 27, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                     (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                             $         739   $         923
    Investments                                            668,309         669,875
                                                     -------------   -------------

        TOTAL ASSETS                                 $     669,048   $     670,798
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                     $       4,695   $
                                                     -------------

TOTAL CURRENT LIABILITIES                                    4,695

MEMBERS' EQUITY                                            664,353         670,798
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     669,048   $     670,798
                                                     =============   =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                    For the nine           From June 27,         From June 27,
                                                    months ended        2001 (inception) to    2001 (inception) to
                                                 September 30, 2002      December 31, 2001      September 30, 2001
                                                 -------------------    -------------------    -------------------
                                                     (Unaudited)                                   (Unaudited)
REVENUES                                         $                      $                      $

EXPENSES
  General and administrative                                   4,879                     12                     12
  Impairment loss on life insurance policies                   1,566
                                                 -------------------    -------------------
                                                               6,445                     12                     12

NET LOSS                                                      (6,445)                   (12)                   (12)

MEMBERS' EQUITY, beginning of period                         670,798

Members' equity contributions,
 net of syndication costs                                                           670,810                239,885
                                                 -------------------    -------------------    -------------------

MEMBERS' EQUITY, end of period                   $           664,353    $           670,798    $           239,873
                                                 ===================    ===================    ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                            STATEMENTS OF CASH FLOWS

                                                                   For the nine           From June 27,          From June 27,
                                                                   months ended       2001 (inception) to    2001 (inception) to
                                                                September 30, 2002     December 31, 2001     September 30, 2001
                                                               -------------------    -------------------    -------------------
                                                                   (Unaudited)                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                     $            (6,445)   $               (12)   $               (12)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
     Impairment loss on life insurance policies                              1,566
     Change in due to LLC's                                                  4,695
                                                               -------------------    -------------------

NET CASH USED BY OPERATING ACTIVITIES                                         (184)                   (12)                   (12)
                                                               -------------------    -------------------    -------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                                                           (669,875)               (50,000)
                                                               -------------------    -------------------    -------------------

NET CASH USED BY INVESTING ACTIVITIES                                                            (669,875)               (50,000)
                                                               -------------------    -------------------    -------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity,
   net of syndication costs                                                                       670,810                239,885
                                                               -------------------    -------------------    -------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                         670,810                239,885
                                                               -------------------    -------------------    -------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                          (184)                   923                189,873

CASH AND CASH EQUIVALENTS, beginning of period                                 923
                                                               -------------------    -------------------    -------------------

CASH AND CASH EQUIVALENTS, end of period                       $               739    $               923    $           189,873
                                                               ===================    ===================    ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                          NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
                 JUNE 27, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on June 27, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                          NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
                 JUNE 27, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $1,566 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,956,814 as of September 30, 2002 and December 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 70.5 and 88 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 24 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                          NOTES TO FINANCIAL STATEMENTS
       FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001,
          THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND THE PERIOD FROM
                 JUNE 27, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     .    To acquire life insurance policies at discount, "Viatical
          Settlements".
     . To fund the initial start-up and working capital requirements of the Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 30.8%. These syndication costs reduced capital by $299,190. The syndication costs were PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-24

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                               FOR THE THE PERIOD
              FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                                    CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 22, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - HY-24
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-24 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the period from August 24, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-24 as of December 31, 2001 and the results of its operations and its cash flows for the period from August 24, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,   December 31,
                                                         2002            2001
                                                     -------------   -------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $          73   $     135,773
    Investments                                            600,637         497,432
    Due from LLC's                                          50,305          55,000
                                                     -------------   -------------

        TOTAL ASSETS                                 $     651,015   $     688,205
                                                     =============   =============

        LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                      $     651,015   $     688,205
                                                     -------------   -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $     651,015   $     688,205
                                                     =============   =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                    For the nine        From August 24,
                                                    months ended       2001 (inception) to
                                                 September 30, 2002     December 31, 2001
                                                 ------------------    -------------------
                                                     (Unaudited)
REVENUES                                         $                     $

EXPENSES
    General and administrative                                4,695
    Impairment loss on life insurance policies               32,495
                                                 ------------------    -------------------
                                                             37,190

NET LOSS                                                    (37,190)

MEMBERS' EQUITY, beginning of period                        688,205

Members' equity contributions,
 net of syndication costs                                                         688,205
                                                 ------------------    -------------------

MEMBERS' EQUITY, end of period                   $          651,015    $          688,205
                                                 ==================    ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                            STATEMENTS OF CASH FLOWS

                                                         For the nine          From August 24,
                                                         months ended        2001 (inception) to
                                                       September 30, 2002     December 31, 2001
                                                       ------------------    -------------------
                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $          (37,190)   $
  Adjustments to reconcile net income to net
   cash used by operating activities:
     Impairment loss on life insurance policies                    32,495
     Change in due from LLC's                                       4,695               (55,000)
                                                       ------------------    ------------------

NET CASH USED BY OPERATING ACTIVITIES                                                   (55,000)
                                                       ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of life insurance policies                           (135,700)             (497,432)
                                                       ------------------    ------------------

NET CASH USED BY INVESTING ACTIVITIES                            (135,700)             (497,432)
                                                       ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' contributed equity,
   net of syndication costs                                                             688,205
                                                       ------------------    ------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                               688,205
                                                       ------------------    ------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             (135,700)              135,773

CASH AND CASH EQUIVALENTS, beginning of period                    135,773
                                                       ------------------

CASH AND CASH EQUIVALENTS, end of period               $               73    $          135,773
                                                       ==================    ==================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001
                  AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on August 24, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001
                  AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $32,495 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,546,832 and $1,211,247 as of September 30, 2002 and December 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 and 88 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001
                  AND THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 31.2%. These syndication costs reduced capital by $311,795. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-25

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                               FOR THE PERIOD FROM
                NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                                    CONTENTS

                                                          PAGE
                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                 1

    STATEMENTS OF FINANCIAL CONDITION                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                 3

    STATEMENTS OF CASH FLOWS                                 4

    NOTES TO FINANCIAL STATEMENTS                            5

October 22, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - HY-25
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-25 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the period from November 2, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-25 as of December 31, 2001 and the results of its operations and its cash flows for the period from November 2, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                        STATEMENTS OF FINANCIAL CONDITION

                                                          September 30,    December 31,
                                                              2002             2001
                                                          -------------    ------------
                                                           (Unaudited)
                      ASSETS

CURRENT ASSETS
    Cash                                                  $           9    $    524,706
    Investments                                                 574,669         204,720
    Due from LLC's                                               15,305
                                                          -------------

        TOTAL ASSETS                                      $     589,983    $    729,426
                                                          =============    ============

            LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                      $         794    $     22,409
                                                          -------------    ------------

TOTAL CURRENT LIABILITIES                                           794          22,409

MEMBERS' EQUITY                                                 589,189         707,017
                                                          -------------    ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $     589,983    $    729,426
                                                          =============    ============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                           Nine months     November 2, 2001
                                                              ended         (inception) to
                                                          September 30,      December 31,
                                                              2002               2001
                                                          -------------    ----------------
                                                           (Unaudited)
REVENUES                                                  $                $

EXPENSES
    General and administrative                                    4,777                  24
    Impairment loss on life insurance policies                  113,051
                                                          -------------
                                                                117,828                  24

NET LOSS                                                       (117,828)                (24)

MEMBERS' EQUITY,
 beginning of period                                            707,017

Members' equity contributions,
 net of syndication costs                                                           707,041
                                                          -------------    ----------------

MEMBERS' EQUITY,
 end of period                                            $     589,189    $        707,017
                                                          =============    ================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                            STATEMENTS OF CASH FLOWS

                                                           Nine months     November 2, 2001
                                                              ended         (inception) to
                                                          September 30,      December 31,
                                                              2002               2001
                                                          -------------    ----------------
                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                              $    (117,828)   $            (24)
    Adjustments to reconcile net loss to
     net cash used by operating activities:
           Impairment loss on life insurance policies           113,051
           Net change in due from LLC's                         (15,305)
           Net change in accounts payable                       (21,615)             22,409
                                                          -------------    ----------------

NET CASH (USED) PROVIDED
 BY OPERATING ACTIVITIES                                        (41,697)             22,385
                                                          -------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of life insurance policies                          (483,000)           (204,720)
                                                          -------------    ----------------

NET CASH USED BY INVESTING ACTIVITIES                          (483,000)           (204,720)
                                                          -------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
     net of syndication costs                                                       707,041
                                                          -------------    ----------------

NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                                                         707,041
                                                          -------------    ----------------

NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS                                     (524,697)            524,706

CASH AND CASH EQUIVALENTS,
 beginning of period                                            524,706
                                                          -------------

CASH AND CASH EQUIVALENTS,
 end of period                                            $           9    $        524,706
                                                          =============    ================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on November 2, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or December 31, 2001.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $113,051 HAS BEEN RECOGNIZED IN THESE FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,516,891 as of September 30, 2002 and December 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 and 88 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

NOTE C - MEMBERS' EQUITY (CONTINUED)

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 29.3%. These syndication costs reduced capital by $292,959. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-26

                              FINANCIAL STATEMENTS

                               FOR THE PERIOD FROM
                JANUARY 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                                    CONTENTS

                                                        PAGE
                                                        ----

FINANCIAL STATEMENTS

    STATEMENT OF FINANCIAL CONDITION                       1

    STATEMENT OF INCOME AND MEMBERS' EQUITY                2

    STATEMENT OF CASH FLOWS                                3

    NOTES TO FINANCIAL STATEMENTS                          4

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                        STATEMENT OF FINANCIAL CONDITION

                                                          September 30,
                                                              2002
                                                          -------------
                                                           (Unaudited)
                       ASSETS

CURRENT ASSETS
    Cash                                                  $       4,986
    Investments                                                 557,984
    Due from LLC's                                               65,324
                                                          -------------

        TOTAL ASSETS                                      $     628,294
                                                          =============

            LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                           $     628,294
                                                          -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $     628,294
                                                          =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                     STATEMENT OF INCOME AND MEMBERS' EQUITY
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2002
                                   (UNAUDITED)

REVENUES                                                  $

EXPENSES
    General and administrative                                    4,758
    Impairment loss on life insurance policies                   87,228
                                                          -------------
                                                                 91,986

NET INCOME                                                      (91,986)

MEMBERS' EQUITY,
 beginning of period

Members' equity contributions, net of syndication costs         720,280
                                                          -------------

MEMBERS' EQUITY,
 end of period                                            $     628,294
                                                          =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                             STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2002
                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                              $     (91,986)
    Adjustments to reconcile net loss to
     net cash used by operating activities:
           Impairment loss on life insurance policies            87,228
           Net change in due from LLC's                         (65,324)
                                                          -------------

NET CASH USED BY OPERATING ACTIVITIES                           (70,082)
                                                          -------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                       (645,212)
                                                          -------------

NET CASH USED BY INVESTING ACTIVITIES                          (645,212)
                                                          -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity, net of syndication costs       720,280
                                                          -------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                       720,280
                                                          -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         4,986

CASH AND CASH EQUIVALENTS,
 beginning of period

CASH AND CASH EQUIVALENTS,
 end of period                                            $       4,986
                                                          =============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on January 9, 2002. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $87,228 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,519,059 as of September 30, 2002. Life expectancies of the insured at the time the policies were purchased were between 55 and 88 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2002

NOTE C - MEMBERS' EQUITY (CONTINUED)

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 28.3%. These syndication costs reduced capital by $284,485. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                              ENTERPRISES, LLC - IG

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                      THE YEAR ENDED DECEMBER 31, 2001 AND
                  THE PERIOD FROM OCTOBER 20, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                                    CONTENTS

                                                              PAGE
                                                              ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                     1

    STATEMENTS OF FINANCIAL CONDITION                            2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                     3

    STATEMENTS OF CASH FLOWS                                     4

    NOTES TO FINANCIAL STATEMENTS                                5

November 25, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IG
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IG as of December 31, 2001, and the related statements of income and members' equity and cash flows for the year ended December 31, 2001 and the period from October 20, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IG as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from October 20, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                        STATEMENTS OF FINANCIAL CONDITION

                                                          September 30,    December 31,
                                                              2002             2001
                                                          -------------    ------------
                                                           (Unaudited)
                          ASSETS

CURRENT ASSETS
    Cash                                                  $         816    $        816
    Investments                                                 681,927         681,927
                                                          -------------    ------------

        TOTAL ASSETS                                      $     682,743    $    682,743
                                                          =============    ============

            LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                          $       4,695    $
                                                          -------------    ------------

TOTAL CURRENT LIABILITIES                                         4,695

MEMBERS' EQUITY                                                 678,048         682,743
                                                          -------------    ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $     682,743    $    682,743
                                                          =============    ============

                       See notes to financial statements.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine        For the        For the nine      From October 20,
                                             months ended       year ended      months ended      2000 (inception)
                                             September 30,     December 31,     September 30,     to December 31,
                                                 2002              2001             2001                2000
                                             -------------     ------------     -------------     ----------------
                                              (Unaudited)                        (Unaudited)
REVENUES                                     $                 $                $                 $

EXPENSES
    General and administrative                       4,695
                                             -------------     ------------     -------------
                                                     4,695

NET LOSS                                            (4,695)

MEMBERS' EQUITY,
 beginning of period                               682,743          449,528           449,528

Members' equity contributions,
 net of syndication costs                                           233,215           233,430              449,528
                                             -------------     ------------     -------------     ----------------

MEMBERS' EQUITY,
 end of period                               $     678,048     $    682,743     $     682,958     $        449,528
                                             =============     ============     =============     ================

                       See notes to financial statements.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                            STATEMENTS OF CASH FLOWS

                                             For the nine         For the       For the nine      From October 20,
                                             months ended       year ended      months ended      2000 (inception)
                                             September 30,     December 31,     September 30,     to December 31,
                                                 2002              2001             2001                2000
                                             -------------     ------------     -------------     ----------------
                                              (Unaudited)                        (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
       Net loss                              $      (4,695)    $                $                 $
       Adjustments to reconcile net loss
        to net cash provided by
        operating activities:
              Change in due to LLC's                 4,695
                                             -------------     ------------     -------------

NET CASH PROVIDED
 BY OPERATING ACTIVITIES                                 -
                                             -------------     ------------     -------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
       Purchases of life insurance policies                        (681,927)         (681,927)
                                             -------------     ------------     -------------

NET CASH USED
 BY INVESTING ACTIVITIES                                           (681,927)         (681,927)
                                             -------------     ------------     -------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
       Members' contributed equity,
        net of syndication costs                                    233,215           233,430              449,528
                                             -------------     ------------     -------------     ----------------

NET CASH PROVIDED
 BY FINANCING ACTIVITIES                                            233,215           233,430              449,528
                                             -------------     ------------     -------------     ----------------

NET DECREASE IN
 CASH AND CASH EQUIVALENTS                               -         (448,712)         (448,497)             449,528

CASH AND CASH EQUIVALENTS,
 beginning of period                                   816          449,528           449,528
                                             -------------     ------------     -------------

CASH AND CASH EQUIVALENTS,
 end of period                               $         816     $        816     $       1,031     $        449,528
                                             =============     ============     =============     ================

                       See notes to financial statements.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON OCTOBER 20, 2000. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. NO IMPAIRMENT HAS BEEN RECOGNIZED IN THESE FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,713,434 AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 56 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 21 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
           FROM OCTOBER 20, 2000 (INCEPTION) TO DECEMBER 31, 2000 AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 27.8%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $262,257. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                             ENTERPRISES, LLC - IG-2

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                 FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION)
                              TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                                    CONTENTS

                                                                         PAGE
                                                                         ----
FINANCIAL STATEMENTS

   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

   STATEMENTS OF FINANCIAL CONDITION                                        2

   STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

   STATEMENTS OF CASH FLOWS                                                 4

   NOTES TO FINANCIAL STATEMENTS                                            5

October 18, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IG-2
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IG-2 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the period from April 10, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IG-2 as of December 31, 2001 and the results of its operations and its cash flows for the period from April 10, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                        STATEMENTS OF FINANCIAL CONDITION

                                               September 30,    December 31,
                                                   2002             2001
                                               -------------    ------------
                                                (Unaudited)
      ASSETS

CURRENT ASSETS
   Cash $ 40,187                               $     580,182
   Investments                                       494,708
                                               -------------

      TOTAL ASSETS                             $     534,895    $    580,182
                                               =============    ============

      LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

   Due to LLC's                                $       4,695    $
                                               -------------    ------------

TOTAL CURRENT LIABILITIES                              4,695

MEMBERS' EQUITY                                      530,200         580,182
                                               -------------    ------------
      TOTAL LIABILITIES AND MEMBERS' EQUITY    $     534,895    $    580,182
                                               =============    ============

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                Nine months     April 10, 2001    April 10, 2001
                                                   ended        (inception) to    (inception) to
                                               September 30,     December 31,      September 30,
                                                   2002              2001              2001
                                               -------------    --------------    --------------
                                                (Unaudited)                        (Unaudited)
REVENUES                                       $                $                 $

EXPENSES

   General and administrative                          4,695
   Impairment loss on life insurance
    policies                                         100,037
                                               -------------    --------------
                                                     104,732

NET LOSS                                            (104,732)

MEMBERS' EQUITY, beginning of period                 580,182

Members' equity contributions, net of
 syndication costs                                    54,750           580,182           580,182
                                               -------------    --------------    --------------

MEMBERS' EQUITY, end of period                 $     530,200    $      580,182    $      580,182
                                               =============    ==============    ==============

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                            STATEMENTS OF CASH FLOWS

                                                Nine months     April 10, 2001    April 10, 2001
                                                   ended        (inception) to    (inception) to
                                               September 30,     December 31,     September 30,
                                                   2002             2001              2001
                                               -------------    --------------    --------------
                                                (Unaudited)                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                         (104,732)
   Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Impairment loss on life insurance
       policies                                      100,037
           Change in due to LLC's                      4,695
                                               -------------    --------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                  -
                                               -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of life insurance policies             (594,745)
                                               -------------    --------------

NET CASH USED BY INVESTING ACTIVITIES               (594,745)
                                               -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Members' contributed equity, net of
    syndication costs                                 54,750           580,182           580,182
                                               -------------    --------------    --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES             54,750           580,182           580,182
                                               -------------    --------------    --------------

NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                        (539,995)          580,182           580,182

CASH AND CASH EQUIVALENTS, beginning of
 period                                              580,182
                                               -------------    --------------    --------------

CASH AND CASH EQUIVALENTS, end of period       $      40,187    $      580,182    $      580,182
                                               =============    ==============    ==============

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                          NOTES TO FINANCIAL STATEMENTS
    FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001, AND
                  THE NINE MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on April 10, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original five-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at July 31, 2002 or December 31, 2001.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                          NOTES TO FINANCIAL STATEMENTS
    FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001, AND
                  THE NINE MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $100,037 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,315,165 as of September 30, 2002. Life expectancies of the insured at the time the policies were purchased were between 45 and 88 months.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 20 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                          NOTES TO FINANCIAL STATEMENTS
    FOR THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001, AND
                  THE NINE MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO SEPTEMBER 30, 2001

     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

NOTE C - MEMBERS' EQUITY (CONTINUED)

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 29.4%. These syndication costs reduced capital by $265,068. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FIVE YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                           VIATICAL FUNDING, LLC - IN

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                           VIATICAL FUNDING, LLC - IN

                                    CONTENTS

                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

   STATEMENTS OF FINANCIAL CONDITION                                        2

   STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

   STATEMENTS OF CASH FLOWS                                                 4

   NOTES TO FINANCIAL STATEMENTS                                            5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                           VIATICAL FUNDING, LLC - IN

                        STATEMENTS OF FINANCIAL CONDITION

                                               September 30,     December 31,
                                                   2002              2001
                                               -------------    --------------
                                                (Unaudited)
    ASSETS
CURRENT ASSETS
   Cash                                        $       2,744    $        4,038
   Investments                                       137,601           550,184
                                               -------------    --------------
      TOTAL ASSETS                             $     140,345    $      554,222
                                               =============    ==============

      LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                            $       1,222    $        1,222
   Due to LLC's                                        4,695
                                               -------------

TOTAL CURRENT LIABILITIES                              5,917             1,222

MEMBERS' EQUITY                                      134,428           553,000
                                               -------------    --------------
      TOTAL LIABILITIES AND MEMBERS' EQUITY    $     140,345    $      554,222
                                               =============    ==============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - IN

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                               For the nine        For the         For the nine       For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,     September 30,     December 31,
                                                   2002              2001              2001             2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
REVENUES
   Gain on sale or maturity of life
    insurance policies                         $                $        3,094    $        3,094    $     39,524

EXPENSES
   General and administrative                          5,989             4,860             3,911          (1,490)
   Impairment loss on life insurance
    policies                                         412,583
                                               -------------    --------------    --------------
                                                     418,572             4,860             3,911          (1,490)

NET (LOSS) INCOME                                   (418,572)           (1,766)             (817)         41,014

MEMBERS' EQUITY, beginning of period                 553,000           613,866           613,866         661,502

Distributions to members                                               (59,100)          (59,100)        (88,650)
                                               -------------    --------------    --------------    ------------

MEMBERS' EQUITY, end of period                 $     134,428    $      553,000    $      553,949    $    613,866
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - IN

                            STATEMENTS OF CASH FLOWS

                                               For the nine        For the         For the nine       For the
                                               months ended       year ended       months ended      year ended
                                               September 30,     December 31,     September 30,     December 31,
                                                   2002              2001              2001             2000
                                               -------------    --------------    --------------    ------------
                                                (Unaudited)                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income                           $    (418,572)   $       (1,766)   $         (817)   $     41,014
   Adjustments to reconcile net (loss)
    income to net cash used by operating
    activities:
      Gain on sale or maturity of life
       insurance policies                                               (3,094)           (3,094)        (39,524)
      Impairment loss on life insurance
       policies                                      412,583
      Change in accounts payable                                         1,222             1,222          (2,148)
      Change in due to LLC's                           4,695
                                               -------------    --------------    --------------    ------------

NET CASH USED BY OPERATING ACTIVITIES                 (1,294)           (3,638)           (2,689)           (658)
                                               -------------    --------------    --------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of life insurance policies                                                                  (52,000)
   Proceeds of sale or maturity of life
    insurance policies                                                  22,094            22,094         174,940
                                               -------------    --------------    --------------    ------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                               22,094            22,094         122,940
                                               -------------    --------------    --------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Distributions to members                                            (59,100)          (59,100)        (88,650)
                                               -------------    --------------    --------------    ------------

NET CASH USED BY FINANCING ACTIVITIES                                  (59,100)          (59,100)        (88,650)
                                               -------------    --------------    --------------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS                                          (1,294)          (40,644)          (39,695)         33,632

CASH AND CASH EQUIVALENTS,
 beginning of period                                   4,038            44,682            44,682          11,050
                                               -------------    --------------    --------------    ------------

CASH AND CASH EQUIVALENTS,
 end of year                                   $       2,744    $        4,038    $        4,987    $     44,682
                                               =============    ==============    ==============    ============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
               AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability Company, which was organized on October 28, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which has been extended.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
               AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 and 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $412,583 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,222,371 as of September 30, 2002, and December 31, 2001 and $1,267,664 as of December 31, 2000. Life expectancies of the insured at the time the policies were purchased were between 22 and 72 months.

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
               AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value and beneficial interests of $137,528 and $1,222,371 as of September 30, 2002. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $200,738. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
               AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR TWO YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - IN-XIV


                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS


                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & Company, P.A.

                         VIATICAL FUNDING, LLC - IN-XIV


                                    CONTENTS

                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENTS OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

October 28, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-XIV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-XIV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-XIV as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.


Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-XIV

                        STATEMENTS OF FINANCIAL CONDITION

                                                   September 30,    December 31,
                                                       2002             2001
                                                   -------------    ------------
                                                    (Unaudited)
          ASSETS

CURRENT ASSETS
   Cash                                             $  113,090      $     12,464
   Investments                                         166,322           309,561
   Annuity receivable                                  178,444           236,195
                                                    ----------      ------------
      TOTAL ASSETS                                  $  457,856      $    558,220
                                                    ==========      ============
   LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Due to LLC's                                     $    4,695      $
                                                    ----------      ------------
TOTAL CURRENT LIABILITIES                                4,695

MEMBERS' EQUITY                                        453,161           558,220
                                                    ----------      ------------
      TOTAL LIABILITIES AND MEMBERS' EQUITY         $  457,856      $    558,220
                                                    ==========      ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine       For the     For the nine      For the
                                             months ended     year ended    months ended     year ended
                                             September 30,   December 31,   September 30,   December 31,
                                                 2002            2001           2001            2000
                                             -------------   ------------   -------------   ------------
                                              (Unaudited)                    (Unaudited)
REVENUES
    Interest income                          $               $      9,471   $               $      4,736
    Gain or loss on sale or maturity
        of life insurance policies                  (6,737)

EXPENSES
    General and administrative                       5,683          4,665           3,960            467
    Impairment loss on
        life insurance policies                     34,889
                                             -------------   ------------   -------------
                                                    40,572          4,665           3,960            467

NET (LOSS) INCOME                                  (47,309)         4,806          (3,960)         4,269

MEMBERS' EQUITY,
    beginning of period                            558,220        633,955         633,955         38,315

Members' equity contributions,
    net of syndication costs                                                                     627,497

Distributions to members                           (57,750)       (80,541)        (61,292)       (36,126)
                                             -------------   ------------   -------------   ------------
MEMBERS' EQUITY,
    end of period                            $     453,161   $    558,220   $     568,703   $    633,955
                                             =============   ============   =============   ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XIV

                            STATEMENTS OF CASH FLOWS

                                             For the nine      For the       For the nine      For the
                                             months ended     year ended     months ended     year ended
                                             September 30,   December 31,    September 30,   December 31,
                                                 2002            2001            2001            2000
                                             -------------   ------------   --------------   ------------
                                              (Unaudited)                    (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
   Net (loss) income                         $     (47,309)  $      4,806   $       (3,960)  $      4,269
   Adjustments to reconcile net (loss)
    income to net cash (used)
    provided by operating activities:
      Gain or loss on sale or maturity
       of life insurance policies                    6,737
      Impairment loss on
       life insurance policies                      34,889
      Change in due to LLC's                         4,695
                                             -------------   ------------   --------------

NET CASH (USED) PROVIDED
 BY OPERATING ACTIVITIES                              (988)         4,806           (3,960)         4,269
                                             -------------   ------------   --------------   ------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies          (53,650)       (97,027)         (51,426)      (212,533)
     Purchase of annuity receivable                                                              (303,725)
     Proceeds from annuity receivable               57,750         67,529           44,917
     Proceeds from sale or maturity
      of life insurance policies                   155,264
                                             -------------   ------------   --------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                           159,364        (29,498)          (6,509)      (516,258)
                                             -------------   ------------   --------------   ------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
     Members' contributed equity,
      net of syndication costs                                                                    627,497
     Distributions to members                      (57,750)       (80,541)         (61,292)       (36,126)
                                             -------------   ------------   --------------   ------------

NET CASH (USED) PROVIDED
 BY FINANCING ACTIVITIES                           (57,750)       (80,541)         (61,292)       591,371
                                             -------------   ------------   --------------   ------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                         100,626       (105,233)         (71,761)        79,382

CASH AND CASH EQUIVALENTS,
 beginning of period                                12,464        117,697          117,697         38,315
                                             -------------   ------------   --------------   ------------

CASH AND CASH EQUIVALENTS,
 end of year                                 $     113,090   $     12,464   $       45,936   $    117,697
                                             =============   ============   ==============   ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON SEPTEMBER 29, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FIVE-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE AN ELEVEN PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $34,889 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $438,020 AS OF SEPTEMBER 30, 2002, $719,499 AS OF DECEMBER 31, 2001, AND $462,639 AS OF DECEMBER 31, 2000. Life expectancies of the insured at the time the policies were purchased were between 22 AND 175 MONTHS.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HOLDS JUSTUS POLICIES WITH A BOOK VALUE OF $10,384 AND A BENEFICIAL INTEREST OF $75,000. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note E), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - ANNUITY RECEIVABLE

THE COMPANY PURCHASED A SINGLE PREMIUM IMMEDIATE INCOME ANNUITY JULY 31, 2000. THE MONTHLY PAYMENTS OF $6,417 BEGAN JULY 31, 2000 AND END MARCH 31, 2005. THE MONTHLY PAYMENTS ARE GUARANTEED.

NOTE D - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 17 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - MEMBERS' EQUITY (CONTINUED)

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:

     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".

     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.

     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.

     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.

     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.

     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 13.5%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $104,178. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:

     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FIVE YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION

     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE E - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - IN-17


                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS


                                 FOR THE PERIOD
               FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001


                                              BOBBITT, PITTENGER & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17


                                    CONTENTS

                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENTS OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

November 27, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - IN-17
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IN-17 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the period from June 27, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IN-17 as of December 31, 2001 and the results of its operations and its cash flows for the period from June 27, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                        STATEMENTS OF FINANCIAL CONDITION

                                                September 30,  December 31,
                                                    2002          2001
                                                -------------  ------------
                                                      (Unaudited)
             ASSETS

CURRENT ASSETS
    Cash                                         $  20,951     $    428,268
    Investments                                    294,141          461,800
    Annuity receivable                             476,465
    Due from investors                                              200,000
                                                 ---------     ------------

        TOTAL ASSETS                             $ 791,557     $  1,090,068
                                                 =========     ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    ACCOUNTS PAYABLE                             $             $    220,000
    DUE TO LLC'S                                     4,695
                                                 ---------

TOTAL CURRENT LIABILITIES                            4,695          220,000

MEMBERS' EQUITY                                    786,862          870,068
                                                 ---------     ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY    $ 791,557     $  1,090,068
                                                 =========     ============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                          For the nine         From June 27,
                                          months ended      2001 (inception) to
                                       September 30, 2002    December 31, 2001
                                       ------------------   -------------------
                                          (Unaudited)

REVENUES
    Interest income                    $            9,973   $
    Gain or loss on sale or maturity
     of life insurance policies                    (9,803)
                                       ------------------
                                                      170

EXPENSES
    General and administrative                      5,817                14,857
    Impairment loss on
     life insurance policies                        1,659
                                       ------------------
                                                    7,476

NET LOSS                                           (7,306)              (14,857)

MEMBERS' EQUITY,
 beginning of period                              870,068

Members' equity contributions,
 net of syndication costs                                               884,925

Distributions                                     (75,900)
                                       ------------------

MEMBERS' EQUITY,
 end of period                         $          786,862   $           870,068
                                       ==================   ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                            STATEMENTS OF CASH FLOWS

                                               For the nine         From June 27,
                                               months ended      2001 (inception) to
                                            September 30, 2002    December 31, 2001
                                            ------------------   -------------------
                                                (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
   Net loss                                 $           (7,306)  $           (14,857)
   Adjustments to reconcile net loss
    to net cash (used) provided
    by operating activities:
       Gain or loss on sale or maturity
        of life insurance policies                       9,803
       Impairment loss on
        life insurance policies                          1,659
       Change in accounts payable                     (220,000)              220,000
       Change in due to LLC's                            4,695
                                            ------------------

NET CASH (USED) PROVIDED
 BY OPERATING ACTIVITIES                              (211,149)              205,143
                                            ------------------   -------------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies                                   (461,800)
     Sale of life insurance policy                     156,197
     Purchase of annuity receivable                   (534,238)
     Proceeds from annuity receivable                   57,773
                                            ------------------

NET CASH USED
 BY INVESTING ACTIVITIES                              (320,268)             (461,800)
                                            ------------------   -------------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
     Members' contributed equity,
      net of syndication costs                         200,000               684,925
     Distributions                                     (75,900)
                                            ------------------

NET CASH PROVIDED
 BY FINANCING ACTIVITIES                               124,100               684,925
                                            ------------------   -------------------

NET (DECREASE) INCREASE IN
 CASH AND CASH EQUIVALENTS                            (407,317)              428,268

CASH AND CASH EQUIVALENTS,
 beginning of period                                   428,268
                                            ------------------

CASH AND CASH EQUIVALENTS,
 end of year                                $           20,951   $           428,268
                                            ==================   ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001 AND
                    THE NINE-MONTHS ENDED SEPTEMBER 30, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 27, 2001. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FIVE-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE AN ELEVEN PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE E.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001 AND
                    THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $1,659 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,147,799 as of September 30, 2002 and $1,196,080 as of December 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 60 and 88 months.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001 AND
                    THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE C - ANNUITY RECEIVABLE

The Company purchased a single premium immediate income annuity January 30, 2002. The monthly payments of $9,678 began March 1, 2002 and end February 1, 2007. The monthly payments are guaranteed for the sixty month period.

NOTE D - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 23 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:

     .    To acquire life insurance policies at discount, "Viatical
          Settlements".

     . To fund the initial start-up and working capital requirements of the Company.

     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.

     . To provide for sales commission associated with the sale of Company membership interest to Members.

     . To provide for legal and consulting fees associated with the organization of the Company.

     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 15.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $164,920. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception

     . The unanimous vote or written consent of all voting membership interests

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001 AND
                    THE NINE-MONTHS ENDED SEPTEMBER 30, 2002

NOTE E - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - IN-II

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - IN-II

                                    CONTENTS

                                                                           PAGE
                                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

October 24, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-II
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-II as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-II as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-II

                        STATEMENTS OF FINANCIAL CONDITION

                                                  September 30,    December 31,
                                                      2002             2001
                                                  -------------    ------------
                                                   (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                          $      22,089    $        293
    Investments                                         167,196         531,190
                                                  -------------    ------------

        TOTAL ASSETS                              $     189,285    $    531,483
                                                  =============    ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                              $       4,565    $      4,565
    Due to other LLC's                                   34,995
    Distributions payable                                22,259
                                                  -------------

TOTAL CURRENT LIABILITIES                                61,819           4,565

MEMBERS' EQUITY                                         127,466         526,918
                                                  -------------    ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $     189,285    $    531,483
                                                  =============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-II

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                            For the nine          For the        For the nine          For the
                                            months ended        year ended       months ended         year ended
                                            September 30,      December 31,      September 30,       December 31,
                                                2002               2001              2001                2000
                                            -------------      ------------      -------------      -------------
                                             (Unaudited)                          (Unaudited)
REVENUES
    Gain on sale or maturities of life
     insurance policies                     $       7,457      $     23,165      $       9,215      $      41,905

EXPENSES
    General and administrative                      5,826             3,416              2,852              2,611
    Impairment loss on life insurance
     policies                                     318,224
                                            -------------      ------------      -------------      -------------
                                                  324,050             3,416              2,852              2,611

NET (LOSS) INCOME                                (316,593)           19,749              6,363             39,294

MEMBERS' EQUITY, beginning of period              526,918           628,369            628,369            710,275

Distributions                                     (82,859)         (121,200)           (90,900)          (121,200)
                                            -------------      ------------      -------------      -------------

MEMBERS' EQUITY, end of period              $     127,466      $    526,918      $     543,832      $     628,369
                                            =============      ============      =============      =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-II

                            STATEMENTS OF CASH FLOWS

                                            For the nine         For the         For the nine         For the
                                            months ended        year ended       months ended        year ended
                                            September 30,      December 31,      September 30,      December 31,
                                                2002               2001              2001               2000
                                            -------------      ------------      -------------      -------------
                                             (Unaudited)                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                       $    (316,593)     $     19,749      $       6,363      $      39,294
    Adjustments to reconcile net
     (loss) income to net cash used by
     operating activities:
        Gain on sale or maturity of
         life insurance policies                   (7,457)          (23,165)            (9,215)           (41,905)
        Impairment loss on life
         insurance policies                       318,224
        Change in accounts payable                                      410                410
        Change in due to LLC's                     34,995
        Change in distributions payable            22,259
                                            -------------      ------------      -------------      -------------

NET CASH PROVIDED (USED)  BY OPERATING
 ACTIVITIES                                        51,428            (3,006)            (2,442)            (2,611)
                                            -------------      ------------      -------------      -------------

CASH FLOWS FROM  INVESTING ACTIVITIES
    Purchases of life insurance policies                                                                 (203,599)
    Proceeds from sale of life
     insurance policies                            53,227           124,195             63,595            318,125
                                            -------------      ------------      -------------      -------------

NET CASH PROVIDED BY INVESTING
 ACTIVITIES                                        53,227           124,195             63,595            114,526
                                            -------------      ------------      -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to members                      (82,859)         (121,200)           (60,600)          (121,200)
                                            -------------      ------------      -------------      -------------

NET CASH USED BY FINANCING ACTIVITIES             (82,859)         (121,200)           (60,600)          (121,200)
                                            -------------      ------------      -------------      -------------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                  21,796               (11)               553             (9,285)

CASH AND CASH EQUIVALENTS,
 beginning of period                                  293               304                304              9,589
                                            -------------      ------------      -------------      -------------

CASH AND CASH EQUIVALENTS,
 end of period                              $      22,089      $        293      $         857      $         304
                                            =============      ============      =============      =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on December 29, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term. The term was extended for an additional two year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001 or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $318,224 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $985,936, $1,143,323, and $1,352,983 as of September 30, 2002, and December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 18 and 60 months.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $102,068 and $36,064, respectively. The beneficial interests in these policies are $912,197 and $73,739, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $206,040. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - IN-III

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - IN-III

                                    CONTENTS

                                                                           PAGE
                                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                  1

    STATEMENTS OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                  3

    STATEMENTS OF CASH FLOWS                                                  4

    NOTES TO FINANCIAL STATEMENTS                                             5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-III
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-III as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-III as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-III

                        STATEMENTS OF FINANCIAL CONDITION

                                                  September 30,    December 31,
                                                       2002            2001
                                                  -------------    ------------
                                                   (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                          $       1,125    $         95
    Investments                                         301,025         552,445
                                                  -------------    ------------

        TOTAL ASSETS                              $     302,150    $    552,540
                                                  =============    ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                              $         228    $        228
    Due to LLC's                                          4,695
                                                  -------------

TOTAL CURRENT LIABILITIES                                 4,923             228

MEMBERS' EQUITY                                         297,227         552,312
                                                  -------------    ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $     302,150    $    552,540
                                                  =============    ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-III

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                            For the nine          For the        For the nine          For the
                                            months ended        year ended       months ended         year ended
                                            September 30,      December 31,      September 30,       December 31,
                                                2002               2001              2001                2000
                                            -------------      ------------      -------------      -------------
                                             (Unaudited)                          (Unaudited)

REVENUES
    Gain on sales and maturities of
     insurance policies                     $      20,485      $     22,876      $       8,932      $      82,457

EXPENSES
    General and administrative                      5,653             3,527              3,046              2,679
    Impairment loss on life insurance
     policies                                     179,917
                                            -------------      ------------      -------------
                                                  185,570             3,527              3,046              2,679

NET (LOSS) INCOME                                (165,085)           19,349              5,886             79,778

MEMBERS' EQUITY,  beginning of period             552,312           652,963            652,963            693,185

Distributions                                     (90,000)         (120,000)           (90,000)          (120,000)
                                            -------------      ------------      -------------      -------------

MEMBERS' EQUITY, end of period              $     297,227      $    552,312      $     568,849      $     652,963
                                            =============      ============      =============      =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-III

                            STATEMENTS OF CASH FLOWS

                                            For the nine          For the        For the nine          For the
                                            months ended        year ended       months ended         year ended
                                            September 30,      December 31,      September 30,       December 31,
                                                2002               2001              2001                2000
                                            -------------      ------------      -------------      -------------
                                             (Unaudited)                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                       $    (165,085)     $     19,349      $       5,886      $      79,778
    Adjustments to reconcile net (loss)
     income to net cash used by
     operating activities:
        Gain on sale or maturity of
         life insurance policies                  (20,485)          (22,876)            (8,932)           (82,457)
        Impairment loss on Life
         insurance policies                       179,917
        Change in accounts payable                                      229                229
        Change in due to LLC's                      4,695
                                            -------------      ------------      -------------

NET CASH USED BY OPERATING ACTIVITIES                (958)           (3,298)            (2,817)            (2,679)
                                            -------------      ------------      -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                                                                 (401,502)
    Proceeds from sales and maturities
     of life insurance policies                    91,988           123,110             63,110            468,474
                                            -------------      ------------      -------------      -------------

NET CASH PROVIDED BY INVESTING
 ACTIVITIES                                        91,988           123,110             63,110             66,972
                                            -------------      ------------      -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                                 (90,000)         (120,000)           (60,000)          (120,000)
                                            -------------      ------------      -------------      -------------

NET CASH USED BY FINANCING ACTIVITIES             (90,000)         (120,000)           (60,000)          (120,000)
                                            -------------      ------------      -------------      -------------

NET (INCREASE) DECREASE IN CASH AND
 CASH EQUIVALENTS                                   1,030              (188)               293            (55,707)

CASH AND CASH EQUIVALENTS,
 beginning of period                                   95               283                283             55,990
                                            -------------      ------------      -------------      -------------

CASH AND CASH EQUIVALENTS,
 end of period                              $       1,125      $         95      $         576      $         283
                                            =============      ============      =============      =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on March 26, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigned his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which was extended for an additional two-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $179,917 has been recognized in the September 30, 2002 financial statements. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $871,636, $1,030,854, and $1,258,441 as of September 30, 2002, December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 72 months.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $50,129 and $40,169, respectively. The beneficial interest in these policies are $377,370 and $63,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 21.2%. These syndication costs reduced capital by $211,902. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - IN-IV

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-IV

                                    CONTENTS

                                                                       PAGE
                                                                       ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENTS OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-IV
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-IV as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-IV as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-IV

                        STATEMENTS OF FINANCIAL CONDITION

                                                 September       December 31,
                                                    2002            2001
                                                -----------      ------------
                                                (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash   $     92,385                         $     1,107
    Investments                                     353,564           609,873
                                                -----------      ------------
        TOTAL ASSETS                            $   445,949      $   610,980
                                                ===========      ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                            $        84      $        224
    Distributions payable                            30,000
    Due to LLC's                                      4,695
                                                -----------      ------------
TOTAL CURRENT LIABILITIES                            34,779               224

MEMBERS' EQUITY                                     411,170           610,756
                                                -----------      ------------
        TOTAL LIABILITIES AND MEMBERS' EQUITY   $   445,949      $    610,980
                                                ===========      ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                     For the nine        For the     For the nine       For the
                                     months ended      year ended    months ended      year ended
                                     September 30,    December 31,   September 30,    December 31,
                                         2002             2001           2001             2000
                                     -------------    -----------    -------------    ------------
                                      (Unaudited)                     (Unaudited)
REVENUES
    Gain on sale or maturity
        of life insurance policies   $       5,260    $    29,280    $      11,607    $     40,384

EXPENSES
    General and administrative               6,672          2,561            2,500           2,794
    Impairment loss on
        life insurance policies            108,174
                                     -------------    -----------    -------------
                                           114,846          2,561            2,500           2,794

NET (LOSS) INCOME                         (109,586)        26,719            9,107          37,590

MEMBERS' EQUITY,
    beginning of period                    610,756        704,037          704,037         786,194

Distributions                              (90,000)      (120,000)         (90,000)       (119,747)
                                     -------------    -----------    -------------    ------------
MEMBERS' EQUITY,
    end of period                    $     411,170    $   610,756    $     623,144    $    704,037
                                     =============    ===========    =============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IV

                            STATEMENTS OF CASH FLOWS

                                             For the nine        For the      For the nine       For the
                                             months ended      year ended     months ended      year ended
                                             September 30,    December 31,    September 30,    December 31,
                                                 2002             2001            2001             2000
                                             -------------    ------------    -------------    ------------
                                              (Unaudited)                      (Unaudited)
CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net (loss) income                     $    (109,586)   $     26,719    $       9,107    $     37,590
       Adjustments to reconcile net (loss)
          income to net cash used
          by operating activities:
              Gain on sale or maturity
                 of life insurance policies         (5,260)        (29,280)         (11,607)        (40,384)
              Impairment loss on

                 life insurance policies           108,174
              Change in accounts payable              (140)            140              140
              Change in due to LLC's                 4,695
                                             -------------    ------------    -------------    ------------
NET CASH USED
    BY OPERATING ACTIVITIES                         (2,117)         (2,421)          (2,360)         (2,794)
                                             -------------    ------------    -------------    ------------
CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                           (999)                        (172,863)
       Proceeds from sale or maturity
          of life insurance policies               153,395         124,325           63,305         292,880
                                             -------------    ------------    -------------    ------------
NET CASH PROVIDED
    BY INVESTING ACTIVITIES                        153,395         123,326           63,305         120,017
                                             -------------    ------------    -------------    ------------
CASH FLOWS FROM
    FINANCING ACTIVITIES
       Distributions                               (60,000)       (120,000)         (60,000)       (119,747)
                                             -------------    ------------    -------------    ------------
NET CASH USED BY
    FINANCING ACTIVITIES                           (60,000)       (120,000)         (60,000)       (119,747)
                                             -------------    ------------    -------------    ------------
NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                       91,278             905              945          (2,524)

CASH AND CASH EQUIVALENTS,
    beginning of period                              1,107             202              202           2,726
                                             -------------    ------------    -------------    ------------
CASH AND CASH EQUIVALENTS,
    end of year                              $      92,385    $      1,107    $       1,147    $        202
                                             =============    ============    =============    ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON MARCH 26, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL TWO-YEAR TERM, WHICH WAS EXTENDED FOR AN ADDITIONAL SIX MONTHS.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE A TWELVE PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $108,174 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,117,225, $1,402,197, AND $1,625,785 AS OF SEPTEMBER 30, 2002, DECEMBER 31, 2001 AND 2000, RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 12 AND 98 MONTHS.

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HOLDS JUSTUS POLICIES WITH A BOOK VALUE AND BENEFICIAL INTERESTS OF $3,050 AND $22,437, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 PER UNIT. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:

     .  TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL SETTLEMENTS".

     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.

     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.

     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.

     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.

     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 20%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $200,054. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION

     .  THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - IN-V

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - IN-V

                                    CONTENTS

                                                                  PAGE
                                                                  ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENTS OF FINANCIAL CONDITION                               2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

October 22, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-V
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-V as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-V as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-V

                        STATEMENTS OF FINANCIAL CONDITION

                                                September 30,      December 31,
                                                   2002               2001
                                              ----------------   ---------------
                                                (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                          $   193,424       $        591
    Investments                                       304,554            558,426
                                                  -----------       ------------

        TOTAL ASSETS                              $   497,978       $    559,017
                                                  ===========       ============


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                              $                 $      5,000
    Distributions payable                              29,250
    Due to LLC's                                        4,695
                                                  -----------

TOTAL CURRENT LIABILITIES                              33,945

MEMBERS' EQUITY                                       464,033            554,017
                                                  -----------       ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $   497,978       $    559,017
                                                  ===========       ===========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY


                                   For the nine        For the         For the nine         For the
                                   months ended      year ended        months ended       year ended
                                   September 30,     December 31,      September 30,     December 31,
                                       2002              2001              2001              2000
                                  --------------    --------------    --------------    --------------
                                    (Unaudited)                         (Unaudited)
REVENUES
    Gain on sale or maturity
     of insurance policies        $       66,118    $       30,311    $       13,632    $       77,442

EXPENSES
    General and administrative             5,634             3,503             3,102             2,645
    Impairment loss on
     life insurance policies              62,718
                                  --------------    --------------    --------------    --------------
                                          68,352             3,503             3,102             2,645

NET (LOSS) INCOME                         (2,234)           26,808            10,530            74,797

MEMBERS' EQUITY,
 beginning of period                     554,017           644,209           644,209           686,412

Distributions to members                 (87,750)         (117,000)          (87,750)         (117,000)
                                  --------------    --------------    --------------    --------------

MEMBERS' EQUITY,
 end of period                    $      464,033    $      554,017    $      566,989    $      644,209
                                  ==============    ==============    ==============    ==============

                       See notes to financial statements.

                                           VIATICAL FUNDING, LLC - IN-V

                                             STATEMENTS OF CASH FLOWS

                                                       For the nine         For the           For the nine          For the
                                                       months ended        year ended         months ended         year ended
                                                       September 30,      December 31,        September 30,       December 31,
                                                           2002               2001                2001                2000
                                                   ------------------  ----------------    -----------------    ----------------
                                                        (Unaudited)                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                           $         (2,234)   $         26,808    $         10,530    $         74,797
       Adjustments to reconcile net (loss)
        income to net cash used
        by operating activities:
              Gain on sale or maturity
               of life insurance policies                   (66,118)            (30,311)            (14,632)            (77,442)
              Impairment loss on
               life insurance policies                       62,718
              Change in accounts payable                     (5,000)
              Change in due to LLC's                          4,695
                                                   ----------------    ----------------    ----------------

NET CASH USED BY OPERATING ACTIVITIES                        (5,939)             (3,503)             (4,102)             (2,645)
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                (107,299)            (11,099)             (8,250)           (155,997)
       Proceeds of sale or maturity
        of life insurance policies                          364,571             119,500              61,000             281,859
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                   257,272             108,401              52,750             125,862
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions to members                                   (58,500)           (117,000)            (58,500)           (117,000)
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY FINANCING ACTIVITIES                       (58,500)           (117,000)            (58,500)           (117,000)
                                                   ----------------    ----------------    ----------------    ----------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                  192,833             (12,102)             (9,852)              6,217

CASH AND CASH EQUIVALENTS,
 beginning of period                                            591              12,693              12,693               6,476
                                                   ----------------    ----------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
 end of year                                       $        193,424    $            591    $          2,841    $         12,693
                                                   ================    ================    ================    ================

                                        See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on April 5, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which was extended for an additional two years.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $62,718 has been recognized in the September 30, 2002 financial statements. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $718,282, $1,327,228, and $1,516,095 as of September 30, 2002 and December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 0 and 175 months.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $4,133 and $59,760, respectively. The beneficial interests in these policies are $29,970 and $113,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $198,900. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR TWO YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - IN-VI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - IN-VI

                                    CONTENTS

                                                                  PAGE
                                                                  ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENTS OF FINANCIAL CONDITION                               2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-VI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-VI as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-VI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-VI

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,  December 31,
                                                         2002           2001
                                                     ------------   ------------
                                                     (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $     93,820   $        479
    Investments                                           240,657        513,911
    Due from other LLC's                                                   2,000
                                                     ------------   ------------

        TOTAL ASSETS                                 $    334,477   $    516,390
                                                     ============   ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Distributions payable                            $     29,850   $
    Due to LLC's                                            4,695
                                                     ------------

TOTAL CURRENT LIABILITIES                                  34,545

MEMBERS' EQUITY                                           299,932        516,390
                                                     ------------   ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $    334,477   $    516,390
                                                     ============   ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-VI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                     For the nine          For the           For the nine           For the
                                                     months ended         year ended         months ended         year ended
                                                    September 30,         December 31,       September 30,       December 31,
                                                        2002                 2001                2001                 2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                     (Unaudited)                             (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies                    $         70,216    $         31,857    $         15,179    $         22,552

EXPENSES
    General and administrative                                5,869               3,033               2,972               2,597
    Impairment loss on
     life insurance policies                                191,255
                                                   ----------------    ----------------    ----------------
                                                            197,124               3,033               2,972               2,597

NET (LOSS) INCOME                                          (126,908)             28,824              12,207              19,955

MEMBERS' EQUITY, beginning of period                        516,390             606,966             606,966             706,411

Distributions                                               (89,550)           (119,400)            (89,550)           (119,400)
                                                   ----------------    ----------------    ----------------    ----------------

MEMBERS' EQUITY, end of period                     $        299,932    $        516,390    $        529,623    $        606,966
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-VI

                            STATEMENTS OF CASH FLOWS

                                                     For the nine          For the           For the nine          For the
                                                     months ended        year ended          months ended         year ended
                                                     September 30,       December 31,       September 30,        December 31,
                                                         2002               2001                 2001                2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                      (Unaudited)                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                           $       (126,908)   $         28,824    $         12,207    $         19,955
       Adjustments to reconcile net
        income (loss) to net cash
        provided (used) by
        operating activities:
              Gain on sale or maturity of
               life insurance policies                      (70,216)            (31,857)            (15,179)            (22,552)
              Impairment loss on
               life insurance policies                      191,255
              Change in due to/from LLC                       6,695
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH PROVIDED (USED)
 BY OPERATING ACTIVITIES                                        826              (3,033)             (2,972)             (2,597)
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                (107,299)             (3,500)                                (65,158)
       Proceeds from sale
        of life insurance policies                          259,514             126,187              66,127             162,383
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                   152,215             122,687              66,127              97,225
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions                                              (59,700)           (119,400)            (59,700)           (119,400)
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY FINANCING ACTIVITIES                       (59,700)           (119,400)            (59,700)           (119,400)
                                                   ----------------    ----------------    ----------------    ----------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                   93,341                 254               3,455             (24,772)

CASH AND CASH EQUIVALENTS,
 beginning of period                                            479                 225                 225              24,997
                                                   ----------------    ----------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
 end of period                                     $         93,820    $            479    $          3,680    $            225
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on May 7, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term. The term was extended for an additional two-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to/from LLC's

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These assets will be included in the asset purchase agreement discussed in Note D.

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $191,255 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,604,924, $1,429,924, and $1,576,477 as of September 30, 2002, December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 10 and 175 months.

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Legacy policies with a book value of $31,699 and $50,000, respectively.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $202,980. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - IN-VII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - IN-VII

                                    CONTENTS

                                                            PAGE
                                                            ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                  1

    STATEMENTS OF FINANCIAL CONDITION                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                  3

    STATEMENTS OF CASH FLOWS                                  4

    NOTES TO FINANCIAL STATEMENTS                             5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-VII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-VII as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-VII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-VII

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,  December 31,
                                                         2002           2001
                                                     ------------   ------------
                                                     (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $    103,279   $        334
    Investments                                           196,225        525,106
                                                     ------------   ------------

        TOTAL ASSETS                                 $    299,504   $    525,440
                                                     ============   ============


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Distributions payable                            $     30,000   $
    Due to LLC's                                            4,695          5,000
                                                     ------------   ------------

TOTAL CURRENT LIABILITIES                                  34,695          5,000

MEMBERS' EQUITY                                           264,809        520,440
                                                     ------------   ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $    299,504   $    525,440
                                                     ============   ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                     For the nine          For the           For the nine          For the
                                                     months ended         year ended         months ended         year ended
                                                     September 30,       December 31,        September 30,       December 31,
                                                         2002                2001                2001                 2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                     (Unaudited)                             (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies                    $         71,710    $         27,867    $         11,303    $         19,678

EXPENSES
    General and administrative                                5,797               5,382               4,906                 886
    Impairment loss on
     life insurance policies                                231,544
                                                   ----------------    ----------------    ----------------
                                                            237,341               5,382               4,906                 886

NET (LOSS) INCOME                                          (165,631)             22,485               6,397              18,792

MEMBERS' EQUITY,
 beginning of period                                        520,440             617,955             617,955             719,138

Distributions                                               (90,000)           (120,000)            (60,000)           (119,975)
                                                   ----------------    ----------------    ----------------    ----------------

MEMBERS' EQUITY,
 end of period                                     $        264,809    $        520,440    $        564,352    $        617,955
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VII

                            STATEMENTS OF CASH FLOWS

                                                     For the nine           For the          For the nine          For the
                                                     months ended         year ended         months ended        year ended
                                                     September 30,       December 31,        September 30,      December 31,
                                                         2002               2001                 2001               2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                     (Unaudited)                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss) income                             $       (165,631)   $         22,485    $          6,397    $         18,792
     Adjustments to reconcile net (loss)
      income to net cash used
      by operating activities:
           Gain on sale or maturity
            of life insurance policies                      (71,710)            (27,867)            (11,303)            (19,678)
           Impairment loss on
            life insurance policies                         231,544
           Change in due to LLC's                              (305)
                                                   ----------------    ----------------    ----------------

NET CASH USED BY OPERATING ACTIVITIES                        (6,102)             (5,382)             (4,906)               (886)
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of life insurance policies                   (53,650)                                                    (57,025)
     Proceeds from sale or maturity
      of life insurance policies                            222,697             124,400              64,100             163,233
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                   169,047             124,400              64,100             106,208
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Distributions                                          (60,000)           (120,000)            (60,000)           (120,000)
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY FINANCING ACTIVITIES                       (60,000)           (120,000)            (60,000)           (120,000)
                                                   ----------------    ----------------    ----------------    ----------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                  102,945                (982)               (806)            (14,678)

CASH AND CASH EQUIVALENTS,
 beginning of period                                            334               1,316               1,316              15,994
                                                   ----------------    ----------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
 end of year                                       $        103,279    $            334    $            510    $          1,316
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 18, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL TWO-YEAR TERM, WHICH WAS EXTENDED FOR AN ADDITIONAL TWO YEARS.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE A TWELVE PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $231,544 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $775,088, $1,109,670, AND $1,317,834 AS OF SEPTEMBER 30, 2002, DECEMBER 31, 2001 AND 2000, RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 10 AND 145 MONTHS.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $63,940 AND $40,169, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $471,800 AND $63,200, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 20.5%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $205,003. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
              FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR TWO YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION, WHICH WAS EXTENDED FOR AN ADDITIONAL TWO YEARS
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                         VIATICAL FUNDING, LLC - IN-VIII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - IN-VIII

                                    CONTENTS

                                                                  PAGE
                                                                  ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENTS OF FINANCIAL CONDITION                               2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-VIII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-VIII as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-VIII as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-VIII

                        STATEMENTS OF FINANCIAL CONDITION


                                                     September 30,  December 31,
                                                          2002          2001
                                                     ------------   ------------
                                                      (Unaudited)
        ASSETS

CURRENT ASSETS
    Cash                                             $     52,485   $        185
    Investments                                           312,620        546,812
                                                     ------------   ------------

        TOTAL ASSETS                                 $    365,105   $    546,997
                                                     ============   ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                     $      4,695   $
                                                     ------------   ------------

TOTAL CURRENT LIABILITIES                                   4,695

MEMBERS' EQUITY                                           360,410        546,997
                                                     ------------   ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $    365,105   $    546,997
                                                     ============   ============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                     For the nine           For the          For the nine          For the
                                                     months ended         year ended         months ended        year ended
                                                     September 30,        December 31,       September 30,       December 31,
                                                         2002                2001                2001                2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                    (Unaudited)                              (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies                    $          6,062    $         31,127    $         14,682    $         32,413

EXPENSES
    General and administrative                                5,517               3,025               2,860               2,529
    Impairment loss on
     life insurance policies                                 99,382
                                                   ----------------    ----------------    ----------------
                                                            104,899               3,025               2,860               2,529

NET (LOSS) INCOME                                           (98,837)             28,102              11,822              29,884

MEMBERS' EQUITY, beginning of period                        546,997             638,295             638,295             608,411

Distributions                                               (87,750)           (119,400)            (59,700)
                                                   ----------------    ----------------    ----------------

MEMBERS' EQUITY, end of period                     $        360,410    $        546,997    $        590,417    $        638,295
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VIII

                            STATEMENTS OF CASH FLOWS

                                                     For the nine          For the           For the nine         For the
                                                     months ended        year ended          months ended        year ended
                                                     September 30,       December 31,        September 30,      December 31,
                                                         2002                2001                2001               2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                     (Unaudited)                              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                           $        (98,837)   $         28,102    $         11,822    $         29,884
       Adjustments to reconcile net (loss)
          income to net cash used by
          operating activities:
              Gain on sale or maturity
               of life insurance policies                    (6,062)            (31,127)            (14,682)            (32,413)
              Impairment loss on
               life insurance policies                       99,382
              Change in due to LLC's                          4,695
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY OPERATING ACTIVITIES                          (822)             (3,025)             (2,860)             (2,529)
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                                                                            (173,820)
       Proceeds from sale of or maturity
        of life insurance policies                          140,872             122,310              62,610             262,250
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                   140,872             122,310              62,610              88,430
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
       Distributions                                        (87,750)           (119,400)            (59,700)           (119,400)
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY FINANCING ACTIVITIES                       (87,750)           (119,400)            (59,700)           (119,400)
                                                   ----------------    ----------------    ----------------    ----------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                   52,300                (115)                 50             (33,499)

CASH AND CASH EQUIVALENTS,
 beginning of period                                            185                 300                 300              33,799
                                                   ----------------    ----------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
 end of year                                       $         52,485    $            185    $            350    $            300
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 18, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FOUR-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE A TWELVE PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $99,382 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $968,890, $1,252,323, AND $1,439,249 AS OF SEPTEMBER 30, 2002, DECEMBER 31, 2001 AND 2000, RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 12 AND 145 MONTHS.

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 20.4%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $203,158. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - IN-IX

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - IN-IX

                                    CONTENTS

                                                                     PAGE
                                                                     ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENTS OF FINANCIAL CONDITION                                  2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

December 4, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-IX
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-IX as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-IX as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-IX

                        STATEMENTS OF FINANCIAL CONDITION

                                                     September 30,  December 31,
                                                         2002           2001
                                                     ------------   ------------
                                                      (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                             $    107,580   $      1,389
    Investments                                           434,072        618,000
                                                     ------------   ------------

        TOTAL ASSETS                                 $    541,652   $    619,389
                                                     ============   ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                     $      4,695   $
                                                     ------------   ------------

TOTAL CURRENT LIABILITIES                                   4,695

MEMBERS' EQUITY                                           536,957        619,389
                                                     ------------   ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY        $    541,652   $    619,389
                                                     ============   ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                    For the nine            For the          For the nine          For the
                                                    months ended           year ended        months ended         year ended
                                                    September 30,         December 31,       September 30,        December 31,
                                                        2002                  2001               2001                 2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                      (Unaudited)                             (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies                    $         70,706    $         30,455    $         13,956    $         48,022

EXPENSES
    General and administrative                                6,421               4,010               4,010                 680
    Impairment loss on
     life insurance policies                                 64,217
                                                   ----------------    ----------------    ----------------    ----------------
                                                             70,638               4,010               4,010                 680

NET INCOME                                                       68              26,445               9,946              47,342

MEMBERS' EQUITY,
 beginning of period                                        619,389             702,944             702,944             765,602

Distributions                                               (82,500)           (110,000)            (82,500)           (110,000)
                                                   ----------------    ----------------    ----------------    ----------------

MEMBERS' EQUITY,
 end of period                                     $        536,957    $        619,389    $        630,390    $        702,944
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IX

                            STATEMENTS OF CASH FLOWS

                                                     For the nine           For the          For the nine          For the
                                                     months ended         year ended         months ended         year ended
                                                    September 30,         December 31,       September 30,       December 31,
                                                         2002                2001                2001                2000
                                                   ----------------    ----------------    ----------------    ----------------
                                                     (Unaudited)                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $          68       $      26,445       $       9,946       $      47,342
   Adjustments to reconcile net
    income to net cash used
    by operating activities:
     Gain on sale or maturity
      of life insurance policies                         (70,706)            (30,455)            (13,956)            (48,022)
     Impairment loss on
      life insurance policies                             64,217
     Change in due to LLC's                                4,695
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY OPERATING ACTIVITIES                     (1,726)             (4,010)             (4,010)               (680)
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of life insurance policies                    (53,650)                                                   (161,118)
  Proceeds from sale of
   life insurance policies                               244,067             115,295              59,410             243,635
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH PROVIDED BY INVESTING ACTIVITIES                190,417             115,295              59,410              82,517
                                                   ----------------    ----------------    ----------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Distributions                                           (82,500)           (110,000)            (55,000)           (110,000)
                                                   ----------------    ----------------    ----------------    ----------------

NET CASH USED BY FINANCING ACTIVITIES                    (82,500)           (110,000)            (55,000)           (110,000)
                                                   ----------------    ----------------    ----------------    ----------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                               106,191               1,285                 400             (28,163)

CASH AND CASH EQUIVALENTS,
 beginning of period                                      1,389                  104                 104              28,267
                                                   ----------------    ----------------    ----------------    ----------------

CASH AND CASH EQUIVALENTS,
  end of year                                      $     107,580       $          1,389    $            504    $            104
                                                   ================    ================    ================    ================

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JUNE 18, 1999. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL THREE-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE AN ELEVEN PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $64,217 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,085,021, $1,434,978, AND $1,607,851 AS OF SEPTEMBER 30, 2002, DECEMBER 31, 2001 AND 2000, RESPECTIVELY. Life expectancies of the insured at the time the policies were purchased were between 9 AND 145 MONTHS.

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE B - INVESTMENTS (CONTINUED)

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $8,451 AND $32,666, RESPECTIVELY. THE BENEFICIAL INTERESTS IN THESE POLICIES ARE $47,591 AND $50,000, RESPECTIVELY. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 17.9%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $179,043. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR THREE YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE  UNANIMOUS  VOTE  OR  WRITTEN  CONSENT  OF ALL  VOTING  MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                          VIATICAL FUNDING, LLC - IN-XI

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - IN-XI

                                    CONTENTS

                                                                 PAGE
                                                                 ----
FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENTS OF FINANCIAL CONDITION                               2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

November 25, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-XI
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-XI as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-XI as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-XI

                        STATEMENTS OF FINANCIAL CONDITION

                                                    September 30,      December 31,
                                                        2002               2001
                                                    -------------       -----------
                                                     (Unaudited)
       ASSETS

CURRENT ASSETS
    Cash                                            $      17,520      $        142
    Investments                                           231,511           459,322
                                                    -------------      ------------

       TOTAL ASSETS                                 $     249,031      $    459,464
                                                    =============      ============

       LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                $                  $        175
    Due to LLC's                                            4,695
                                                    -------------      ------------

TOTAL CURRENT LIABILITIES                                   4,695               175

MEMBERS' EQUITY                                           244,336           459,289
                                                    -------------      ------------

       TOTAL LIABILITIES AND MEMBERS' EQUITY        $     249,031      $    459,464
                                                    =============      ============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-XI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine         For the      For the nine       For the
                                             months ended       year ended     months ended      year ended
                                             September 30,     December 31,    September 30,    December 31,
                                                 2002              2001            2001             2000
                                             -------------     ------------    -------------    -------------
                                              (Unaudited)                       (Unaudited)
REVENUES
    Gain on sale or maturity
     of insurance policies                   $       5,471     $     22,157    $       9,426    $      15,881

EXPENSES
    General and administrative                       5,788            3,096            2,782            3,001
    Impairment loss on
     life insurance policies                       152,348
                                             -------------     ------------    -------------    -------------
                                                   158,136            3,096            2,782            3,001

NET (LOSS) INCOME                                 (152,665)          19,061            6,644           12,880

MEMBERS' EQUITY,
 beginning of period                               459,289          523,278          523,278          593,448

Member distributions                               (62,288)        (83,050)          (62,288)         (83,050)
                                             -------------     ------------    -------------    -------------

MEMBERS' EQUITY,
 end of period                               $     244,336     $    459,289    $     467,634    $     523,278
                                             =============     ============    =============    =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-XI
                            STATEMENTS OF CASH FLOWS

                                             For the nine         For the      For the nine       For the
                                             months ended       year ended     months ended      year ended
                                             September 30,     December 31,    September 30,    December 31,
                                                 2002              2001            2001             2000
                                             -------------     ------------    -------------    -------------
                                              (Unaudited)                       (Unaudited)

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net (loss) income                     $    (152,665)    $     19,061    $       6,644    $      12,880
       Adjustments to reconcile net
        (loss) income to net cash used
        by operating activities:
          Gain on sale or maturity of
           life insurance policies                  (5,471)         (22,157)          (9,426)         (15,881)
          Impairment loss on
           life insurance policies                 152,348
          Change in accounts payable                  (175)             175              175
          Change in due to LLC's                     4,695
                                             -------------     ------------    -------------

NET CASH USED
 BY OPERATING ACTIVITIES                            (1,268)          (2,921)          (2,607)          (3,001)
                                             -------------     ------------    -------------    -------------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                                                           (61,500)
       Proceeds from sale of
        life insurance policies                     80,934           85,550           44,025          146,573
                                             -------------     ------------    -------------    -------------

NET CASH PROVIDED
 BY INVESTING ACTIVITIES                            80,934           85,550           44,025           85,073
                                             -------------     ------------    -------------    -------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
       Distributions to members                    (62,288)         (83,050)         (41,525)         (83,050)
                                             -------------     ------------    -------------    -------------

NET CASH USED
 BY FINANCING ACTIVITIES                           (62,288)         (83,050)         (41,525)         (83,050)
                                             -------------     ------------    -------------    -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          17,378             (421)            (107)            (978)

CASH AND CASH EQUIVALENTS,
 beginning of period                                   142              563              563            1,541
                                             -------------     ------------    -------------    -------------

CASH AND CASH EQUIVALENTS,
 end of period                               $      17,520     $        142    $         456    $         563
                                             =============     ============    =============    =============

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on October 22, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original three-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

                          VIATICAL FUNDING, LLC - IN-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $152,348 has been recognized in the September 30, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the company is $1,061,409, $1,207,706, and $1,352,615 as of September 30, 2002, December 31, 2001, and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 52 and 175 months.

                          VIATICAL FUNDING, LLC - IN-XI

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premier Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 17 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    To acquire life insurance policies at discount, "Viatical
          Settlements".
     . To fund the initial start-up and working capital requirements of the Company.
     . To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     . To provide for sales commission associated with the sale of Company membership interest to Members.
     . To provide for legal and consulting fees associated with the organization of the Company.
     . To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 17.1%. These syndication costs reduced capital by $129,105. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of common stock for each $6.25 total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - IN-XII

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - IN-XII

                                    CONTENTS

                                                               PAGE
                                                               ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                      1

    STATEMENTS OF FINANCIAL CONDITION                             2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                      3

    STATEMENTS OF CASH FLOWS                                      4

    NOTES TO FINANCIAL STATEMENTS                                 5

November 21, 2002

TO THE MEMBERS
Viatical Funding, LLC - IN-XII
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN-XII as of December 31, 2001 and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-XII as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-XII

                        STATEMENTS OF FINANCIAL CONDITION

                                             September 30,     December 31,
                                                 2002              2001
                                             -------------     ------------
                                              (Unaudited)

       ASSETS

CURRENT ASSETS
    Cash                                     $      92,961     $        483
    Investments                                    232,043          376,433
                                             -------------     ------------

TOTAL ASSETS                                 $     325,004     $    376,916
                                             =============     ============

       LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    ACCOUNTS PAYABLE                         $                 $        500
    DUE TO LLC'S                                     4,695
                                             -------------     ------------

           TOTAL CURRENT LIABILITIES                 4,695              500

MEMBERS' EQUITY                                    320,309          376,416
                                             -------------     ------------

           TOTAL LIABILITIES AND EQUITY      $     325,004     $   376,916
                                             =============     ===========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine         For the      For the nine       For the
                                             months ended       year ended     months ended      year ended
                                             September 30,     December 31,    September 30,    December 31,
                                                 2002              2001            2001             2000
                                             -------------     ------------    -------------    -------------
                                              (Unaudited)                       (Unaudited)

REVENUES
    Gain or loss on sale or maturity
     of insurance policies                   $        (639)    $     16,249    $       7,073    $      20,456

EXPENSES
    General and administrative                       6,023            2,865            2,865            3,116
    Impairment loss on
     life insurance policies                           357
                                             -------------     ------------    -------------    -------------
                                                     6,380            2,865            2,865            3,116

NET (LOSS) INCOME                                   (7,019)          13,384            4,208           17,340

MEMBERS' EQUITY,
 beginning of period                               376,416          428,482          428,482          476,592

    Distributions                                  (49,088)         (65,450)         (49,088)         (65,450)
                                             -------------     ------------    -------------    -------------

MEMBERS' EQUITY,
 end of period                               $     320,309     $    374,416    $     383,602    $     428,482
                                             =============     ============    =============    =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XII

                            STATEMENTS OF CASH FLOWS

                                             For the nine         For the      For the nine       For the
                                             months ended       year ended     months ended      year ended
                                             September 30,     December 31,    September 30,    December 31,
                                                 2002              2001            2001             2000
                                             -------------     ------------    -------------    -------------
                                              (Unaudited)                       (Unaudited)

CASH FLOWS FROM
 OPERATING ACTIVITIES
      Net (loss) income                      $      (7,019)    $     13,384    $       4,208    $      17,340
      Adjustments to reconcile net (loss)
       income to net cash used by
       operating activities:
          Gain or loss on sale or maturity
           of life insurance policies                  639          (16,249)          (7,073)         (20,456)
          Impairment loss on
           life insurance policies                     357
          Change in accounts payable                  (500)
          Change in due to LLC's                     4,695
                                             -------------     ------------    -------------    -------------

NET CASH USED
 BY OPERATING ACTIVITIES                            (1,828)          (2,865)          (2,865)          (3,116)
                                             -------------     ------------    -------------    -------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
      Purchases of life insurance policies                          (15,300)         (11,000)        (205,096)
      Proceeds from sale or maturity
       of life insurance policies                  143,394           69,999           36,924          172,727
                                             -------------     ------------    -------------    -------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                           143,394           54,699           25,924          (32,369)
                                             -------------     ------------    -------------    -------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
      Distributions to members                     (49,088)         (65,450)         (32,725)         (79,061)
                                             -------------     ------------    -------------    -------------

NET CASH USED
 BY FINANCING ACTIVITIES                           (49,088)         (65,450)         (32,725)         (79,061)
                                             -------------     ------------    -------------    -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                          92,478          (13,616)          (9,666)        (114,546)

CASH AND CASH EQUIVALENTS,
 beginning of period                                   483           14,099           14,099          128,645
                                             -------------     ------------    -------------    -------------

CASH AND CASH EQUIVALENTS,
 end of period                               $      92,961     $        483    $       4,433    $      14,099
                                             =============     ============    =============    =============

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on October 22, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original three-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

                         VIATICAL FUNDING, LLC - IN-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $357 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $606,274, $890,947, and $980,185 as of September 30, 2002, December 31, 2001 and 2000, respectively. Life expectancies of the insured at the time the policies were purchased were between 50 and 69 months.

                         VIATICAL FUNDING, LLC - IN-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 13 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 17%. These syndication costs reduced capital by $104,795. The syndication costs were paid to VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

                         VIATICAL FUNDING, LLC - IN-XII

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - IN-15

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED DECEMBER 31, 2001, AND
                  THE PERIOD FROM SEPTEMBER 1, 2000 (INCEPTION)
                              TO DECEMBER 31, 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                                    CONTENTS

                                                             PAGE
                                                             ----
FINANCIAL STATEMENTS

     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                   1

     STATEMENTS OF FINANCIAL CONDITION                          2

     STATEMENTS OF INCOME AND MEMBER'S EQUITY                   3

     STATEMENTS OF CASH FLOWS                                   4

     NOTES TO FINANCIAL STATEMENTS                              5

November 25, 2002

TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IN-15
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IN-15 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the year ended December 31, 2001 and the period from September 1, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IN-15 as of December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and the period from September 1, 2000 (inception) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                        STATEMENTS OF FINANCIAL CONDITION

                                               September 30,       December 31,
                                                   2002                2001
                                               -------------       ------------
                                                (Unaudited)
      ASSETS

CURRENT ASSETS

    Cash                                       $       1,041       $         68
    Investments                                      630,710            714,517
                                               -------------       ------------
      TOTAL ASSETS                             $     631,751       $    714,585

      LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
    Due to LLC's                               $       4,695       $
                                               -------------       ------------

TOTAL CURRENT LIABILITIES                              4,695

MEMBER'S EQUITY                                      627,056            714,585
                                               -------------       ------------
      TOTAL LIABILITIES AND MEMBER'S EQUITY    $     631,751       $    714,585
                                               =============       ============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                   For the nine        For the         For the nine        For the
                                                   months ended       year ended      months ended        year ended
                                                  September 30,      December 31,      September 30,     December 31,
                                                      2002              2001               2001              2000
                                                  --------------    --------------    --------------    --------------
                                                    (Unaudited)                        (Unaudited)
REVENUES
    Gain from sale or maturity                    $        5,252    $       10,306    $        2,478    $
     of life insurance policies

EXPENSES
    General and administrative                             5,533                22                 3                10
    Impairment loss on life insurance policies             6,810
                                                  --------------    --------------    --------------
                                                          12,343                22                 3

NET (LOSS) INCOME                                         (7,091)           10,284             2,475               (10)

MEMBERS' EQUITY,
 beginning of period                                     714,585           561,332           561,332

Members' equity contributions,
 net of syndication costs                                                  265,265           265,355           561,342

Distributions to members                                 (80,438)         (122,296)          (95,483)
                                                  --------------    --------------    --------------
MEMBERS' EQUITY, end of period                    $      627,056    $      714,585    $      733,679    $      561,332
                                                  ==============    ==============    ==============    ==============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                             STATEMENTS OF CASH FLOWS

                                                   For the nine        For the         For the nine        For the
                                                   months ended      year ended        months ended       year ended
                                                   September 30,     December 31,      September 30,     December 31,
                                                      2002               2001              2001              2000
                                                  --------------    --------------    --------------    --------------
                                                   (Unaudited)                         (Unaudited)
CASH FLOWS FROM
    OPERATING ACTIVITIES
    Net (loss) income                             $       (7,091)   $       10,284    $        2,475    $          (10)
    Adjustments to reconcile net
     (loss) income to net cash
     (used) by operating activities:
         Gain on sale or maturity
          of life insurance policies                      (5,252)          (10,306)           (2,478)
         Impairment loss on
          life insurance policies                          6,810
         Change in due to LLC's                            4,695
                                                  --------------    --------------    --------------
NET CASH USED
    BY OPERATING ACTIVITIES                                 (838)              (22)               (3)              (10)
                                                  --------------    --------------    --------------    --------------
CASH FLOWS FROM
   INVESTING ACTIVITIES
    Purchases of life insurance policies                                  (375,095)         (348,295)         (449,534)
    Proceeds from sale of
     life insurance policies                              82,249           120,418            66,793
                                                  --------------    --------------    --------------
NET CASH PROVIDED (USED)
   BY INVESTING ACTIVITIES                                82,249          (254,677)         (281,502)         (449,534)
                                                  --------------    --------------    --------------    --------------
CASH FLOWS FROM
   FINANCING ACTIVITIES
    Members' contributed equity,
     net of syndication costs                                              265,265           265,355           561,342
    Distributions to members                             (80,438)         (122,296)          (95,483)
                                                  --------------    --------------    --------------
NET CASH (USED) PROVIDED
 BY FINANCING ACTIVITIES                                 (80,438)          142,969           169,872           561,342
                                                  --------------    --------------    --------------    --------------
NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                   973          (111,730)         (111,633)          111,798

CASH AND CASH EQUIVALENTS,
 beginning of period                                          68           111,798           111,798
                                                  --------------    --------------    --------------
CASH AND CASH EQUIVALENTS,
 end of year                                      $        1,041    $           68    $          165    $      111,798
                                                  ==============    ==============    ==============    ==============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
          FROM SEPTEMBER 1, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON SEPTEMBER 1, 2000. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FIVE-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE AN ELEVEN PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
          FROM SEPTEMBER 1, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (CONTINUED)

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001 OR 2000.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
          FROM SEPTEMBER 1, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

$6,810 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,485,958, $1,641,997, AND $925,283 AS OF SEPTEMBER 30, 2002,
DECEMBER 31, 2001 AND 2000, RESPECTIVELY. LIFE EXPECTANCIES OF THE INSURED AT THE TIME OF POLICY PURCHASES WERE BETWEEN 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 22 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, INEXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:

     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 15.2%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $148,393. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, THE PERIOD
          FROM SEPTEMBER 1, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign as asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - IN-16

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                                 FOR THE PERIOD
             FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                                    CONTENTS

                                                             PAGE
                                                             ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                    1

    STATEMENTS OF FINANCIAL CONDITION                           2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                    3

    STATEMENTS OF CASH FLOWS                                    4

    NOTES TO FINANCIAL STATEMENTS                               5

October 23, 2002

TO THE STOCKHOLDERS
Life Investment Funding Enterprises, LLC - IN-16
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IN-16 as of December 31, 2001, and the related statements of income and members' equity and cash flows for the period from January 17, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IN-16 as of December 31, 2001 and the results of its operations and its cash flows for the period from January 17, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                        STATEMENTS OF FINANCIAL CONDITION

                                             September 30,     December 31,
                                                 2002              2001
                                             -------------     ------------
                                              (Unaudited)

      ASSETS

CURRENT ASSETS
    Cash                                     $       2,626     $        736
    Investments                                    908,647        1,068,923
    Due from LLC's                                  46,605           51,300
                                             -------------     ------------

      TOTAL ASSETS                           $     957,878     $  1,120,959
                                             =============     ============

      LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                              $     957,878     $  1,120,959
                                             -------------     ------------

      TOTAL LIABILITIES AND MEMBERS' EQUITY  $     957,878     $  1,120,959
                                             =============     ============

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine       From January 17,      From January 17,
                                             months ended      2001 (inception) to   2001 (inception) to
                                          September 30, 2002    December 31, 2001    September 30, 2001
                                          ------------------    -----------------    -------------------
                                             (Unaudited)                                 (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies           $            6,098   $             5,760   $

EXPENSES
    General and administrative                         6,243                    30                    10
    Impairment loss on
     life insurance policies                          47,986
                                          ------------------   -------------------   -------------------
                                                      54,229                    30                    10

NET (LOSS) INCOME                                    (48,131)                5,730                   (10)

MEMBERS' EQUITY,
 beginning of period                               1,120,959

Members' equity contributions,
 net of syndication costs                                                1,229,975             1,178,675

Distributions to members                            (114,950)             (114,746)              (74,459)
                                          ------------------   -------------------   -------------------

MEMBERS' EQUITY,
 end of period                            $          957,878   $         1,120,959   $         1,104,206
                                          ==================   ===================   ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                            STATEMENTS OF CASH FLOWS

                                             For the nine       From January 17,      From January 17,
                                             months ended      2001 (inception) to   2001 (inception) to
                                          September 30, 2002    December 31, 2001    September 30, 2001
                                          ------------------    -----------------    -------------------
                                             (Unaudited)                                 (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net (loss) income                    $          (48,131)  $             5,730   $               (10)
     Adjustments to reconcile net
      (loss) income to net cash
      used by operating activities:
        Gain on sale or maturity
         of life insurance policies                   (6,098)               (5,760)
        Impairment loss on
         life insurance policies                      47,986
        Change in due from LLC's                       4,695
                                          ------------------   -------------------   -------------------

NET CASH USED
 BY OPERATING ACTIVITIES                              (1,548)                  (30)                  (10)
                                          ------------------   -------------------   -------------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Purchases of life insurance policies                               (1,104,038)           (1,096,037)
     Proceeds from sale or maturity
      of life insurance policies                     118,388                40,875
     Purchase of intangible asset                                          (51,300)
                                          ------------------   -------------------   -------------------

NET CASH PROVIDED (USED)
 BY INVESTING ACTIVITIES                             118,388            (1,114,463)           (1,096,037)
                                          ------------------   -------------------   -------------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
     Members' contributed equity,
      net of syndication costs                                           1,229,975             1,178,675
     Distributions to members                       (114,950)             (114,746)              (74,459)
                                          ------------------   -------------------   -------------------

NET CASH (USED) PROVIDED
 BY FINANCING ACTIVITIES                            (114,950)            1,115,229             1,104,216
                                          ------------------   -------------------   -------------------

NET INCREASE IN
 CASH AND CASH EQUIVALENTS                             1,890                   736                 8,169

CASH AND CASH EQUIVALENTS,
 beginning of period                                     736
                                          ------------------   -------------------   -------------------

CASH AND CASH EQUIVALENTS,
 end of period                            $            2,626   $               736   $             8,169
                                          ==================   ===================   ===================

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
                  THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY IS A NEVADA LIMITED LIABILITY COMPANY, WHICH WAS ORGANIZED ON JANUARY 17, 2001. THE PRINCIPAL BUSINESS ACTIVITY OF THE COMPANY IS TO PROVIDE VIATICAL SETTLEMENTS. A VIATICAL SETTLEMENT IS THE PAYMENT OF CASH IN RETURN FOR AN OWNERSHIP INTEREST IN, AND THE RIGHT TO RECEIVE THE DEATH BENEFIT (FACE VALUE) OF, A LIFE INSURANCE POLICY. IN CONNECTION WITH A VIATICAL SETTLEMENT, THE POLICY HOLDER ASSIGNS HIS OR HER POLICY TO THE COMPANY, WHICH BECOMES THE HOLDER, OWNER OR CERTIFICATE HOLDER OF THE POLICY AND THE BENEFICIARY THEREUNDER WITH THE RIGHT TO RECEIVE FROM THE INSURANCE COMPANY THE FACE VALUE PAYABLE UNDER THE POLICY FOLLOWING THE DEATH OF THE INSURED. THE COMPANY WAS CREATED WITH AN ORIGINAL FIVE-YEAR TERM.

METHOD OF ACCOUNTING

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ON THE ACCRUAL BASIS OF ACCOUNTING WHEREBY REVENUES ARE RECOGNIZED WHEN EARNED AND EXPENSES ARE RECOGNIZED WHEN GOODS OR SERVICES ARE RECEIVED.

INVESTOR DISTRIBUTIONS

PER THE OPERATING AGREEMENT INVESTORS IN THE COMPANY RECEIVE AN ELEVEN PERCENT ANNUAL DISTRIBUTION OF THEIR ORIGINAL INVESTMENT IF FUNDS ARE AVAILABLE. THESE DISTRIBUTIONS ARE PAID QUARTERLY.

SALE OF POLICIES

IN ORDER TO PROVIDE FUNDS FOR THE PAYMENT OF DISTRIBUTIONS AS NOTED ABOVE, THE COMPANY SELLS POLICIES. VALUATIONS OF POLICIES, USING LIFE EXPECTANCIES AND REQUIRED ANNUAL RATES OF RETURNS, ARE PERFORMED TO DETERMINE THE SELLING PRICE. POLICIES ARE SOMETIMES SOLD TO OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE ARE SOLD BASED ON THE VALUATIONS AS DETERMINED ABOVE. GAINS OR LOSSES ARE RECORDED IN THE PERIOD THAT THE SALE TAKES PLACE.

DUE FROM LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
                  THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

THE COMPANY CONSIDERS ALL INVESTMENTS WITH AN ORIGINAL MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY HAD NO CASH EQUIVALENTS AT SEPTEMBER 30, 2002 OR 2001, OR DECEMBER 31, 2001.

INCOME TAXES

ALL NET INCOME GENERATED BY THE COMPANY WILL BE INCLUDED IN THE INCOME TAX RETURNS OF THE MEMBERS. ACCORDINGLY, NO PROVISION FOR INCOME TAXES HAS BEEN MADE IN THE ACCOMPANYING FINANCIAL STATEMENTS.

REVENUE RECOGNITION

REVENUE IS RECOGNIZED WHEN AN AGREEMENT EXISTS, PRICES ARE DETERMINABLE, PRODUCTS ARE DELIVERED, AND COLLECTIBILITY IS REASONABLY ASSURED. ACCORDINGLY, INSURANCE PROCEEDS ARE RECOGNIZED WHEN THEY BECOME DUE TO THE COMPANY IN ACCORDANCE WITH THE LIFE INSURANCE POLICY OR UPON SALE OF THE POLICY.

USE OF ESTIMATES

THE PREPARATION OF FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE ESTIMATES AND ASSUMPTIONS THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURE OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS AND THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES.

NOTE B - INVESTMENTS

THE COMPANY ACQUIRES LIFE INSURANCE POLICIES THROUGH SEVERAL COMPANIES. THE POLICIES ARE acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
                  THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

$47,986 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL
STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,839,303 AS OF SEPTEMBER 30, 2002 AND $2,056,312 AS OF DECEMBER 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 45 AND 175 MONTHS.

NOTE C - MEMBERS' EQUITY

VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC. ACTED AS AN ORGANIZER TO FORM THE COMPANY. THE ORGANIZER RECEIVED 32 NON-VOTING MEMBERSHIP INTERESTS IN THE COMPANY TO MAINTAIN A TEN PERCENT MEMBERSHIP POSITION IN THE COMPANY, IN EXCHANGE FOR SERVICES CONTRIBUTED IN CONNECTION WITH THE COMPANY. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. NO ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED OF MEMBERS.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

THE PERCENTAGE OF MEMBERSHIP CAPITAL CONTRIBUTIONS USED FOR PLACEMENT FEES, COMMISSIONS, AND ADMINISTRATIVE AND PROMOTIONAL COSTS WAS 15.8%. THESE SYNDICATION COSTS REDUCED CAPITAL BY $230,025. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. OR PREMIERE INVESTMENT CAPITAL, INC.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     . The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     . The unanimous vote or written consent of all voting membership interests

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
     FOR THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001,
                  THE NINE-MONTHS ENDED SEPTEMBER 30, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                           VIATICAL FUNDING, LLC - G-X

                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                              BOBBITT, PITTENGER & COMPANY, P.A.

                           VIATICAL FUNDING, LLC - G-X

                                    CONTENTS

                                                           PAGE
                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                  1

    STATEMENTS OF FINANCIAL CONDITION                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                  3

    STATEMENTS OF CASH FLOWS                                  4

    NOTES TO FINANCIAL STATEMENTS                             5

October 28, 2002

TO THE MEMBERS
Viatical Funding, LLC - G-X
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-X as of December 31, 2001, and the related statements of income and members' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-X as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountants

                           VIATICAL FUNDING, LLC - G-X

                        STATEMENTS OF FINANCIAL CONDITION

                                                 September 30,     December 31,
                                                     2002              2001
                                                 -------------     ------------
                                                  (Unaudited)

        ASSETS

CURRENT ASSETS
    Cash                                         $       1,373     $         69
    Investments                                        333,481          829,196
                                                 -------------     ------------

        TOTAL ASSETS                             $     334,854     $    829,265
                                                 =============     ============

        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                             $                 $      2,852
    Due to LLC's                                         4,695
    Costs advanced by members                                               383
                                                 -------------     ------------

TOTAL CURRENT LIABILITIES                                4,695            3,235

MEMBERS' EQUITY                                        330,159          826,030
                                                 -------------     ------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY    $     334,854     $    829,265
                                                 =============     ============

                       See notes to financial statements.

                                            VIATICAL FUNDING, LLC - G-X

                                     STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                             For the nine        For the        For the nine        For the
                                             months ended       year ended      months ended       year ended
                                             September 30,     December 31,     September 30,     December 31,
                                                 2002              2001             2001              2000
                                             -------------     ------------     -------------     ------------
                                              (Unaudited)                        (Unaudited)
REVENUES
    Gain on sale or maturity
     of life insurance policies              $      62,320     $                $                 $

EXPENSES

    General and administrative                       6,315            3,600             3,600              621
    Impairment loss on
     life insurance policies                       371,876
                                             -------------     ------------     -------------     ------------
                                                   378,191            3,600             3,600              621

NET LOSS                                          (315,871)          (3,600)           (3,600)            (621)

MEMBERS' EQUITY,
 beginning of period                               826,030          829,630           829,630          830,251

Distributions                                     (180,000)
                                             -------------     ------------     -------------     ------------

MEMBERS' EQUITY,
 end of period                               $     330,159     $    826,030     $     826,030     $    829,630
                                             =============     ============     =============     ============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - G-X

                            STATEMENTS OF CASH FLOWS

                                             For the nine        For the        For the nine        For the
                                             months ended       year ended      months ended       year ended
                                             September 30,     December 31,     September 30,     December 31,
                                                 2002              2001             2001              2000
                                             -------------     ------------     -------------     ------------
                                              (Unaudited)                        (Unaudited)

CASH FLOWS FROM
 OPERATING ACTIVITIES
     Net loss                                $    (315,871)    $     (3,600)    $      (3,600)    $       (621)
     Adjustments to reconcile net
      loss to net cash used by
      operating activities:
        Gain or loss on sale or maturity
         of life insurance policies                (62,320)
        Impairment loss on
         life insurance policies                   371,876
        Change in accounts payable                  (2,852)           2,852             2,852
        Change in due to LLC's                       4,695
        Costs advanced by members                     (383)             383               383
                                             -------------     ------------     -------------

NET CASH USED
 BY OPERATING ACTIVITIES                            (4,855)            (365)             (365)            (621)
                                             -------------     ------------     -------------     ------------

CASH FLOWS FROM
 INVESTING ACTIVITIES
     Proceeds from sale or maturity
      of life insurance policies                   186,159
                                             -------------     ------------     -------------

NET CASH PROVIDED
 BY INVESTING ACTIVITIES                           186,159
                                             -------------     ------------     -------------

CASH FLOWS FROM
 FINANCING ACTIVITIES
     Distributions                                (180,000)
                                             -------------     ------------     -------------

NET CASH USED
 BY FINANCING ACTIVITIES                          (180,000)
                                             -------------     ------------     -------------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                           1,304             (365)             (365)            (621)

CASH AND CASH EQUIVALENTS,
 beginning of period                                    69              434               434            1,055
                                             -------------     ------------     -------------     ------------

CASH AND CASH EQUIVALENTS,
 end of year                                 $       1,373     $         69     $          69     $        434
                                             =============     ============     =============     ============

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a Nevada limited liability company, which was organized on January 20, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

DUE TO LLC'S

THE COMPANY ADVANCES AND RECEIVES FUNDS TO AND FROM OTHER LIMITED LIABILITY COMPANIES ORGANIZED BY THE SAME ENTITY THAT ORGANIZED THE COMPANY. THESE AMOUNTS ARE CONSIDERED SHORT-TERM ADVANCES AND ARE NON-INTEREST BEARING. THESE BALANCES WILL BE INCLUDED IN THE ASSET PURCHASE AGREEMENT DISCUSSED IN NOTE D.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2002 or 2001, or December 31, 2001 or 2000.

Income Taxes

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

THE CARRYING VALUE FOR EACH POLICY CONSISTS OF THE HISTORICAL COST OF THE POLICY, PREMIUM ESCROW PLUS ANY ADDITIONAL COSTS ASSOCIATED WITH THE POLICY, INCLUDING POLICY PREMIUMS. THE COMPANY EVALUATES IMPAIRMENT ON A ROUTINE BASIS. ANY IMPAIRMENT IS RECOGNIZED IN THE PERIOD THAT IT OCCURS. IMPAIRMENT IN THE AMOUNT OF $371,876 HAS BEEN RECOGNIZED IN THE SEPTEMBER 30, 2002 FINANCIAL STATEMENTS. THE COMPANY'S SHARE OF THE FACE AMOUNT OF THE POLICIES ("BENEFICIAL INTERESTS") HELD BY THE COMPANY IS $1,492,928 as of September 30, 2002 and $1,871,792 as of December 31, 2001 and 2000. Life expectancies of the insured at the time the policies were purchased were between 12 and 98 months on the policies held.

THE COMPANY OWNS POLICIES THAT ARE POSSIBLY CHARACTERIZED BY CERTAIN IRREGULARITIES WITH RESPECT TO THE ISSUANCE THEREOF. THESE POLICIES WERE PURCHASED FROM JUSTUS VIATICAL GROUP ("JUSTUS"). THE COMPANY HAS PURCHASED POLICIES FROM LEGACY CAPITAL ("LEGACY"). LEGACY HAS NOT PROVIDED UPDATED LIFE EXPECTANCIES TO THE COMPANY. WITHOUT THE LIFE EXPECTANCIES IT IS DIFFICULT TO DO A VALUATION IN ORDER TO SET SALE PRICES AND DETERMINE IF IMPAIRMENT HAS OCCURRED. The Company holds Justus and Legacy policies with a book value of $109,511 and $37,137, respectively. The beneficial interests in these policies are $827,829 and $69,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a CAPITAL CONTRIBUTION OF $5,000 per unit. No additional capital contributions are required of members.

CAPITAL CONTRIBUTIONS OF THE MEMBERS WERE USED AS FOLLOWS:
     .    TO ACQUIRE LIFE INSURANCE POLICIES AT DISCOUNT, "VIATICAL
          SETTLEMENTS".
     . TO FUND THE INITIAL START-UP AND WORKING CAPITAL REQUIREMENTS OF THE COMPANY.
     . TO PROVIDE FUNDS FOR THE DEVELOPMENT OF MARKETING AND LEAD GENERATION MATERIAL TO PROMOTE THE SUCCESSFUL GENERATION OF CAPITAL FOR THE COMPANY.
     . TO PROVIDE FOR SALES COMMISSION ASSOCIATED WITH THE SALE OF COMPANY MEMBERSHIP INTEREST TO MEMBERS.
     . TO PROVIDE FOR LEGAL AND CONSULTING FEES ASSOCIATED WITH THE ORGANIZATION OF THE COMPANY.
     . TO DO ALL THINGS NECESSARY, RELATED AND INCIDENTAL TO THE ABOVE PURPOSES, AS MAY BE APPROVED FROM TIME TO TIME BY THE MEMBERS.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 22.5%. The total expense associated with these costs was $226,475. THE SYNDICATION COSTS WERE PAID TO VIATICAL CAPITAL, INC. or Premiere Investment Capital, Inc.

THE COMPANY ALLOCATES NET PROFITS AND LOSSES TO EACH MEMBER IN ACCORDANCE WITH THE RATIO OF NUMBER OF UNITS OWNED BY THE MEMBER TO THE TOTAL NUMBER OF UNITS OWNED BY ALL MEMBERS.

THE COMPANY SHALL BE DISSOLVED AND ITS AFFAIRS SHALL BE WOUND UP UPON THE FIRST TO OCCUR OF THE FOLLOWING:
     . THE LATEST DATE ON WHICH THE COMPANY IS TO DISSOLVE AS SET FORTH IN THE ARTICLES OF ORGANIZATION, OR FOUR YEARS PLUS TWO MONTHS FROM THE DATE OF INCEPTION
     .    THE UNANIMOUS VOTE OR WRITTEN CONSENT OF ALL VOTING MEMBERSHIP
          INTERESTS

NOTE D - COMMITMENTS AND CONTINGENCIES

THE EXECUTIVE COMMITTEE OF THE COMPANY HAS VOTED TO SIGN AN ASSET PURCHASE AGREEMENT. LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE") INTENDS TO ACQUIRE THE ASSETS OF THE COMPANY FOR PURCHASE CONSIDERATION COMPRISED OF LIFE'S CLASS B CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE AND/OR ITS COMMON STOCK WHICH WILL BE ISSUED ON THE BASIS OF ONE CLASS B SHARE FOR EACH $25 OF TOTAL AGGREGATE ASSET VALUE HELD IN THE COMPANY PORTFOLIO OR IN THE INSTANCE WHERE COMMON STOCK IS THE

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND
                THE NINE-MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

PURCHASE CONSIDERATION, ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR
EACH $6.25 OF TOTAL AGGREGATE ASSET VALUE. THE CLASS B SHARES ARE CONVERTIBLE INTO THE COMMON STOCK OF LIFE AT VARIOUS CONVERSION RATIOS, DEPENDING UPON THE TIME OF CONVERSION.

                                TABLE OF CONTENTS

SUMMARY ...............................................   3
RISK FACTORS ..........................................  10
DETERMINATION OF SHARE PRICES .........................  17
DILUTION ..............................................  17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS ..................  18
USE OF PROCEEDS FROM COMMON STOCK SALES ...............  19
PLAN OF OPERATION-BUSINESS ............................  20
MANAGEMENT ............................................  32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT .......................................  37
PLAN OF DISTRIBUTION ..................................  38
DESCRIPTION OF OUR SECURITIES .........................  40
LITIGATION ............................................  43
LEGAL OPINIONS ........................................  43
EXPERTS ...............................................  43
HOW TO PURCHASE OUR COMMON STOCK ......................  44
FORWARD LOOKING STATEMENTS ............................  44
ADDITIONAL INFORMATION ................................  45
REPORTS TO INVESTORS ..................................  45
INDEX TO FINANCIAL STATEMENTS .........................  46

                             LIFE INVESTMENT FUNDING
                                ENTERPRISES, INC.

                           3,500,000 shares of Class B
                          Convertible Preferred Stock,
                                 $.001 par value

                          14, 500,000 shares of Common
                             Stock, $.001 par value

                       Prospectus dated ___________, 2003

     Until _________________, 2003, which is 90 days from the date of this Prospectus, all dealers that effect transactions in the securities described in this Prospectus, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

        The Registrant is a corporation organized and existing pursuant to the provisions of Chapter 78, Nevada Revised Statutes. The Bylaws of the Registrant contain the following provisions relating to indemnification of the Board of Directors and officers of the Registrant.

                          ARTICLE VIII. INDEMNIFICATION

        The following shall be the indemnification policy of the Corporation:

                (a) The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                (b) The Corporation shall have power to indemnify any person who was or is a party to any proceeding, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection (b) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection
                (a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                (d)     Any indemnification under subsection (a) or subsection
                (b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made by:

                        (i) The Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding;

                        (ii) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors at the time parties to the proceeding;

                        (iii)   By independent legal counsel:

                                (A)     Selected by the Board of Directors
                                prescribed in paragraph (i) or the committee described in paragraph (ii); or

                                (B) If a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which Directors who are parties may participate); or

                        (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                (e) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by sub- paragraph
                (d)(iii)(A) shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

                (f) The indemnification and advancement of such expenses provided pursuant to the foregoing are not exclusive and the Corporation shall have the power to make any other or further indemnification or advancement of expenses on behalf of the persons herein described, in the manner and consistent with the provisions of Nevada Revised States Chapter 78.

                (g) Indemnification and advancement of expenses as provided in this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                (h) For purposes of this Article, the term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, the term "other enterprises" includes employee benefit plans; the term "expenses" includes counsel fees, including those for appeal; the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; the term "agent" includes a volunteer; and the term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and the term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

                (i) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                (j) If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Item 25.    Other Expenses of Issuance and Distribution.

                                                          Amount
                                                      -------------
        Filing Fees                                   $   16,387.50
        Legal Fees                                                 *
        Accounting Fees                                            *
        Printing Fees and Costs                                    *
        Blue Sky Filing Fees                                       *
        Issuer-Dealer Filing Fees (Florida)                        *
                                                      -------------
        TOTAL:                                        $   16,387.50

*       By amendment.

Item 26.    Recent Sales of Unregistered Securities.

        During the period April 10, 2002 through December 4, 2002, the Registrant privately offered and sold 69,100 shares of its Class A Preferred Stock, $.001 par value (the "Class A Shares"). Such Class A Shares were sold to the persons and in the amounts indicated below:

                                                     Number of
                                                       Shares         Total
Shareholder Name and Address                         Purchased      Investment         Date Subscribed
----------------------------                         ---------      ----------         ---------------
J. Patrick Bryan                                        3,000      $     30,000       September 24, 2002
822 Bay Shore
Longboat Key, Florida 34228

William L. Byers                                        3,000            30,000       May 23, 2002
Bernadette J. Byers
7434 Albert Tillinghast Drive
Sarasota, Florida 34243

Lowell Cessna                                           3,000            30,000       August 5, 2002
711 South Baird Street
Midland, Texas   79701

Robert K. Coyne Revocable Trust                         8,000            80,000       February 1, 2002
1605 Main Street, Suite 1109
Sarasota, Florida 34236

Kathleen M. Frazier                                     3,000            30,000       April 30, 2002
Post Office Box 4291
Akron, Ohio   44321

Robert C. Frazier                                       5,000            50,000       May 7, 2002
2950 North Beach Road - A324
Englewood, Florida 34223

Robert C. Frazier, Jr.                                  4,000            40,000       May 14, 2002
5465 Blue Ridge Drive
Yorba Linda, California 92887

Ann Gibson & Anderson Harris Joint Trust                3,000            30,000       July 11, 2002
Post Office Box 743996
Dallas, Texas 75374

                                                     Number of
                                                       Shares         Total
Shareholder Name and Address                         Purchased      Investment         Date Subscribed
----------------------------                         ---------     -----------         ---------------
INSCAP, LLC                                             9,100      $    91,000        September 10, 2002
14425 North 7th Street, Suite 101
Phoenix, Arizona   85022

Stephen R. Jonsson                                      6,000            60,000       August 5, 2002
3904 Pinar Drive
Bradenton, Florida 34210

David Lindborn/Patrick Lindborn                         3,000            30,000       April 30, 2002
6814 Thimblewood Trail
Bradenton, Florida 34202

Sam and Linda Thurow                                    3,000            30,000       December 4, 2002
8219 Wagner Creek Road
Talent, Oregon   97540

Ronnie L. Wright                                        5,000            50,000       November 4, 2002
5005 Georgi, #156
Houston, Texas   77092

C. Douglas York                                         3,000            30,000       April 30, 2002
1605 Main Street, Suite 1109
Sarasota, Florida 34236

C. Douglas York Revocable Trust                         8,000            80,000       February 1, 2002
1605 Main Street, Suite 1109
Sarasota, Florida   34236
                                                       ------      ------------

                                                       69,100      $    691,000

The cash consideration paid for such Class A Shares was $10 per share for an aggregate cash consideration or subscription obligation of $691,000.

        The Registrant has acquired of all of the outstanding voting common stock of Viatical Capital, Inc. and Premier Investment Capital, Inc. for a consideration constituted by 60,000 shares of Common Stock and 697,300 shares of Class B Convertible Preferred Stock which were issued to the Robert K. Coyne Revocable Trust and the C. Douglas York Revocable Trust. This occurred at a time contemporaneous with the formation of the Registrant in February 2002. The trusts are family trusts which have been established by Robert K. Coyne and C. Douglas York who acted as promoters of the Registrant and during the time of its inception served as the initial Board of Directors and executive officers of the Registrant.

        In the sale and issuance of such securities, the Registrant relied upon section 4(2) of the Securities Act of 1933, as amended, as being transactions not involving any public offering, as well as Regulation D promulgated under such Act and specifically Rule 506 of Regulation D. In such sale and issuance, the Registrant did not employ any acts of general solicitation nor did it use any advertising. Messrs. Bryan, Byers and Jonsson presently serve as members of the Board of Directors of the Registrant. Messrs. Coyne and York acted as promoters of the Company and previously served as directors and officers of the Registrant at the time of its inception.

Item 27.    Exhibits.

        Included with this Registration Statement and any Amendments thereto are the following designated Exhibits, which is pursuant to Item 601 of Regulation S-B:

                                                                                Page
                                                                                ----
(2)(i)          Form of Asset Purchase Agreement                                  *

(2)(ii)         Agreement Providing for Capitalization - with Addendum            *

(3)(i)          Articles of Incorporation                                         *

(3)(ii)         Bylaws                                                            *

(5)             Opinion re Legality                                               *

(8)             Opinion re: Tax Matters                                           *

(10)(i)         Agreement between Registrant and Resource Funding Group, Inc.     *

(10)(ii)        Director Compensation Agreement                                   *

(10)(iii)       Employment Agreement between the Registrant and J. Patrick        *
                 Bryan with Addendum

(23)(i)         Current consent of Independent Certified Public Accountants,
                 Bobbitt, Pittenger & Company, P.A.

(23)(ii)        Current consent of Counsel, William T. Kirtley, P.A.

*       To be filed by Amendment..

Item 28.    Undertakings.

        The Registrant hereby provides the undertakings set forth below which have been integrated in the same manner as utilized in Item 512 of Securities and Exchange Commission Regulation S-B.

        (a)     The Registrant undertakes to:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

        (2) For purposes of determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) The Registrant undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (b) As of the time of the filing of this amended registration statement, the Registrant is a small business issuer that has no duty to file reports with the Commission under section 13(a) or 15(d) of the Exchange Act.

        (c) With respect to the indemnification provisions of the Bylaws of the Registrant permitting under certain circumstances the indemnification of officers and directors of the Registrant and, in the event that the Registrant requests acceleration of the effective date of this Registration Statement pursuant to Rule 461 under the Securities Act of 1933, as amended, the Registrant undertakes the following:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on February 5, 2003.

                                       LIFE INVESTMENT FUNDING ENTERPRISES, INC.


                                      By /s/ J. Patrick Bryan
                                        ----------------------------------------
                                        J. Patrick Bryan, Chairman, President
                                          and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates stated:

          Signature                           Title                   Date
          ---------                           -----                   ----


   /s/ J. Patrick Bryan               Director                February 5, 2003
--------------------------------
J. Patrick Bryan


   /s/ Richard W. Champlin            Director, Secretary,    February 5, 2003
--------------------------------      Treasurer and Chief
Richard W. Champlin                   Financial Officer


  /s/ William L. Byers                Director                February 5, 2003
--------------------------------
William L. Byers


  /s/ Robert E. Windom, M.D.          Director                February 5, 2003
--------------------------------
Robert E. Windom, M.D.


  /s/ Stephen R. Jonsson              Director                February 5, 2003
--------------------------------
Stephen R. Jonsson